--------------------------------------------------------------------------------


                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of January 25, 2002

                                 $500,662,812.49

                       Mortgage Pass-Through Certificates
                                  Series 2002-2


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations and Warranties of the Master Servicer
               and the Seller ..............................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day and
               Latest Possible Maturity Date................................
Section 2.06  Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trustee.......................
Section 3.04  Trustee to Cooperate;
               Release of Owner Mortgage Loan Files.........................
Section 3.05  Reports to the Trustee; Annual Compliance Statements..........
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan....
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions..........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
               Report to the Trustee, MBIA and the Seller...................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Reserve Fund..................................................
Section 4.07  Distributions in Reduction of the Class I-A-4 Certificates....
Section 4.08  Policy Matters................................................
Section 4.09  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................
Section 4.10  Determination of LIBOR........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master Servicer..
Section 6.03  Limitation on Liability of the Seller, the Master Servicer
               and Others ..................................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer......


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default....................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default....................
Section 7.05  Trustee to Act; Appointment of Successor......................
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Required to Make Investigation....................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05  Trustee May Own Certificates..................................
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Appointment of Custodians.....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions.................
Section 8.15  Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans..................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................
Section 10.02 Recordation of Agreement......................................
Section 10.03 Limitation on Rights of Certificateholders....................
Section 10.04 Governing Law; Jurisdiction...................................
Section 10.05 Notices.......................................................
Section 10.06 Severability of Provisions....................................
Section 10.07 Special Notices to Rating Agencies............................
Section 10.08 Covenant of Seller............................................
Section 10.09 Recharacterization............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Cut-Off Date..................................................
Section 11.02 Cut-Off Date Aggregate Principal Balance......................
Section 11.03 Original Group I-A Percentage.................................
Section 11.04 Original Group II-A Percentage................................
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates ................................................
Section 11.05(a) Original Class I-A-3 Notional Amount ......................
Section 11.05(b) Original Class I-A-11 Notional Amount .....................
Section 11.06 Original Aggregate Non-PO Principal Balance...................
Section 11.07 Original Aggregate Percentages................................
Section 11.07(a) Original Aggregate Subordinate Percentage .................
Section 11.07(b) Original Aggregate Class A Percentage .....................
Section 11.08 Original Class B Principal Balance............................
Section 11.09 Original Group I Subordinated Principal Balance...............
Section 11.10 Original Group II Subordinated Principal Balance..............
Section 11.11 Original Principal Balances of the Classes of Class B
               Certificates ................................................
Section 11.12 Original Class B-1 Fractional Interest........................
Section 11.13 Original Class B-2 Fractional Interest........................
Section 11.14 Original Class B-3 Fractional Interest........................
Section 11.15 Original Class B-4 Fractional Interest........................
Section 11.16 Original Class B-5 Fractional Interest........................
Section 11.17 Closing Date..................................................
Section 11.18 Right to Purchase.............................................
Section 11.19 Wire Transfer Eligibility.....................................
Section 11.20 Single Certificate............................................
Section 11.21 Servicing Fee Rate............................................
Section 11.22 Master Servicing Fee Rate.....................................
Section 11.23 MBIA Contact Person...........................................

                                    EXHIBITS

EXHIBIT A-I-A-1         -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2         -     Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3         -     Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4         -     Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-5         -     Form of Face of Class I-A-5 Certificate
EXHIBIT A-I-A-6         -     Form of Face of Class I-A-6 Certificate
EXHIBIT A-I-A-7         -     Form of Face of Class I-A-7 Certificate
EXHIBIT A-I-A-8         -     Form of Face of Class I-A-8 Certificate
EXHIBIT A-I-A-9         -     Form of Face of Class I-A-9 Certificate
EXHIBIT A-I-A-10        -     Form of Face of Class I-A-10 Certificate
EXHIBIT A-I-A-11        -     Form of Face of Class I-A-11 Certificate
EXHIBIT A-I-A-12        -     Form of Face of Class I-A-12 Certificate
EXHIBIT A-A-PO          -     Form of Face of Class A-PO Certificate
EXHIBIT A-I-A-R         -     Form of Face of Class I-A-R Certificate
EXHIBIT A-I-A-LR        -     Form of Face of Class I-A-LR Certificate
EXHIBIT A-II-A-1        -     Form of Face of Class II-A-1 Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2002-2 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1A            -     Schedule of Type 1 Mortgage Loans in Loan Group I
EXHIBIT F-1B            -     Schedule of Type 1 Mortgage Loans in Loan Group II
EXHIBIT F-2             -     Schedule of Type 2 Mortgage Loans in Loan Group I
EXHIBIT F-3A            -     Schedule of Other Servicer Mortgage Loans in
                               Group I
EXHIBIT F-3B            -     Schedule of Other Servicer Mortgage Loans in
                               Group II
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                               Internal
                              Revenue Code of 1986, as amended, and for
                               Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                               Certificates)
EXHIBIT K               -     Reserved
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
EXHIBIT N               -     Form of Policy
SCHEDULE I              -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of January 25, 2002 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 DEFINITIONS.
                         ------------

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class I-A-6 and Class I-A-7 Certificates have been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class I-A-8 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date and the Accrual Certificates, an amount equal to the sum of (i) the Group I-A Interest Percentage of such Class of Accrual Certificates of the Current Group I-A Interest Distribution Amount and (ii) the Group I-A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph second Clause (A) of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

            Aggregate Class A Percentage: As to any Distribution Date, the percentage obtained by dividing (i) the sum of the Group I-A Non-PO Principal Balance and the Group II-A Non-PO Principal Balance by (ii) the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Group I-A Non-PO Principal Balance, the Group II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class A-PO Deferred Amounts as provided in Paragraph fourth of Section 4.01(a)(i) and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date.

            Apportionment Fraction: As to any Class of Class B Certificates and any Distribution Date occurring prior to the Subordination Depletion Date and
(i) on or after the Distribution Date on which the Principal Balances of the Group I-A Certificates have been reduced to zero, a fraction, the numerator of which is the applicable Class B Loan Group I Optimal Principal Amount and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) on or after the Distribution Date on which the Principal Balances of the Group II-A Certificates have been reduced to zero, a fraction, the numerator of which is the applicable Class B Loan Group II Optimal Principal Amount and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates, Class I-A-6 Certificates, Class I-A-7 Certificates, Class I-A-8 Certificates, Class I-A-9 Certificates, Class I-A-10 Certificates, Class I-A-11 Certificates, Class I-A-12 Certificates, Class II-A-1 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Component: Each of the Class I-A-PO Component or Class II-A-PO Component.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date and any Class A-PO Component, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amount for the related Group for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates with respect to such Class A-PO Component on such prior Distribution Dates pursuant to Paragraph third Clause (A) or Clause (B), as applicable, of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan in the related Loan Group which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan and (B) the sum of (x) the sum of such Class A-PO Component's PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates with respect to such Class A-PO Component on prior Distribution Dates pursuant to Paragraph fourth Clause (A) or Clause (B), as applicable, of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount for each Class A-PO Component will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

            Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

            Class I-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

            Class I-A-3 Certificateholder: The registered holder of a Class I-A-3 Certificate.

            Class I-A-3 Notional Amount: As to any Distribution Date, an amount equal to the product of 3.6923076923% of the Principal Balance of the Class I-A-4 Certificates.

            Class I-A-3 Interest Accrual Amount: As to any Distribution Date,
(i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class I-A-3 Certificates and (B) the Class I-A-3 Notional Amount as of such Distribution Date minus (ii) the sum of the (A) the Group I-A Interest Percentage of the Class I-A-3 Certificates of the interest portion of any Realized Losses allocated to the Group I-A Certificates and the Premium Payment on or after the Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Class A Interest Percentage of the Class I-A-3 Certificates of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date.

            Class I-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

            Class I-A-4 Certificateholder: The registered holder of a Class I-A-4 Certificate.

            Class I-A-4 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount for the Class I-A-4 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class I-A-4 Certificates that are covered by the Reserve Fund and net of any Relief Act Shortfalls allocated to the Class I-A-4 Certificates over (ii) the amount of the Group I Pool Distribution Amount available to be distributed in respect of the Class I-A-4 Certificates on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) plus any amounts available to be distributed in respect of the Class I-A-4 Certificates on such Distribution Date pursuant to Section 4.01(b)(iii).

            Class I-A-4 Principal Loss Amount: As to any Distribution Date, without duplication, any amount allocated to the Class I-A-4 Certificates which reduces the Principal Balance of the Class I-A-4 Certificates after the Subordination Depletion Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class I-A-4 Certificates.

            Class I-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-5 and Exhibit C hereto.

            Class I-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

            Class I-A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-6 and Exhibit C hereto.

            Class I-A-6 Certificateholder: The registered holder of a Class I-A-6 Certificate.

            Class I-A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-7 and Exhibit C hereto.

            Class I-A-7 Certificateholder: The registered holder of a Class I-A-7 Certificate.

            Class I-A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-8 and Exhibit C hereto.

            Class I-A-8 Certificateholder: The registered holder of a Class I-A-8 Certificate.

            Class I-A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-9 and Exhibit C hereto.

            Class I-A-9 Certificateholder: The registered holder of a Class I-A-9 Certificate.

            Class I-A-9 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class I-A-9 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class I-A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-10 and Exhibit C hereto.

            Class I-A-10 Certificateholder: The registered holder of a Class I-A-10 Certificate.

            Class I-A-10 Pass-Through Rate: With respect to the Distribution Date occurring in February 2002, 2.300% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.550% plus LIBOR subject to a minimum rate of 0.550% and a maximum rate of 8.500%.

            Class I-A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-11 and Exhibit C hereto.

            Class I-A-11 Certificateholder: The registered holder of a Class I-A-11 Certificate.

            Class I-A-11 Interest Accrual Amount: As to any Distribution Date,
(i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class I-A-11 Certificates and (B) the Class I-A-11 Notional Amount as of such Distribution Date minus (ii) the sum of (A) the Group I-A Interest Percentage of the Class I-A-11 Certificates of the interest portion of any Realized Losses allocated to the Group I-A Certificates and the Premium Payment on or after the Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Class A Interest Percentage of the Class I-A-11 Certificates of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date.

            Class I-A-11 Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class I-A-10 Certificates.

            Class I-A-11 Pass-Through Rate: With respect to the Distribution Date occurring in February 2002, 6.200% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 7.950% minus LIBOR subject to a minimum rate of 0.000% and a maximum rate of 7.950%.

            Class I-A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-12 and Exhibit C hereto.

            Class I-A-12 Certificateholder: The registered holder of a Class I-A-12 Certificate.

            Class I-A-12 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class I-A-12 Certificates with respect to such Determination Date prior to any reduction for the Class I-A-12 Loss Allocation Amount and (b) the Class I-A-9 Loss Amount.

            Class I-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-L10 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-A-LR and Exhibit C hereto.

            Class I-A-LR Certificateholder: The registered holder of the Class I-A-LR Certificate.

            Class I-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Class I-A-PO Recovery for such Distribution Date.

            Class I-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class I-A-PO Component for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class I-A-R Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of a Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Class II-A-PO Recovery for such Distribution Date.

            Class II-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class II-A-PO Component for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount, (b) the Group II-A Interest Accrual Amount and (c) the Premium Payment (determined, in each case, without regard to clause (ii) of the definition of each Interest Accrual Amount or the Premium Payment, as applicable).

            Class A Pass-Through Rate: As to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-12, Class I-A-R, Class I-A-LR, Class II-A-1 Certificates, 6.500% per annum. As to the Class I-A-4 Certificates, 6.200% per annum. As to the Class I-A-5 Certificates, 6.000% per annum. As to the Class I-A-10 Certificates, the Class I-A-10 Pass-Through Rate. As to the Class I-A-11 Certificates, the Class I-A-11 Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount or Class B Loan Group II Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to any Distribution Date, 6.500% per annum.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-1 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-1 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-1 Prepayment Percentage or Group II Class B-1 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates
(A) pursuant to Paragraph third of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-2 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-2 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-2 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates
(A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-3 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-3 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-3 Prepayment Percentage or Group II Class B-3 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates
(A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh, and twelfth of Section 4.01(a)(ii).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-4 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-4 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-4 Prepayment Percentage, Group II Class B-4 Prepayment Percentage or Group II Class B-4 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates
(A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a)(ii).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-5 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-5 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending prior to the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending prior to the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-5 Prepayment Percentage or Group II Class B-5 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates
(A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-6 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-6 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-6 Prepayment Percentage or Group II Class B-6 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.17.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class, Classes or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes or Components as follows:

      Uncertificated Lower-Tier       Corresponding Upper-Tier Class, Classes
      Interest                        or Components

      Class I-A-L1 Interest           Class I-A-1 Certificates, Class I-A-2
                                      Certificates, Class I-A-6 Certificates,
                                      Class I-A-7 Certificates, Class I-A-8
                                      Certificates, Class I-A-9 Certificates,
                                      Class I-A-12 Certificates and Class II-A-1
                                      Certificates

      Class I-A-L3 Interest           Class I-A-3 Certificates and Class I-A-4
                                      Certificates

      Class I-A-L5 Interest           Class I-A-5 Certificates

      Class I-A-L10 Interest          Class I-A-10 Certificates and Class I-A-11
                                      Certificates

      Class A-LPO Interest            Class I-A-PO Component and Class II-A-PO
                                      Component

      Class I-A-LUR Interest          Class I-A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates and the Premium Payment pursuant to Paragraph first Clause (A) of
Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Group I or Group II Mortgage Loan which was the subject of a
Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class I-A-4 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trustee has received through the Clearing Agency evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

            Deficiency Amount: With respect to the Class I-A-4 Certificates on each Distribution Date, the sum of (i) the Class I-A-4 Interest Loss Amount for such Distribution Date and (ii) the Class I-A-4 Principal Loss Amount for such Distribution Date.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class I-A-3 and Class I-A-11 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class I-A-3 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class I-A-3 Notional Amount. As to the Class I-A-11 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class I-A-11 Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I or Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-4 Certificates, without giving effect to the guaranty provided by MBIA) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-4 Certificates, without giving effect to the guaranty provided by MBIA)by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-4 Certificates, without giving effect to the guaranty provided by MBIA) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-4 Certificates, without giving effect to the guaranty provided by MBIA) by either Rating Agency;

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (determined in the case of the Class I-A-4 Certificates, without giving effect to the guaranty provided by MBIA) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates and Class B Certificates is February 25, 2032, which corresponds to the "latest possible maturity date" for purposes of
Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of the rates described in clauses (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group: The Group I or Group II.

            Group Subordinate Amount: Either of the Group I Subordinate Amount or the Group II Subordinate Amount.

            Group I: The Group I-A Certificates and Class I-A-PO Component.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Aggregate Non-PO Principal Balance: The sum of the Group I-A Non-PO Principal Balance and the Group I Subordinate Amount.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount (determined without regard to clause (ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the sum of (i) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (ii) the Premium Payment (determined without regard to clause (ii) of the definition thereof).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A, F-2 and F-3A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates, Class I-A-PO Component and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Liquidation Profits in respect of Group I Mortgage Loans;

            (k)   Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Percentage.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the applicable Group I-A Prepayment Percentage.

            Group II: The Group II-A Certificates and Class II-A-PO Component.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B and F-3B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates, Class II-A-PO Component and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
      (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group II Mortgage Loans;

            (k) Month End Interest in respect of Group II Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-R or Class I-A-LR Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-3, Class I-A-8 and Class I-A-11 Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to the provisos in Paragraphs first Clause (A) and second Clause (A) of Section 4.01(a)(i) and Paragraph third Clause (A)(1) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of Section 4.01(a)(i). As to the Class I-A-3 and Class I-A-11 Certificates, the amount distributable to each such Class pursuant to Paragraphs first Clause (A) and second Clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class I-A-PO Component pursuant to Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i), including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to sum of (i) the Principal Balances of the Group I-A Certificates (other than the Accrual Certificates), (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Group I-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third Clause (A)(1) of Section 4.01(a)(i).

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Component.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, with respect to such Distribution Date of the Accrual Certificates and (ii) the Group I-A Non-PO Principal Amount with respect to such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in January 2007, 100%. As to any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2008 to and including the Distribution Date in January 2009, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2009 to and including the Distribution Date in January 2010, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2010 to and including the Distribution Date in January 2011, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2011, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Aggregate Class A Percentage as of any Distribution Date is greater than the Original Aggregate Class A Percentage, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group II-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after February 2011. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates and the Class I-A-PO Component.

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A-1 Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first Clause (B), second Clause
(B) and third Clause (B)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class II-A-PO Component pursuant to Paragraphs third Clause (B)(2) and fourth Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Component.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third Clause (B)(1) of Section 4.01(a)(i).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in January 2007, 100%. As to any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2008 to and including the Distribution Date in January 2009, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2009 to and including the Distribution Date in January 2010, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2010 to and including the Distribution Date in January 2011, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2011, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Aggregate Class A Percentage as of any Distribution Date is greater than the Original Aggregate Class A Percentage, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008
(2) 35% of the Class B Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (4) 45% of the Class B Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after February 2011. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates and the Class II-A-PO Component.

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group A Non-PO Principal Balance: Any of the Group I-A Non-PO Principal Balance and Group II-A Non-PO Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Individual Class I-A-4 Certificate: A Class I-A-4 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Insured Payment: The sum of (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-3, Class I-A-11 and Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the sum of (A) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of the interest portion of any Realized Losses allocated to the Group I-A Certificates and the Premium Payment or to the Group II-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Class A Interest Percentage of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date. As to any Distribution Date and the Class I-A-3 Certificates, the Class I-A-3 Interest Accrual Amount. As to any Distribution Date and the Class I-A-11 Certificates, the Class I-A-11 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class B Certificates with respect to such Distribution Date with respect to such Distribution Date.

            JPMorgan: J.P. Morgan Securities Inc., or its successor in interest.

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.10.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class I-A-10 and Class I-A-11 Certificates.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Living Holder: Beneficial Holder of a Class I-A-4 Certificate other than a Deceased Holder.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Any of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(iii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.22.

            MBIA: MBIA Insurance Corporation, a New York-domiciled stock insurance company, or any successor thereto.

            MBIA Contact Person: The officer designated by the Master Servicer to provide information to MBIA pursuant to Section 4.08(g). The initial MBIA Contact Person is appointed in Section 11.23.

            MBIA Default: The existence and continuance of any of the following:

            (a) MBIA fails to make a payment required under the Policy in accordance with its terms;

            (b) MBIA (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for MBIA or for all or any material portion of its property or
(2) authorizing the taking of possession by a custodian, trustee, agent or receiver of MBIA (or the taking of possession of all or any material portion of the property of MBIA).

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement or with respect to the Cendant Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month End Interest: As defined in each Servicing Agreement.

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of January 25, 2002 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield Rate, if applicable; and

            (xvi) for each Other Servicer Mortgage Loan, the name of the
                  Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

            Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgages Loans or Group II Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates, the Premium Payment and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            Notice of Nonpayment: The notice to be delivered by the Trustee to MBIA with respect to any date as to which a claim for an Insured Payment shall be made, which shall be in the form attached to the Policy.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or seventh sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Class A Percentage: The Aggregate Class A Percentage as of the Cut-Off Date as set forth in Section 11.07(b).

            Original Aggregate Non-PO Principal Balance: The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.06.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.07(a).

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.09.

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.12.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.13.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.14.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.15.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.16.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class I-A-3 Notional Amount: The Original Class I-A-3 Notional Amount, as set forth in Section 11.05(a).

            Original Class I-A-11 Notional Amount: The Original Class I-A-11 Notional Amount, as set forth in Section 11.05(b).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.11.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-3A hereto and any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than the Class I-A-3, Class I-A-4 and Class I-A-11 Certificates) of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to the Class I-A-3 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Class I-A-3 Notional Amount. With respect to the Class I-A-4 Certificates, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of such Class of Class A Certificates. With respect to the Class I-A-11 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Class I-A-11 Notional Amount. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            PO Recoveries: Either of the Class I-A-PO Recoveries or the Class II-A-PO Recoveries.

            Policy: The irrevocable MBIA Insurance Policy No. 37302, including any endorsements thereto, issued by MBIA with respect to the Class I-A-4 Certificates, in the form attached hereto as Exhibit N.

            Policy Payment Account: The account maintained pursuant to Section 4.08(b).

            Pool Balance (Non-PO Portion): Any of the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion).

            Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

            Preference Amount: Any amount previously distributed to a Class I-A-4 Certificateholder on the Class I-A-4 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            Premium Apportionment Percentage: As to any Distribution Date, the percentage calculated by dividing (a) the Premium Payment (determined without regard to clause (ii) of the definition thereof) by (b) the sum of (i) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (ii) the Premium Payment (determined without regard to clause (ii) of the definition thereof).

            Premium Group Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Principal Balance of the Class I-A-4 Certificates as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Premium Group Percentage of the interest portion of any Realized Losses allocated to the Group I-A Certificates and the Premium Payment on or after the Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Premium Percentage of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Group I-A Certificates and the Premium Payment with respect to such Distribution Date.

            Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount, (b) the Group II-A Interest Accrual Amount and (c) the Premium Payment (determined, in each case, without regard to clause (ii) of the definition of each Interest Accrual Amount or the Premium Payment, as applicable).

            Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to MBIA on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

            Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to MBIA on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates of a Group (other than the Class I-A-3 and Class I-A-11 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third Clauses (A)(1) and (B)(1) of Section 4.01(a)(i), as applicable, and from the Rounding Account, (ii) pursuant to Clause (iii) of Section 4.01(b), (iii) as a result of a Principal Adjustment and
(iv), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates. After the Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class I-A-9 Certificates will be decreased by the Class I-A-12 Loss Allocation Amount. After the Subordination Depletion Date, the Principal Balance for the Class I-A-12 Certificates will additionally be reduced by the Class I-A-12 Loss Allocation Amount.

            The Class I-A-3 and Class I-A-11 Certificates are interest only Certificates and have no Principal Balance.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class I-A-PO and Class II-A-PO Components, the Original Principal Balance of such Component less the sum of all amounts previously distributed in respect of the Class A-PO Certificates with respect to such Class A-PO Component on prior Distribution Dates pursuant to Paragraphs third Clauses (A)(2) and (B)(2), as applicable, and fourth Clause (A) and (B), as applicable, of Section 4.01(a)(i). After the Subordination Depletion Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            The Principal Balance of the Class A-PO Certificates will equal the sum of the Principal Balances of the Class A-PO Components.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of the Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third Clauses (A)(1) or (B)(1) of
Section 4.01(a)(i), Paragraph third Clauses (A)(2) or (B)(2) of Section 4.01(a)(i), or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class I-A-9 and Class I-A-12 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the sum of the Group I Scheduled Principal Amount and the Group I Unscheduled Principal Amount.

            Priority Percentage: The sum of the Principal Balances of the Class I-A-9 and Class I-A-12 Certificates divided by the Group I Aggregate Non-PO Principal Balance.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated December 17, 2001 as supplemented by the prospectus supplement dated January 22, 2002, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) are S&P and Moody's. The Rating Agency for the Class I-A-R, Class I-A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1 in the case of S&P, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of S&P and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Trustee shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The Chase Manhattan Bank or National Westminster Bank Plc. If any of these banks are not available, the Trustee shall in its discretion select another Reference Bank.

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Any Relief Act Shortfall will be allocated to (a) the Group I-A Certificates, the Premium Payment and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate. The Reserve Fund, the Policy and the Policy Payment Account are not part of either REMIC.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Reserve Fund: The separate non-interest bearing trust account established with the Trustee and maintained by the Trustee pursuant to Section
4.06 for the benefit of the Class I-A-4 Certificateholders and MBIA. The Reserve Fund shall be an Eligible Account.

            Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class I-A-4 Certificates and the Premium Payment.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rounding Account: The special account established with the Trustee and maintained by the Trustee pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard and Poor's, a division of The McGraw Hill Companies, Inc., or its successor in interest.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, First Nationwide Mortgage Corporation, The Huntington Mortgage Company, Hibernia National Bank and HomeSide Lending, Inc., as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.21.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                                        Shift
------------------------------                                     Percentage
                                                                   ----------

February 2002 through January 2007............................           0%
February 2007 through January 2008.............................         30%
February 2008 through January 2009.............................         40%
February 2009 through January 2010.............................         60%
February 2010 through January 2011.............................         80%
February 2011 and thereafter...................................        100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.20.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Surety Bond: The Surety Bond, as defined in the Cendant Servicing Agreement.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, all of the Seller's right, title and interest in the Reserve Fund, the Rounding Account, the Policy Payment Account and the rights of the Trustee under the Policy.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto and any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class I-A-L1 Interest, the Class I-A-L3 Interest, the Class I-A-L5 Interest, the Class I-A-L10 Interest, the Class A-LPO Interest, the Class I-A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class I-A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class I-A-3 and Class I-A-11 Certificates will be each entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            For so long as no MBIA Default has occurred and is continuing, MBIA shall be entitled to exercise on behalf of the Holders of the Class I-A-4 Certificates the Voting Interest of such Class unless MBIA has consented in writing to the exercise of such Voting Interests by such Holders.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.
                         ----------------

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, MBIA, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.
                         -----------------------------------------

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.
                         ----------------------

            (a) Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and MBIA any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

            (b) For so long as no MBIA Default has occurred and is continuing, MBIA shall be a third party beneficiary to this Agreement to the extent of its rights hereunder and the rights of the Holders of the Class I-A-4 Certificates.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES


            SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.
                         -----------------------------

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY TRUSTEE.
                         ----------------------

            The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER
                         AND THE SELLER.
                         -----------------------------------------------------

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii)Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii)Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii)To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii)Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv)With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi)If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.
                         ---------------------------------------

            The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trustee acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY
                         AND LATEST POSSIBLE MATURITY DATE.
                         -------------------------------------------------------

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class I-A-L1 Interest, Class I-A-L3 Interest, Class I-A-L5 Interest, Class I-A-L10 Interest, Class A-LPO Interest, Class I-A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class I-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is February 25, 2032 for purposes of Code Section 860G(a)(1).

            SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.
                         ----------------------------------------

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 CERTIFICATE ACCOUNT.
                         --------------------

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer, MBIA and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received pursuant to the Surety Bond and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.
                         ---------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUSTEE.
                         ----------------------------------------

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN
                         FILES.
                         ----------------------------------------------------

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.
                         -----------------------------------------------------

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE
                         LOAN.
                         -----------------------------------------------------

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF
                         STANDARD PROVISIONS.
                         ---------------------------------------------------

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.
                         -----------------------

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class I-A-4 Certificates, giving effect to the guaranty provided by MBIA) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.
                         -----------------------------------------------------

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, MBIA and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.
                         ----------------------------------------

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.
                         ------------

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.
                         --------------

            (a) On each Distribution Date, the Group I Pool Distribution Amount and the Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and the Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates and MBIA, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Group I-A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b); or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates and MBIA, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, respectively, in an aggregate amount up to the sum of the Aggregate Group I-A Unpaid Interest Shortfall and the Premium Unpaid Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates, in each case in accordance with Section 4.01(b); or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

            third, (A) concurrently, to the Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component) and the Class I-A-PO Component, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class I-A-PO Optimal Principal Amount; or (B) concurrently, to the Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component) and the Class II-A-PO Component, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Component in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class A-PO Deferred Amount for such Component from amounts otherwise distributable (without regard to this Clause
(i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause
(ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; or (B) to the Class A-PO Certificates with respect to the Class II-A-PO Component in an amount up to the Class A-PO Deferred Amount for such Component from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class A-PO Deferred Amounts to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class A-PO Deferred Amounts for such Components; and

            (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, subject to Section 4.01(b)(iii), as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in Clause (i) Paragraph fourth above;

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in Clause (i) Paragraph fourth above;

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in Clause (i) Paragraph fourth above;

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in Clause (i) Paragraph fourth above;

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in Clause (i) Paragraph fourth above; and

            nineteenth, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class I-A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class I-A-R and Class I-A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls). In addition, MBIA will not be entitled to its Premium Payments and Premium Unpaid Shortfalls after the Principal Balance of the Class I-A-4 Certificates has been reduced to zero.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (iii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes or Components, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates, added to their Principal Balance) thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class I-A-L1 Interest and Class I-A-LUR Interest shall be 6.500% per annum. The pass-through rate with respect to the Class I-A-L3 Interest shall be 6.440% per annum. The pass-through rate with respect to the Class I-A-L10 Interest shall be 8.500% per annum. The pass-through rate with respect to the Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be equal to the Class B Pass-Through Rate. The Class A-PLO Interest are principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls and Relief Act Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.
(b) (i) Group I-A Certificates

            The Class I-A-3 and Class I-A-11 Certificates are interest only Certificates and are not entitled to distributions in respect of principal.

            I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-8 Certificates, the Accrual Distribution Amount will be distributed sequentially to the Class I-A-6, Class I-A-7 and Class I-A-8 Certificates.

            II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

            first, concurrently, to the Class I-A-R and Class I-A-LR Certificates, pro rata;

            second, concurrently, to the Class I-A-9 and Class I-A-12 Certificates, pro rata, up to the Priority Amount for such Distribution Date;

            third, concurrently, as follows:

                  (i) 50.0000000000%, sequentially, as follows:

                        (a) for each Distribution Date on or after February
                  2005, to the Class I-A-4 Certificates, up to $20,000 for such Distribution Date; and

                        (b) sequentially, to the Class I-A-1, Class I-A-2 and
                  Class I-A-4 Certificates; and

                  (ii) 50.0000000000%, sequentially, as follows:

                        (a) concurrently, to the Class I-A-5 and Class I-A-10
                  Certificates, pro rata; and

                        (b) sequentially, to the Class I-A-6, Class I-A-7 and
                  Class I-A-8 Certificates; and

            fourth, concurrently, to the Class I-A-9 and Class I-A-12 Certificates, pro rata.

                  (ii) Group II-A Certificates

            On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be distributed to the Class II-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

            (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates or the Principal Balances of the Group II-A Certificates have been reduced to zero and on which
(a) the Aggregate Subordinate Percentage for such Distribution Date is less than 3.00% or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the preceding six months as a percentage of the Class B Principal Balance is greater than or equal to 100%, the remaining Group of Class A Certificates (other than the Class A-PO Certificates) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates of the Undercollateralized Group and, with respect to Group I, MBIA will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls or any Premium Shortfall therefor (including any Group I Interest Shortfall Amount, Premium Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class A-PO Certificates) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (less any amounts used to pay any Class A-PO Deferred Amounts).

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates, and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and
(ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class I-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group I-A Distribution Amount with respect to the Class I-A-LR Certificate and all other amounts distributable to the Class I-A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class I-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.19, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates (other than the Class I-A-4 Certificates) and the Class B Distribution Amount with respect to each Class of Class B Certificates and, in the case of the Class I-A-4 Certificates, as provided in Section 4.07.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-3, Class I-A-11, Class I-A-R or Class I-A-LR Certificate) or the Principal Balance of any Class of Class B Certificates would be reduce to zero, or in the case of the Class I-A-3 and Class I-A-11 Certificates, the Class I-A-3 Notional Amount and the Class I-A-11 Notional Amount, respectfully, would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder and MBIA in the case of the Class I-A-4 Certificates of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.
                         ------------------------------

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates and Class I-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively; and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates and Class II-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Component's Principal Balance.


            (b) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (c) After the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A and Group II-A Certificates, respectively, based upon their Group I-A and Group II-A Interest Percentages.

            (d) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (e) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (f) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03 PAYING AGENT.
                         -------------

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORT TO THE
                         TRUSTEE, MBIA AND THE SELLER.
                         -----------------------------------------------

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and MBIA a statement setting forth:

            (i) the amount of such distribution to Holders of each class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Principal Balance of each Class A-PO Component, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii)the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; for such Distribution Date;

            (xiii)the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages: and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; for such Distribution Date;

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii)the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xviii) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xix) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xx) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxii) in the case of the Class I-A-3 Certificates, the Class I-A-3 Notional Amount, if any;

            (xxiii) in the case of the Class I-A-11 Certificates, the Class I-A-11 Notional Amount, if any;

            (xxiv) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

            (xxv) the Class A-PO Deferred Amounts, if any; and

            (xxvi) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

            (xxvii) in the case of the Class I-A-4 Certificates, (a) the Deficiency Amount, if any, for such Distribution Date and (b) amounts, if any in respect of the Deficiency Amount paid under the Policy;

            (xxviii) in the case of the Class I-A-4 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date, the Reserve Withdrawal, if any, for such Distribution Date and the amount of Reserve Withdrawal allocated to the Class I-A-4 Certificates;

            (xxix)in the case of the Class I-A-4 Certificates, the Rounding Amount, if any, for such Distribution Date and the amount applied to repay the Rounding Amount withdrawn for such Class on the prior Distribution Date; and

            (xxx) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

            and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R and Class I-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class I-A-R and Class I-A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer of the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trustee shall promptly forward a copy of such statement to MBIA. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.


            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.
                         -------------------------------------------------------

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 RESERVE FUND
                         ------------

            (a) A separate Reserve Fund shall be established on the Closing Date for the Class I-A-4 Certificates and the Premium Payment. The Reserve Fund shall be maintained by the Trustee in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $5,000.

            With respect to each Distribution Date, the applicable Reserve Withdrawal shall be withdrawn by the Trustee from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date between the Holders of the Class I-A-4 Certificates and MBIA, pro rata, based on the amount of Non-Supported Interest Shortfall allocated to the Class I-A-4 Certificates and the Premium Payment. Any amount distributed to the Class I-A-4 Certificates shall be for such Distribution Date allocated among such Certificates, pro rata, based upon Percentage Interest.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class I-A-4 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to JPMorgan at the address provided by it to the Trustee.

            (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Credit Suisse, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of either REMIC.

            SECTION 4.07 DISTRIBUTIONS IN REDUCTION OF THE CLASS I-A-4
                         CERTIFICATES.
                         ---------------------------------------------

            Distributions in reduction of the Principal Balance of the Class I-A-4 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

            (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class I-A-4 Certificates are made, such distributions will be made with respect to such Class in the following priority:

            (ii) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

            (iii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class I-A-4 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balance of Class I-A-4 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class I-A-4 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balance of the Class I-A-4 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class I-A-4 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trustee no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trustee after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class I-A-4 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class I-A-4 Certificate, all in accordance with the procedures of the Clearing Agency and the Trustee. Upon the transfer of beneficial ownership of any Class I-A-4 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the Principal Balance of the Class I-A-4 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class I-A-4 Certificates as a payment under the Policy of a Class I-A-4 Principal Loss Amount minus amounts to repay any funds withdrawn from the Rounding Account for such Class for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Principal Balance of the Class I-A-4 Certificates on any Distribution Date plus any amounts distributable to the Class I-A-4 Certificates as a payment under the Policy of a Class I-A-4 Principal Loss Amount (minus amounts to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account for such Class pursuant to Section 4.07(e)) exceeds the aggregate principal balance of Class I-A-4 Certificates with respect to which distribution requests, as set forth above, have been received, distributions in reduction of the Principal Balance of the Class I-A-4 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

            (b) A Class I-A-4 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class I-A-4 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class I-A-4 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class I-A-4 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class I-A-4 Certificates greater than the number of Individual Class I-A-4 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class I-A-4 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class I-A-4 Certificates will be deemed to be the death of the Beneficial Owner of such Class I-A-4 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class I-A-4 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balance of the Class I-A-4 Certificates payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

            (c) Requests for distributions in reduction of the principal balance of Class I-A-4 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class I-A-4 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trustee. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. The Trustee shall not be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trustee shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class I-A-4 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trustee shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trustee and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Clearing Agency, as the case may be. The decisions of the Trustee and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Class I-A-4 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from MBIA or otherwise with respect to interest on such Certificates after such last day of the month.

            Any Beneficial Owner of a Class I-A-4 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance of Class I-A-4 Certificates on such Distribution Date.

            In the event any requests for distributions in reduction of the principal balance of Class I-A-4 Certificates are rejected by the Trustee for failure to comply with the requirements of this Section 4.07, the Trustee shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent, if any, that distributions in reduction of the Principal Balance of Class I-A-4 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Principal Balance of the Class I-A-4 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class I-A-4 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Principal Balance of the Class I-A-4 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class I-A-4 Certificates would not be reduced to zero, the Individual Class I-A-4 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class I-A-4 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trustee shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balance of the Class I-A-4 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class I-A-4 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class I-A-4 Certificates selected for mandatory distributions in reduction of the principal balance are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trustee of the amount of distributions in reduction of the principal balance of Class I-A-4 Certificates to be made on each Distribution Date in a timely manner such that the Trustee may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trustee and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trustee and the Seller shall cause to be initially deposited with the Trustee a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class I-A-4 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class I-A-4 Certificates. Rounding of such distribution on the Class I-A-4 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class I-A-4 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class I-A-4 Certificates are to be made, the aggregate amount of such distributions allocable to the Class I-A-4 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date for which funds were withdrawn from such account for such Class, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class I-A-4 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class I-A-4 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class I-A-4 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class I-A-4 Certificates are made in accordance with the provisions set forth in
Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

            (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after MBIA's failure to make an Insured Payment, distributions in reduction of the Principal Balance of the Class I-A-4 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class I-A-4 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g) In the event that the pro rata distributions described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class I-A-4 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Class I-A-4 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class I-A-4 Certificates, with the provisions of this Section 4.07.

            SECTION 4.08 POLICY MATTERS.
                         ---------------

            (a) If, on the third Business Day before any Distribution Date, the Trustee determines that there will be a Deficiency Amount for such Distribution Date, the Trustee shall determine the amount of such Deficiency Amount and shall give notice to MBIA by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such third Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class I-A-4 Certificates referred to herein as the "Policy Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amounts paid under the Policy into the Policy Payment Account and distribute such amounts only for purposes of payment to Holders of the Class I-A-4 Certificates of the Insured Payment for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trustee to Holders of the Class I-A-4 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Insured Payment to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class I-A-4 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payment Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class I-A-4 Certificates and MBIA pursuant to
Section 4.04. Funds held in the Policy Payment Account shall not be invested by the Trustee.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of the claim under the Policy to the extent necessary to make distributions on the Class I-A-4 Certificates equal to the Deficiency Amount on such Distribution Date shall be withdrawn from the Policy Payment Account and applied by the Trustee to the payment in full of the Deficiency Amount. Any funds deposited into the Policy Payment Account in respect of the Class I-A-4 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Deficiency Amount has been made to the Certificateholders of such Class shall be remitted in immediately available funds to MBIA, pursuant to the instructions of MBIA, by the end of such Business Day.

            (c) The Trustee shall keep a complete and accurate record of the Class I-A-4 Interest Loss Amount, the Class I-A-4 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class I-A-4 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. MBIA shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

            (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class I-A-4 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify MBIA and shall comply with the provisions of the Policy to obtain payment by MBIA of such avoided distribution, and shall, at the time it provides notice to MBIA, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the Policy, a copy of which shall be made available by the Trustee and the Trustee shall furnish to MBIA its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class I-A-4 Certificates, if any, which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the Policy shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trustee or any Class I-A-4 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to MBIA).

            (e) The Trustee shall promptly notify MBIA of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class I-A-4 Certificates as to which it has actual knowledge. Each Holder of a Class I-A-4 Certificate, by its purchase of such Certificates, and the Trustee agrees that MBIA (so long as no MBIA Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, MBIA shall be subrogated to the rights of the Trustee and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (f) The Trustee acknowledges, and each Holder of a Class I-A-4 Certificate by its acceptance of such Certificate agrees, that without the need for any further action on the part of MBIA or the Trustee, to the extent that MBIA makes payments directly or indirectly on account of principal or interest on any Class I-A-4 Certificate, MBIA shall be fully subrogated to all of the rights of such Certificateholders with respect to any and all amounts paid under the Policy. The Class I-A-4 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to MBIA to the extent of MBIA's interest with respect to amounts paid under the Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining MBIA's rights, as applicable, as subrogee for payments distributable pursuant to Section 4.01, any payment with respect to distributions to the Class I-A-4 Certificates which is made with funds received pursuant to the terms of the Policy, shall not be considered payment of the Class I-A-4 Certificates from the Trust Estate and shall not result in the distribution or the provision for the distribution in reduction of the Principal Balance of the Class I-A-4 Certificates except to the extent such payment has been reimbursed to MBIA pursuant to the terms hereof.

            (g) The Master Servicer shall designate an MBIA Contact Person who shall be available to MBIA to provide reasonable access to information regarding the Mortgage Loans. The initial MBIA Contact Person is appointed in Section 11.23.

            (h) The Trustee shall surrender the Policy to MBIA for cancellation upon reduction of the Principal Balance of the Class I-A-4 Certificates to zero.

            (i) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Policy.

            (j) For so long as there is no continuing default by MBIA under its obligations under the Policy, each Holder of a Class I-A-4 Certificate agrees that MBIA shall be entitled to exercise the voting, consent, directing and other control rights of the Holders of the Class I-A-4 Certificates without consent of such Holders and the Holders of the Class I-A-4 Certificates shall only exercise such rights with the prior written consent of MBIA.

            SECTION 4.09 CALCULATION OF AMOUNTS; BINDING EFFECT OF
                         INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.
                         -----------------------------------------------

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

            SECTION 4.10 DETERMINATION OF LIBOR.
                         -----------------------

            On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 1.75%.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Class A Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 374-2117 and make a request therefor during normal working hours on any Business Day.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 THE CERTIFICATES.
                         -----------------

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R and Class I-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R and Class I-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-5, A-I-A-6, A-I-A-7, A-I-A-8, A-I-A-9, A-I-A-10, A-I-A-11, A-I-A-12, A-A-PO,
A-I-A-R, A-I-A-LR, A-II-A-1, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02 REGISTRATION OF CERTIFICATES.
                         -----------------------------

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R or Class I-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee
(i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R or Class I-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R or Class I-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R or Class I-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R or Class I-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R or Class I-A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R or Class I-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R or Class I-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R or Class I-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R and Class I-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R or Class I-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R or Class I-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R or Class I-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R or Class I-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R or Class I-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R or Class I-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.
                         --------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent (and MBIA in the case of the Class I-A-4 Certificates) receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent (and MBIA in the case of the Class I-A-4 Certificates) such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.
                         ----------------------

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, MBIA, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, MBIA, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, MBIA, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                         ADDRESSES.
                         -----------------------------------------------

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.
                         --------------------------------

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.
                         ------------------------

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.
                         ---------------------------

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.
                         ------------------------------------------------

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER
                         SERVICER.
                         ---------------------------------------------------

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER
                         SERVICER AND OTHERS.
                         -------------------------------------------------

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.
                         -----------------------------------

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.
                         ------------------------------------

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.
                         ------------------------------------------------------

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class I-A-4 Certificates, giving effect to the guaranty provided by MBIA); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                         SERVICER.
                         -----------------------------------------------

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                     DEFAULT

            SECTION 7.01 EVENTS OF DEFAULT.
                         ------------------

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.
                         --------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE
                         DURING EVENT OF DEFAULT.
                         ------------------------------------------------------

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND
                         UPON EVENT OF DEFAULT.
                         -------------------------------------------------------

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.
                         -----------------------------------------

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class I-A-4 Certificates, giving effect to the guaranty provided by MBIA) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.
                         -----------------------------------

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 DUTIES OF TRUSTEE.
                         ------------------

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.
                         --------------------------------------

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.
                         -------------------------------------------

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.
                         ------------------------------------------------------

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE MAY OWN CERTIFICATES.
                         -----------------------------

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.
                         ---------------------------------------------

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.
                         -------------------------

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08 RESIGNATION AND REMOVAL.
                         ------------------------

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09 SUCCESSOR.
                         ----------

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.
                         ------------------------

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11 AUTHENTICATING AGENT.
                         ---------------------

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.
                         ----------------------------------

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 APPOINTMENT OF CUSTODIANS.
                         --------------------------

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.
                         ----------------------------------------------

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class I-A-1, I-A-2, I-A-3, I-A-4, I-A-5, I-A-6, I-A-7, I-A-8, I-A-9, I-A-10,
I-A-11, I-A-12, Class I-A-PO, Class I-A-R, Class I-A-LR, Class II-A-1 and Class II-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interest in the Lower-Tier REMIC represented by the Class I-A-L1, Class I-A-L3, Class I-A-L5, Class I-A-L10, Class A-LPO, Class I-A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class I-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R and Class I-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class I-A-R and Class I-A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMICs are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15 MONTHLY ADVANCES.
                         -----------------

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION
                         OF ALL MORTGAGE LOANS.
                         ------------------------------------------------------

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R and Class I-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(iii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and
(f) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.
                         ------------------------------------

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trustee have received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee, on behalf of the Trustee, shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.
                          ----------

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee and with respect to amendments affecting the rights or obligations of MBIA, with the consent of MBIA, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without, in the case of the Class I-A-4 Certificates, giving effect to the guaranty provided by MBIA).

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of MBIA (only with respect to amendments affecting the rights or obligations of MBIA) with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trustee shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Type 1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02 RECORDATION OF AGREEMENT.
                          -------------------------

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.
                          -------------------------------------------

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.
                          ----------------------------

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.
                          --------

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department and (iv) in the case of MBIA, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: IPM-SF (Wells Fargo Series 2002-2) (in each case in which notice or other communication to MBIA refers to an MBIA Default or a claim under the policy or with respect to which failure on the part of MBIA to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.
                          ---------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.
                          -----------------------------------

            (a) The Trustee shall give prompt notice to each Rating Agency and MBIA of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency and MBIA of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency and
MBIA:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.
                          -------------------

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 RECHARACTERIZATION.
                          -------------------

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CUT-OFF DATE.
                          -------------

            The Cut-Off Date for the Certificates is January 1, 2002.

            SECTION 11.02 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.
                          -----------------------------------------

            The Cut-Off Date Aggregate Principal Balance is $500,662,812.49.

            SECTION 11.03 ORIGINAL GROUP I-A PERCENTAGE.
                          ------------------------------

            The Original Group I-A Percentage is 96.99122832%.

            SECTION 11.04 ORIGINAL GROUP II-A PERCENTAGE.
                          -------------------------------

            The Original Group II-A Percentage is 96.98582057%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
                          CERTIFICATES.
                          -----------------------------------------------------

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                 Original
                       Class                Principal Balance
                       -----                -----------------
              Class I-A-1                  $127,025,000.00
              Class I-A-2                  $ 26,677,950.00
              Class I-A-4                  $ 20,000,000.00
              Class I-A-5                  $114,272,800.00
              Class I-A-6                  $ 10,960,000.00
              Class I-A-7                  $  8,917,474.00
              Class I-A-8                  $ 10,984,476.00
              Class I-A-9                  $ 38,565,000.00
              Class I-A-10                 $ 28,568,200.00
              Class I-A-12                 $  1,500,000.00
              Class I-A-R                  $         50.00
              Class I-A-LR                 $         50.00
              Class II-A-1                 $ 96,538,000.00

                                            Original Component
              Component                     Principal Balance
              ---------                     -----------------
            Class I-A-PO Component         $  1,167,012.82
            Class II-A-PO Component        $    466,772.87

            SECTION 11.05(A) ORIGINAL CLASS I-A-3 NOTIONAL AMOUNT.
                             -------------------------------------

            The Original Notional Amount is $738,461.00.

            SECTION 11.05(B) ORIGINAL CLASS I-A-11 NOTIONAL AMOUNT.
                             --------------------------------------

            The Original Notional Amount is $28,568,200.00.

            SECTION 11.06 ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.
                          --------------------------------------------

            The Original Aggregate Non-PO Principal Balance is $499,029,026.80.

            SECTION 11.07 ORIGINAL AGGREGATE PERCENTAGES.
                          -------------------------------

            SECTION 11.07(A) ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.
                             ------------------------------------------

            The Original Aggregate Subordinate Percentage is 3.00985033%.

            SECTION 11.07(B) ORIGINAL AGGREGATE CLASS A PERCENTAGE.
                             --------------------------------------

            The Original Aggregate Class A Percentage is 96.99014967%.

            SECTION 11.08 ORIGINAL CLASS B PRINCIPAL BALANCE.
                          -----------------------------------

            The Original Class B Principal Balance is $15,020,026.80.

            SECTION 11.09 ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.
                          ------------------------------------------------

            The Original Group I Subordinated Principal Balance is
$12,019,764.99.

            SECTION 11.10 ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.
                          -------------------------------------------------

            The Original Group II Subordinated Principal Balance is
$3,000,261.81.

            SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
                          CERTIFICATES.
                          -----------------------------------------------------

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                        Original
            Class                       Principal Balance
            -----                       -----------------
              Class B-1                    $  8,511,000.00
              Class B-2                    $  2,253,000.00
              Class B-3                    $  2,003,000.00
              Class B-4                    $    751,000.00
              Class B-5                    $    751,000.00
              Class B-6                    $    751,026.80

            SECTION 11.12 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.
                          ---------------------------------------

            The Original Class B-1 Fractional Interest is 1.30433831%.

            SECTION 11.13 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.
                          ---------------------------------------

            The Original Class B-2 Fractional Interest is 0.85286157%.

            SECTION 11.14 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.
                          ---------------------------------------

            The Original Class B-3 Fractional Interest is 0.45148211%.

            SECTION 11.15 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.
                          ---------------------------------------

            The Original Class B-4 Fractional Interest is 0.30098986%.

            SECTION 11.16 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.
                          ---------------------------------------

            The Original Class B-5 Fractional Interest is 0.15049761%.

            SECTION 11.17 CLOSING DATE.
                          -------------

            The Closing Date is January 25, 2002.

            SECTION 11.18 RIGHT TO PURCHASE.
                          ------------------

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $50,066,281.25 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19 WIRE TRANSFER ELIGIBILITY.
                          --------------------------

With respect to the Class A Certificates (other than the Class I-A-3, Class I-A-11, I-A-R, Class I-A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class I-A-3 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. With respect to the Class I-A-11 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 20% Percentage Interest. The Class I-A-R and Class I-A-LR Certificates are not eligible for wire transfer.

            SECTION 11.20 SINGLE CERTIFICATE.
                          -------------------

            A Single Certificate for the Class I-A-1, Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10 and Class II-A-1 Certificates represent a $25,000 Denomination. A Single Certificate for the Class I-A-3 Certificates represent a $738,461 Denomination. A Single Certificate for the Class I-A-4 Certificates represent a $1,000 Denomination. A Single Certificate for the Class I-A-11 Certificate represents a $1,142,728.00 Denomination. A Single Certificate for the Class I-A-12, Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class I-A-R and Class I-A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.21 SERVICING FEE RATE.
                          -------------------

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.22 MASTER SERVICING FEE RATE.
                          --------------------------

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            SECTION 11.23 MBIA CONTACT PERSON.
                          --------------------

            The initial MBIA Contact Person is Patrick Greene, Vice President of the Seller.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    WELLS FARGO ASSET SECURITIES CORPORATION
                                     as Seller

                                    By:
                                       ----------------------------------------
                                       Name:   Alan S. McKenney
                                       Title:  Vice President


                                    WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION
                                      as Master Servicer

                                    By:
                                       ----------------------------------------
                                       Name:   William B. Hill, III
                                       Title:  Vice President


                                    FIRST UNION NATIONAL BANK
                                     as Trustee

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

Attest:
By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 25th day of January, 2002, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 25th day of January, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill, III, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 25th day of January, 2002, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 25th day of January, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AA 6           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AB 4           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively),, formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Group I-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-3
                    [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-3

 evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AC 2           First Distribution Date:  February 25, 2002

                                 Denomination: $________________ (Initial
                                                                Notional Amount)

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-3 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class I-A-3 Certificates each month in an amount equal to the product of (i) 1/12th of 6.500% and (ii) the Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AD 0           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class I-A-4 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which MBIA fails to make a required principal payment under the Policy, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 6.200% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

            The Class I-A-4 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by MBIA Insurance Corporation (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-5
                    [FORM OF FACE OF CLASS I-A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AE 8           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-5 Certificates required to be distributed to Holders of the Class I-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-5 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-6
                    [FORM OF FACE OF CLASS I-A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AF 5           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-6 Certificates required to be distributed to Holders of the Class I-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-7
                    [FORM OF FACE OF CLASS I-A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AG 3           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-7 Certificates required to be distributed to Holders of the Class I-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-8
                    [FORM OF FACE OF CLASS I-A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-8

 evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AH 1           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-8 Certificates required to be distributed to Holders of the Class I-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-8 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-9
                    [FORM OF FACE OF CLASS I-A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-9

 evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS I-A-9 CERTIFICATES WILL BE BORNE BY THE CLASS I-A-12 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AJ 7           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced    Final Scheduled Maturity Date:  February 25,
by this Certificate:   ______%   2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-9 Certificates required to be distributed to Holders of the Class I-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                 EXHIBIT I-A-10
                   [FORM OF FACE OF CLASS I-A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AK 4           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class I-A-10 Certificates required to be distributed to Holders of the Class I-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-10 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in February 2002 will be 2.300% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.550% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.550% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                 EXHIBIT I-A-11
                   [FORM OF FACE OF CLASS I-A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AL 2           First Distribution Date:  February 25, 2002

                                 Denomination: $________________(Initial
                                                                Notional Amount)

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-11 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class I-A-11 Certificates required to be distributed to Holders of the Class I-A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-11 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class I-A-11 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in February 2002 will be 6.200% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 7.950% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 7.950%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                 EXHIBIT I-A-12
                   [FORM OF FACE OF CLASS I-A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-12

 evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS I-A-9 CERTIFICATES WILL BE BORNE BY THE CLASS I-A-12 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

CUSIP No.: 94978A AM 0           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-12 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-12 Certificates required to be distributed to Holders of the Class I-A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-12 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-2, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AS 7           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount and the Group II-A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-PO Certificates consist of two components (each, a "Component" and individually, the "Class I-A-PO Component" and the "Class I-A-PO Component"). The Class A-PO Components are principal only Components and will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                  EXHIBIT I-A-R
                    [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AP 3           First Distribution Date:  February 25, 2002

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                 EXHIBIT I-A-LR
                   [Form of Face of Class I-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS I-A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AQ 1                   First Distribution Date:  February 25,
                                         2002

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  February 25, 2032


            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-LR Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-LR Certificate required to be distributed to the Holder of the Class I-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                 EXHIBIT II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-2, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AR 9           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND MBIA AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-2, CLASS B-1

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AT 5           First Distribution Date:  February 25, 2002

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES, MBIA AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-2, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AU 2           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-2, CLASS B-3

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AV 0           First Distribution Date:  February 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-2, CLASS B-4

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AW 8           First Distribution Date:  February 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-2, CLASS B-5

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AX 6           First Distribution Date:  February 25, 2002

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, MBIA, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-2, CLASS B-6

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  January 1, 2002

CUSIP No.: 94978A AY 4           First Distribution Date:  February 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  February 25,
                                 2032


            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -----------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee



By
  -------------------------
      Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2002-2 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-2

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Social Security or other Identifying Number of Assignee:

Dated:



                                         -----------------------------------
                                        Signature by or on behalf of assignor



                                         -----------------------------------
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to_________________________________________ for the account of _________________________________________ account number____________, or, if mailed by check, to_____________________________________________________.
Applicable statements should be mailed to _____________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H  T H A T
                          - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of January 25, 2002 relating to the issuance of Mortgage Pass-Through Certificates, Series 2002-2 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK


401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                           -----------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                           -----------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                           -----------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                           -----------------------------------
                                                    Notary Public

            [NOTARIAL SEAL]

                                  EXHIBIT F-1A

                 [Schedule of Type 1 Mortgage Loans in Group I]

WFMBS
WFMBS 2002-02 EXHIBIT F-1A GROUP I LOANS
30 YEAR FIXED RATE NON-RELOCATION  LOANS

(i)             (ii)                                                (iii)          (iv)            (v)               (vi)
-----           ---------------------------   -----       -----     --------       --------        --------          ---------
                                                                                                   NET
MORTGAGE                                                                           MORTGAGE        MORTGAGE          CURRENT
LOAN                                                      ZIP       PROPERTY       INTEREST        INTEREST          MONTHLY
NUMBER          CITY                          STATE       CODE      TYPE           RATE            RATE              PAYMENT
--------        ---------------------------   -----       -----     --------       --------        --------          ---------
3858274         LAKE HAVASU CITY               AZ         86403       SFD           6.875           6.500            $2,627.72
4234611         SAN FRANCISCO                  CA         94117       SFD           7.000           6.500            $3,991.82
4260614         SILVER SPRING                  MD         20904       SFD           7.000           6.500            $2,846.83
4290344         COLFAX                         CA         95713       SFD           7.125           6.500            $2,095.27
4297968         RANCHO MIRAGE                  CA         92270       SFD           7.375           6.500            $3,798.71
4298211         CASTRO VALLEY                  CA         94552       SFD           6.750           6.483            $3,307.86
4303096         RANDOLPH                       NJ         07869       SFD           6.875           6.500            $2,264.44
4326557         SANTA CLARA                    CA         95050       SFD           7.000           6.500            $2,281.99
4329292         SAN ANTONIO                    TX         78258       SFD           6.875           6.500            $3,161.76
4330075         KENILWORTH                     IL         60043       SFD           6.875           6.500            $4,270.04
4332399         SUTTON                         MA         01590       SFD           7.000           6.500            $2,601.34
4334904         LOS ANGELES                    CA         90008       SFD           6.750           6.483            $2,257.13
4338276         PHILADELPHIA                   PA         19106       LCO           6.875           6.500            $2,181.00
4338845         NEW ROCHELLE                   NY         10804       SFD           7.125           6.500            $4,042.31
4347971         BROOKLHAVEN                    NY         11719       SFD           6.625           6.358            $3,105.51
4348534         ALAMO                          CA         94507       SFD           7.250           6.500            $5,969.05
4348919         NAPERVILLE                     IL         60564       SFD           7.125           6.500            $2,645.69
4348950         CHICAGO                        IL         60657       HCO           6.750           6.483            $3,113.28
4349055         RANCHO PALOS VERDES            CA         90275       SFD           7.250           6.500            $2,462.66
4349075         MADISON                        NJ         07940       SFD           6.750           6.483            $6,161.69
4349436         HOUSTON                        TX         77058       SFD           7.000           6.500            $2,305.28
4350389         WASHINGTON                     DC         20009       PUD           7.000           6.500            $2,071.09
4350718         MANTORVILLE                    MN         55955       SFD           7.000           6.500            $2,701.63
4350742         ROSLYN HEIGHTS                 NY         11577       SFD           6.750           6.483            $2,334.96
4350816         ANAHEIM HILLS                  CA         92808       SFD           7.250           6.500            $2,674.14
4350891         LAKEVILLE                      MN         55044       SFD           7.000           6.500            $2,075.08
4351803         MOOSIC                         PA         18507       SFD           6.875           6.500            $4,046.68
4352057         NEW YORK                       NY         10012       HCO           6.750           6.483            $3,995.37
4352733         OYSTER BAY                     NY         11771       SFD           7.375           6.500            $4,005.92
4352986         CHICAGO                        IL         60611       PUD           6.750           6.483            $4,040.77
4353086         EVANSTON                       IL         60201       SFD           7.000           6.500            $2,328.56
4353198         GULPH MILLS                    PA         19428       SFD           6.875           6.500            $2,102.18
4353430         SOUTHLAKE                      TX         76092       SFD           7.000           6.500            $2,270.68
4354200         KENNETT SQUARE                 PA         19348       LCO           7.250           6.500            $4,434.15
4354961         COOPERSBURG                    PA         18036       SFD           7.000           6.500            $3,444.41
4355791         SHARON                         MA         02067       SFD           7.125           6.500            $2,964.36
4356251         MOORESTOWN                     NJ         08057       SFD           7.250           6.500            $2,387.62
4356381         NORWOOD                        NJ         07648       LCO           6.875           6.500            $3,613.11
4356383         MARIETTA                       GA         30062       SFD           6.750           6.483            $2,075.52
4356821         DUBLIN                         CA         94568       SFD           7.000           6.500            $3,273.29
4357036         LEBANON                        NJ         08833       SFD           6.625           6.358            $3,841.87
4357074         BASALT                         CO         81621       SFD           6.750           6.483            $2,232.17
4358428         ALEXANDRIA                     VA         22304       PUD           7.125           6.500            $2,510.28
4358468         BETHESDA                       MD         20814       SFD           6.875           6.500            $2,785.38
4358904         PETALUMA                       CA         94952       SFD           6.750           6.483            $3,794.30
4361979         NEW YORK                       NY         10025       COP           7.375           6.500            $3,287.62
4362041         SAN JOSE                       CA         95136       SFD           7.375           6.500            $2,859.40
4362135         GREENWOOD VILLAGE              CO         80121       SFD           6.875           6.500            $4,598.51
4362461         HUME                           VA         22639       SFD           6.750           6.483            $4,021.31
4364193         ALEXANDRIA                     VA         22307       SFD           6.750           6.483            $2,756.55
4364653         SOUTHBURY                      CT         06488       SFD           6.750           6.483            $2,137.14
4364926         PITTSBURGH                     PA         15228       SFD           7.000           6.500            $2,222.11
4368257         CAMBRIDGE                      MA         02139       HCO           7.125           6.500            $2,048.11
4368423         GREENWICH                      CT         06830       SFD           7.000           6.500            $6,653.02
4369661         EAST HANOVER                   NJ         07936       SFD           7.000           6.500            $3,129.59
4369731         LOS ANGELES ENCINO             CA         91436       SFD           6.750           6.483            $4,215.89
4369956         GENOA                          NV         89411       SFD           6.875           6.500            $2,594.87
4371196         EVANSTON                       IL         60201       SFD           6.875           6.500            $3,621.32
4372435         NEW ALBANY                     OH         43054       SFD           6.750           6.483            $2,403.06
4372543         CASTLE ROCK                    CO         80104       SFD           7.000           6.500            $4,723.65
4373982         MYRTLE BEACH                   SC         29572       SFD           6.875           6.500            $2,612.78
4374085         COLD SPRING HARBOR             NY         11724       SFD           6.625           6.358            $3,918.70
4374109         CHATHAM                        NJ         07928       SFD           6.750           6.483            $2,497.11
4374151         ASHBURN                        VA         20147       SFD           6.875           6.500            $2,108.75
4374291         SOUTHLAKE                      TX         76092       PUD           6.875           6.500            $2,348.52
4374313         TULSA                          OK         74137       SFD           6.875           6.500            $2,966.69
4374382         WELLESLEY                      MA         02482       SFD           6.750           6.483            $2,944.64
4374593         ARLINGTON                      VA         22207       SFD           6.625           6.358            $2,241.09
4375865         REISTERSTOWN                   MD         21136       SFD           6.875           6.500            $3,599.97
4376062         FAIRFIELD                      NJ         07006       SFD           6.875           6.500            $2,135.02
4376066         SAVANNAH                       TN         38372       SFD           7.000           6.500            $2,235.42
4376641         WILMINGTON                     DE         19808       SFD           6.875           6.500            $2,082.47
4377000         ESCONDIDO                      CA         92025       SFD           6.750           6.483            $3,268.94
4377920         NEW CANAAN                     CT         06840       SFD           6.625           6.358            $3,003.06
4378960         DARIEN                         CT         06820       SFD           6.875           6.500            $4,099.24
4379487         LOS GATOS                      CA         95032       SFD           7.000           6.500            $4,158.15
4379932         HOLMDEL                        NJ         07733       SFD           6.750           6.483            $2,497.11
4380122         LEXINGTON                      MA         02420       SFD           6.750           6.483            $3,761.87
4381029         LITTLETON                      CO         80120       SFD           6.750           6.483            $2,377.11
4381031         SOUTH LAKE TAHOE               CA         96150       SFD           6.875           6.500            $2,350.16
4381319         BASKING RIDGE                  NJ         07920       SFD           6.875           6.500            $2,788.67
4382127         HIGHLANDS RANCH                CO         80126       SFD           6.875           6.500            $2,810.02
4382267         GREAT FALLS                    VA         22066       SFD           6.750           6.483            $2,464.68
4382773         FREMONT                        CA         94539       SFD           6.625           6.358            $4,062.78
4382803         SHORT HILLS                    NJ         07078       SFD           6.750           6.483            $5,707.67
4383081         LAGUNA NIGUEL                  CA         92677       SFD           7.000           6.500            $2,827.54
4383336         SCOTTSDALE                     AZ         85262       SFD           6.875           6.500            $2,299.25
4383821         MAHOPAC                        NY         10541       SFD           6.750           6.483            $2,724.12
4383917         PLANTATION                     FL         33324       SFD           6.875           6.500            $3,054.72
4383962         PLEASANTON                     CA         94566       SFD           6.750           6.483            $2,114.43
4384340         AVON                           CT         06001       SFD           6.875           6.500            $3,120.42
4384398         NEW YORK                       NY         10025       COP           6.875           6.500            $2,430.64
4384407         SEATTLE                        WA         98109       SFD           6.875           6.500            $2,085.75
4385031         SAN FRANCISCO                  CA         94117       SFD           7.125           6.500            $4,379.17
4385056         LEAWOOD                        KS         66211       SFD           6.750           6.483            $3,515.40
4385408         SARATOGA                       CA         95070       SFD           7.250           6.500            $3,240.34
4385893         NORTH ATTLEBORO                MA         02760       SFD           6.875           6.500            $2,364.95
4386933         IRVINE                         CA         92606       LCO           6.875           6.500            $2,223.71
4389215         ROSWELL                        GA         30076       SFD           6.875           6.500            $2,461.84
4390002         NEW HYDE PARK                  NY         11040       SFD           6.750           6.483            $2,010.66
4390430         PLAINFIELD                     NJ         07069       SFD           6.875           6.500            $5,071.50
4391794         MANSFIELD                      TX         76063       SFD           7.000           6.500            $2,033.83
4392250         TIERRA VERDE                   FL         33715       SFD           6.875           6.500            $2,305.83
4392378         BENTONVILLE                    AR         72712       SFD           6.625           6.358            $2,636.48
4392446         RESTON                         VA         22090       SFD           7.375           6.500            $2,693.64
4392836         WELLESLEY                      MA         02481       SFD           7.000           6.500            $2,727.75
4393308         EASTON                         CT         06612       SFD           6.750           6.483            $2,445.22
4393459         PHILOMONT                      VA         20131       SFD           6.875           6.500            $2,548.88
4393721         SAN RAFAEL                     CA         94903       SFD           7.000           6.500            $5,987.73
4394117         SAN JOSE                       CA         95129       SFD           6.625           6.358            $2,490.81
4394386         ROUND HILL                     VA         20141       SFD           6.875           6.500            $2,059.48
4394944         ARLINGTON                      VA         22213       SFD           6.875           6.500            $2,154.73
4395654         SAN DIEGO                      CA         92131       SFD           6.625           6.358            $2,049.00
4396241         MORRISON                       CO         80465       SFD           6.875           6.500            $2,627.72
4396449         ESCONDIDO                      CA         92029       SFD           7.375           6.500            $2,562.41
4397051         SUMMIT                         NJ         07901       SFD           6.750           6.483            $6,447.07
4398440         WAYLAND                        MI         49348       SFD           6.875           6.500            $2,135.02
4398515         NAPLES                         FL         34109       SFD           7.125           6.500            $3,120.33
4398737         TULSA                          OK         74114       SFD           6.750           6.483            $2,283.07
4398927         ALPHARETTA                     GA         30022       SFD           7.125           6.500            $2,759.56
4399514         KENNESAW                       GA         30144       SFD           6.750           6.483            $2,050.54
4399619         SHARON                         MA         02067       SFD           6.375           6.108            $2,027.58
4399807         LAS VEGAS                      NV         89129       SFD           7.250           6.500            $2,292.11
4399987         NEEDHAM                        MA         02492       SFD           6.625           6.358            $2,241.09
4400324         ROCKVILLE                      MD         20852       SFD           6.750           6.483            $3,230.02
4400524         OAKLAND                        CA         94610       SFD           6.875           6.500            $2,791.95
4400581         WOODBURY                       MN         55125       SFD           7.000           6.500            $2,661.21
4400659         WASHINGTON                     DC         20007       SFD           7.250           6.500            $2,532.24
4401463         FRANKLIN                       MA         02038       SFD           6.875           6.500            $2,246.70
4402124         CUMMING                        GA         30041       SFD           6.750           6.483            $2,417.33
4402295         UNIVERSITY PARK                TX         75205       SFD           6.875           6.500            $2,694.89
4403040         OAKLAND TOWNSHIP               MI         48306       SFD           7.000           6.500            $2,514.18
4403316         SLEEPY HOLLOW                  NY         10591       SFD           7.125           6.500            $2,223.28
4403928         MORRISON                       CO         80465       SFD           6.750           6.483            $2,270.09
4404794         REISTERSTOWN                   MD         21136       SFD           7.000           6.500            $3,991.81
4405045         NAPERVILLE                     IL         60540       SFD           6.625           6.358            $2,103.42
4405761         LONG BEACH TWP                 NJ         08008       SFD           6.875           6.500            $3,941.58
4405861         HONOLULU                       HI         96816       SFD           7.000           6.500            $4,091.62
4406402         LEXINGTON                      MA         02420       SFD           6.875           6.500            $4,204.35
4407541         STERLING                       VA         20165       SFD           6.750           6.483            $2,125.46
4408124         REDMOND                        WA         98052       SFD           6.625           6.358            $4,162.02
4409605         HERNDON                        VA         20171       SFD           6.875           6.500            $2,364.95
4409832         TOWN AND COUNTRY               MO         63141       SFD           6.875           6.500            $2,497.65
4409959         FAIRFAX                        VA         22039       SFD           6.875           6.500            $2,575.17
4410062         CLIFTON                        VA         20124       SFD           6.875           6.500            $2,627.72
4410331         RALEIGH                        NC         27614       SFD           6.875           6.500            $2,364.95
4410333         DUNCAN                         SC         29334       SFD           6.875           6.500            $2,127.14
4410443         RALEIGH                        NC         27609       SFD           7.000           6.500            $4,091.62
4410758         RAVENSDALE                     WA         98051       SFD           7.375           6.500            $2,132.46
4410805         PITTSFORD                      NY         14534       SFD           6.875           6.500            $2,989.03
4411323         AUBURN                         CA         95602       SFD           7.250           6.500            $3,856.35
4411639         COSTA MESA                     CA         92626       SFD           6.750           6.483            $2,140.38
4411729         POTOMAC                        MD         20854       SFD           6.875           6.500            $3,153.26
4412740         GLEN ELLYN                     IL         60137       SFD           7.125           6.500            $2,683.08
4412793         ALEXANDRIA                     VA         22308       SFD           6.750           6.483            $3,697.01
4412880         WATER MILL                     NY         11976       SFD           6.500           6.233            $4,930.13
4414367         SOUTH SAN FRANCISCO            CA         94080       SFD           6.500           6.233            $1,959.42
4415097         BOULDER CREEK                  CA         95006       SFD           7.000           6.500            $2,321.91
4415281         WATCHUNG                       NJ         07069       SFD           6.625           6.358            $2,241.09
4415581         SAN FRANCISCO                  CA         94123       SFD           6.875           6.500            $4,204.35
4415869         BIRMINGHAM                     AL         35213       SFD           6.750           6.483            $2,334.95
4416789         EAST PALO ALTO                 CA         94303       SFD           6.875           6.500            $2,299.26
4416808         LA HABRA                       CA         90631       SFD           7.250           6.500            $2,292.12
4416843         PARKER                         CO         80138       SFD           6.750           6.483            $2,105.82
4416960         BETHANY BEACH                  DE         19930       SFD           6.875           6.500            $3,908.73
4416976         LAGUNA BEACH                   CA         92651       SFD           6.750           6.483            $3,502.43
4417395         CAMBRIDGE                      MA         02138       LCO           6.750           6.483            $2,594.40
4417416         IRVINE                         CA         92618       SFD           6.750           6.483            $2,432.24
4417588         WRIGHTSVILLE BEACH             NC         28480       LCO           6.750           6.483            $3,191.11
4417610         RIDGEWOOD                      NJ         07450       SFD           6.750           6.483            $4,948.80
4417840         WASHINGTON                     DC         20015       SFD           6.750           6.483            $3,301.37
4417948         MILPITAS                       CA         95035       SFD           6.875           6.500            $2,266.41
4417961         PALO ALTO                      CA         94301       SFD           6.875           6.500            $3,537.57
4418146         GERMANTOWN                     MD         20784       SFD           6.875           6.500            $2,207.29
4418149         LIVERMORE                      CA         94550       SFD           7.375           6.500            $3,177.11
4418892         MANHATTAN BEACH                CA         90266       SFD           7.250           6.500            $6,774.02
4419110         ATLANTA                        GA         30306       SFD           6.750           6.483            $2,034.00
4420291         TULSA                          OK         74114       SFD           6.875           6.500            $4,591.93
4420293         GROTON                         MA         01450       SFD           7.250           6.500            $2,077.23
4421631         HALF MOON BAY                  CA         94019       SFD           6.750           6.483            $4,053.74
4422099         CLARKSVILLE                    MD         21029       SFD           7.125           6.500            $2,203.06
4423309         HERNDON                        VA         20171       SFD           6.875           6.500            $2,302.21
4423524         LAGUNA BEACH                   CA         92651       SFD           7.000           6.500            $5,921.20
4424030         MILLBRAE                       CA         94030       SFD           7.000           6.500            $3,735.68
4424799         SUWANEE                        GA         30024       SFD           6.750           6.483            $2,510.07
4424904         SAN FRANCISCO                  CA         94114       SFD           6.875           6.500            $4,155.08
4424956         WILMINGTON                     DE         19803       SFD           6.500           6.233            $2,224.25
4425639         MONKTON                        MD         21111       SFD           6.875           6.500            $3,462.67
4426517         LOS GATOS                      CA         95032       SFD           7.125           6.500            $3,348.39
4427497         PRINCETON JUNCTION             NJ         08550       SFD           7.000           6.500            $2,135.29
4427658         SAN FRANCISCO                  CA         94122       MF2           7.125           6.500            $5,120.26
4429235         BROKEN ARROW                   OK         74014       SFD           6.875           6.500            $2,380.05
4429448         SOUTH SALEM                    NY         10590       SFD           7.000           6.500            $3,253.33
4429626         GAMBRILLS                      MD         21054       SFD           6.750           6.483            $2,075.51
4429680         BROOKLYN                       NY         11229       SFD           7.500           6.500            $2,464.74
4430742         WASHINGTON TWP                 MI         48094       SFD           6.750           6.483            $2,270.10
4431064         LAFAYETTE                      CA         94549       SFD           7.250           6.500            $2,380.80
4431831         BETHESDA                       MD         20817       SFD           6.750           6.483            $3,716.47
4432134         HAYWARD                        CA         94542       SFD           6.500           6.233            $2,149.04
4432203         MARYVILLE                      TN         37803       SFD           6.625           6.358            $2,177.06
4432302         REISTERSTOWN                   MD         21136       SFD           6.750           6.483            $2,490.62
4433057         HUNTINGTON BEACH               CA         92646       SFD           6.750           6.483            $2,030.12
4435245         WESTERVILLE                    OH         43082       SFD           7.250           6.500            $2,592.27
4435597         LEXINGTON                      MA         02420       SFD           6.875           6.500            $4,204.35
4435691         DECATUR                        GA         30030       SFD           6.750           6.483            $2,711.17
4436667         CHARLOTTE                      NC         28270       SFD           6.625           6.358            $2,023.39
4436921         POTOMAC                        MD         20854       SFD           6.750           6.483            $3,833.22
4437191         DUNKIRK                        MD         20754       SFD           7.000           6.500            $2,235.42
4437498         ALPHARETTA                     GA         30022       SFD           6.750           6.483            $2,377.11
4438383         WELLESLEY                      MA         02482       SFD           6.875           6.500            $2,627.72
4438454         WESTERVILLE                    OH         43082       SFD           7.375           6.500            $4,199.31
4439759         CARLSBAD                       CA         92009       SFD           6.875           6.500            $2,220.42
4439853         HILLSBOROUGH                   CA         94010       SFD           6.750           6.483            $6,485.99
4439888         PITTSBURGH                     PA         15241       SFD           6.875           6.500            $2,340.31
4440822         HENDERSON                      NV         89052       SFD           7.000           6.500            $3,766.28
4441959         MARIETTA                       GA         30068       SFD           6.875           6.500            $2,089.04
4442581         SHOREWOOD                      MN         55331       SFD           6.750           6.483            $2,399.81
4442622         CARLSBAD                       CA         92009       LCO           7.000           6.500            $2,228.77
4445087         UNIVERSITY PARK                TX         75225       SFD           6.875           6.500            $3,826.61
4446957         BONITA SPRINGS                 FL         34134       SFD           6.625           6.358            $3,393.65
4613589         FAIRFAX                        VA         22030       SFD           6.875           6.500            $2,371.51
4615092         HIGHLANDS RANCH                CO         80126       SFD           6.875           6.500            $2,036.48
4637377         NOKOMIS                        FL         34275       SFD           7.000           6.500            $6,653.03
4639175         SOUTHLAKE                      TX         76092       SFD           7.000           6.500            $5,324.08
4641338         VENTNOR                        NJ         08406       SFD           6.875           6.500            $6,503.60
4643771         CASTLE ROCK                    CO         80104       SFD           7.125           6.500            $2,534.86
4667382         EDGEWATER                      MD         21037       SFD           7.250           6.500            $2,673.59
4684403         DRIGGS                         ID         83422       SFD           7.250           6.500            $2,124.98
4684841         GREENSBORO                     NC         27410       SFD           6.875           6.500            $2,141.59
4685699         BOULDER                        CO         80303       SFD           6.875           6.500            $3,613.11
4689747         WARREN                         NJ         07059       SFD           6.875           6.500            $4,007.27
4696357         RENO                           NV         89511       SFD           6.875           6.500            $2,539.03
4707964         LINCOLN                        NE         68516       SFD           7.000           6.500            $3,456.25
4710916         MANASSAS                       VA         20112       SFD           7.000           6.500            $2,441.66
4711107         LITTLETON                      CO         80125       SFD           7.000           6.500            $2,175.54
4712659         DURANGO                        CO         81303       SFD           7.250           6.500            $2,728.71
4725446         OAK BROOK                      IL         60523       SFD           6.875           6.500            $2,610.57
4726527         BEACH HAVEN                    NJ         08008       SFD           7.375           6.500            $2,417.36
4759783         BRIGHTON                       CO         80602       SFD           6.875           6.500            $2,023.34
4773966         MILWAUKEE                      WI         53217       SFD           7.000           6.500            $2,248.72
4778296         STAMFORD                       CT         06903       SFD           7.000           6.500            $2,528.15
4780607         EDINA                          MN         55424       SFD           6.750           6.483            $3,859.16
4781589         BARRINGTON                     IL         60010       SFD           7.125           6.500            $3,260.80
4786067         MARINE ON SAINT C              MN         55047       SFD           7.500           6.500            $3,496.07
4789772         CANTON                         OH         44708       SFD           7.000           6.500            $4,823.44
4795340         ARLINGTON HEIGHTS              IL         60004       SFD           7.250           6.500            $2,668.67
4833950         NORTH BRUNSWICK                NJ         08902       SFD           7.125           6.500            $2,179.48
4834107         POTOMAC FALLS                  VA         20165       SFD           6.875           6.500            $2,522.61
4894184         ALPHARETTA                     GA         30005       SFD           7.125           6.500            $4,365.70
4906376         ARLINGTON                      VA         22202       SFD           7.125           6.500            $2,300.75
4948949         SEVERNA PARK                   MD         21146       SFD           7.375           6.500            $2,356.93
4969697         ALBUQUERQUE                    NM         87122       SFD           7.250           6.500            $3,001.58
5034779         LOUISVILLE                     CO         80027       SFD           6.875           6.500            $2,627.72
5083076         LITTLETON                      CO         80124       SFD           6.875           6.500            $2,186.26
5101241         GREENSBORO                     NC         27455       SFD           6.625           6.358            $2,503.94
5292875         FORT WORTH                     TX         76109       SFD           6.875           6.500            $2,343.92
5468327         SANDY SPRING                   MD         20860       SFD           6.500           6.233            $2,275.44
5468434         WEST WINDSOR                   NJ         08550       SFD           7.125           6.500            $3,368.59
5479050         WYCKOFF                        NJ         07481       SFD           7.375           6.500            $4,144.05
5615695         ATLANTA                        GA         30318       SFD           6.875           6.500            $2,300.56
5667043         POTOMAC                        MD         20854       SFD           7.000           6.500            $4,116.56
5667308         STONE HARBOR                   NJ         08247       SFD           6.875           6.500            $6,569.29
5834021         BOZEMAN                        MT         59715       SFD           6.875           6.500            $2,732.82
5843258         GAITHERSBURG                   MD         20878       SFD           6.875           6.500            $2,518.34
5864237         HANOVER                        MA         02339       SFD           6.625           6.358            $2,689.31
5881323         PUTNAM VALLEY                  NY         10579       SFD           6.875           6.500            $2,062.76
5900238         POTTSTOWN                      PA         19465       SFD           7.250           6.500            $3,240.34
5910803         SALT LAKE CITY                 UT         84121       SFD           6.750           6.483            $1,971.74
5920717         YARDLEY                        PA         19067       SFD           7.625           6.500            $2,399.42
5937693         MINNETONKA                     MN         55305       SFD           6.750           6.483            $3,949.96
5940404         GAITHERSBURG                   MD         20898       SFD           7.125           6.500            $2,680.73
5989951         NEW CASTLE                     DE         19720       SFD           6.875           6.500            $2,210.18
5994407         MONTVILLE                      NJ         07045       SFD           6.875           6.500            $2,759.11
5998938         WHITE PLAINS                   NY         10603       SFD           7.375           6.500            $2,590.04
6008784         GREAT NECK                     NY         11020       SFD           7.625           6.500            $6,370.15
6020465         RED BANK                       NJ         07701       SFD           6.875           6.500            $2,562.03
6027742         REMSENBURG                     NY         11960       SFD           7.125           6.500            $3,142.90
6104919         SANTA FE                       NM         87501       SFD           6.875           6.500            $3,284.64
6112712         ARLINGTON                      MA         02474       SFD           7.000           6.500            $2,128.97
6114071         SWANTON                        MD         21561       SFD           7.000           6.500            $3,619.25
6114633         SHELBYVILLE                    KY         40065       SFD           6.875           6.500            $2,348.52
6120563         OWINGS MILLS                   MD         21117       SFD           6.875           6.500            $3,264.71
6138144         FALL CITY                      WA         98024       SFD           6.875           6.500            $2,128.45
6138244         AMBLER                         PA         19002       SFD           7.000           6.500            $3,129.58
6144480         PARK CITY                      UT         84060       LCO           6.750           6.483            $2,101.46
6159930         CLIFFSIDE PARK                 NJ         07010       HCO           7.000           6.500            $2,649.57
6176223         MAPLE GROVE                    MN         55311       SFD           6.750           6.483            $2,270.09
6178387         DUNN LORING                    VA         22027       SFD           6.875           6.500            $3,886.30
6194493         BRUSH PRAIRIE                  WA         98606       SFD           7.000           6.500            $4,311.16
6200401         SEATTLE                        WA         98144       SFD           6.875           6.500            $2,686.84
6203792         WESTERN SPRINGS                IL         60558       SFD           7.000           6.500            $2,383.78
6207603         BELDEN                         MS         38826       SFD           6.875           6.500            $3,021.87
6215157         GREEN OAKS                     IL         60048       SFD           6.875           6.500            $3,021.87
6219523         GRESHAM                        OR         97080       SFD           6.750           6.483            $2,756.54
6228803         ATLANTA                        GA         30350       SFD           6.875           6.500            $2,792.01
6237319         LITTLE SILVER                  NJ         07739       SFD           6.875           6.500            $3,389.75
6238466         DENVER                         CO         80210       SFD           6.875           6.500            $2,890.49
6253010         SAMMAMISH                      WA         98075       SFD           6.750           6.483            $3,427.84
6280403         HAHIRA                         GA         31632       SFD           6.625           6.358            $3,502.50
6283141         WEST WINDSOR                   NJ         08850       SFD           6.750           6.483            $2,172.80
6289410         SEA GROVE BEACH                FL         32459       SFD           6.750           6.483            $3,757.98
6291915         PLYMOUTH                       MI         48170       SFD           6.750           6.483            $2,172.80
7895622         VIENNA                         VA         22181       SFD           7.125           6.500            $2,695.80
7979981         FALLS CHURCH                   VA         22046       SFD           7.125           6.500            $2,560.95
8106884         MURRIETA                       CA         92562       SFD           7.375           6.500            $3,094.22
8108695         ALLENDALE                      NJ         07401       SFD           7.125           6.500            $2,667.00
8110679         FORT COLLINS                   CO         80525       SFD           7.000           6.500            $4,324.47
8135294         ANNANDALE                      VA         22003       SFD           7.125           6.500            $2,506.62
8153681         MADEIRA BEACH                  FL         33785       SFD           7.375           6.500            $3,287.61
8174671         COLUMBIA                       MD         21044       SFD           7.125           6.500            $2,681.69
8219293         CLIVE                          IA         50325       SFD           7.125           6.500            $3,638.08
8352764         HERNDON                        VA         20171       SFD           7.125           6.500            $2,285.80
8353499         CUMMING                        IA         50061       SFD           7.375           6.500            $2,845.58
8367020         JERSEY CITY                    NJ         07305       LCO           7.375           6.500            $3,453.38
8370596         ITHACA                         NY         14850       SFD           7.375           6.500            $2,125.90
8378181         WARREN TOWNSHIP                NJ         07059       SFD           7.000           6.500            $2,528.15
8380266         OMAHA                          NE         68154       SFD           7.000           6.500            $4,324.47
8382500         MIDLOTHIAN                     VA         23113       SFD           6.875           6.500            $2,627.72
8444620         RANDOLPH                       NJ         07945       SFD           6.875           6.500            $3,613.11
8465669         EL PASO                        TX         79912       SFD           7.000           6.500            $2,554.76
8472681         SOUTHLAKE                      TX         76092       SFD           6.750           6.483            $2,386.84
8478502         RAINIER                        WA         98576       SFD           7.000           6.500            $2,097.03
8491957         EL DORADO HILLS                CA         95762       SFD           7.250           6.500            $3,069.79
8496641         IRVINE                         CA         92618       SFD           6.875           6.500            $2,484.46
8500070         SIGNAL HILL                    CA         90806       LCO           6.750           6.483            $3,415.17
8503771         OCEAN SPRINGS                  MS         39564       SFD           6.750           6.483            $2,432.24
8515511         WOODBURY                       MN         55125       SFD           6.375           6.108            $3,144.30
8544764         MILLERSVILLE                   MD         21108       SFD           7.000           6.500            $2,181.53
8548038         FOLSOM                         CA         95630       SFD           7.125           6.500            $2,482.03
8551850         HOLMDEL                        NJ         07733       SFD           7.250           6.500            $2,640.02
8555684         CLARKSVILLE                    MD         21029       SFD           6.750           6.483            $2,189.02
8558410         CROWNSVILLE                    MD         21032       SFD           7.125           6.500            $2,395.74
8566813         LAGUNA NIGUEL                  CA         92677       SFD           6.875           6.500            $3,085.59
8571013         SACRAMENTO                     CA         95829       SFD           7.125           6.500            $2,875.63
8577623         BURTONSVILLE                   MD         20866       SFD           7.125           6.500            $2,526.44
8580654         GLEN MILLS                     PA         19342       SFD           7.125           6.500            $2,503.09
8592221         EDINA                          MN         55436       SFD           7.000           6.500            $4,524.06
8596678         ELKRIDGE                       MD         21075       SFD           7.000           6.500            $2,125.31
8597144         IRVINE                         CA         92602       LCO           6.875           6.500            $2,091.49
8607767         FONTANA                        WI         53125       SFD           6.875           6.500            $4,204.34
8609424         FREDERICK                      MD         21704       SFD           7.000           6.500            $2,459.96
8633865         SAN DIEGO                      CA         92130       SFD           6.875           6.500            $4,598.50
8637122         WESTERVILLE                    OH         43082       SFD           7.250           6.500            $2,554.07
8641682         LONGMONT                       CO         80504       SFD           7.125           6.500            $2,485.68
8643254         WEST BLOOMFIELD                MI         48324       SFD           7.250           6.500            $2,155.68
8651998         SALEM                          NH         03079       SFD           7.375           6.500            $2,395.12
8670761         WARREN TOWNSHIP                NJ         07059       SFD           7.000           6.500            $2,661.21
8678763         IRVINE                         CA         92618       SFD           7.000           6.500            $2,633.88
8689151         SACRAMENTO                     CA         95829       SFD           6.750           6.483            $2,629.09
8695172         CAMARILLO                      CA         93012       SFD           7.250           6.500            $2,387.62
8697063         SAN DIEGO                      CA         92130       SFD           7.000           6.500            $3,058.73
8707949         THOUSAND OAKS                  CA         91320       SFD           7.000           6.500            $2,359.95
8710072         HERCULES                       CA         94547       SFD           6.625           6.358            $2,620.26
8712239         COLORADO SPRINGS               CO         80908       SFD           7.250           6.500            $2,453.22
8727549         PLYMOUTH                       MN         55441       SFD           7.375           6.500            $2,179.77
8729401         PLEASANTON                     CA         94588       SFD           7.000           6.500            $6,060.91
8740022         WELLESLEY                      MA         02482       SFD           6.875           6.500            $2,778.81
8741087         PLEASANT HILL                  CA         94523       SFD           7.375           6.500            $2,808.50
8743038         WASHINGTON                     DC         20007       PUD           7.500           6.500            $2,489.20
8747353         SEVERNA PARK                   MD         21146       SFD           7.125           6.500            $6,737.19
8750669         WARREN                         NJ         07059       SFD           6.750           6.483            $2,918.69
8766708         BRUSH PRAIRIE                  WA         98606       SFD           6.750           6.483            $2,464.67
8772703         ANNANDALE                      VA         22003       SFD           7.000           6.500            $2,395.09
8773792         CAMARILLO                      CA         93012       SFD           7.250           6.500            $2,387.96
8802541         LINO LAKES                     MN         55038       SFD           7.000           6.500            $2,461.62
8811356         WHITMAN                        MA         02382       SFD           7.875           6.500            $2,518.92
8822213         ALBUQUERQUE                    NM         87107       SFD           7.000           6.500            $4,796.83
8822312         NEWPORT COAST                  CA         92657       SFD           7.000           6.500            $6,653.03
8824024         MIDDLE VILLAGE                 NY         11379       MF2           7.375           6.500            $3,232.36
8828967         SAN FRANCISCO                  CA         94114       SFD           7.125           6.500            $2,674.66
8829006         CASTAIC                        CA         91384       SFD           6.875           6.500            $2,295.97
8829740         SAN DIEGO                      CA         92128       SFD           7.000           6.500            $2,377.91
8839944         SKANEATELES                    NY         13152       SFD           7.500           6.500            $5,593.72
8842949         SAN DIEGO                      CA         92128       SFD           6.875           6.500            $2,201.50
8846634         MONTVILLE                      NJ         07045       SFD           6.875           6.500            $3,358.22
8846760         PROVINCETOWN                   MA         02657       SFD           7.250           6.500            $2,899.25
8852177         MINNETRISTA                    MN         55364       SFD           7.250           6.500            $5,465.29
8856435         SUNNYVALE                      CA         94086       SFD           6.625           6.358            $2,945.43
8858934         NIPOMO                         CA         93444       SFD           7.000           6.500            $2,038.49
8863559         KAILUA KONA                    HI         96740       LCO           6.625           6.358            $3,105.51
8866206         SANTA CRUZ                     CA         95060       SFD           7.250           6.500            $4,365.93
8867295         SANTA BARBARA                  CA         93108       SFD           6.875           6.500            $2,956.18
8867332         ENCINITAS                      CA         92024       SFD           6.500           6.233            $2,708.35
8867377         CALABASAS                      CA         91302       SFD           6.875           6.500            $2,531.15
8868573         ROCKVILLE                      MD         20850       SFD           6.750           6.483            $2,877.88
8870876         GREENVILLE                     DE         19807       SFD           7.125           6.500            $3,031.73
8872842         SAN JOSE                       CA         95125       SFD           7.250           6.500            $5,627.95
8874010         WEST COVINA                    CA         91791       SFD           7.500           6.500            $4,663.76
8876812         MT. VERNON                     NY         10552       SFD           6.750           6.483            $4,086.17
8876873         PAGOSA SPRINGS                 CO         81147       SFD           7.125           6.500            $2,162.64
8877275         SAUSALITO                      CA         94965       SFD           6.875           6.500            $2,897.06
8877311         MURRIETA                       CA         92562       SFD           7.125           6.500            $2,267.06
8881069         BETHESDA                       MD         20816       SFD           6.875           6.500            $6,523.30
8887755         CHICAGO                        IL         60614       SFD           7.000           6.500            $4,168.12
8893743         BRENTWOOD                      CA         94513       SFD           6.750           6.483            $2,149.45
8896629         CHESAPEAKE CITY                MD         21915       SFD           6.875           6.500            $2,785.38
8901213         LEAWOOD                        KS         66224       SFD           6.875           6.500            $3,547.42
8902092         S SAN FRANCISCO                CA         94080       SFD           6.875           6.500            $2,194.14
8903893         NEW YORK                       NY         10128       HCO           7.000           6.500            $5,733.24
8905081         COTO DE CAZA                   CA         92679       SFD           7.125           6.500            $2,526.44
8906173         SOMERS POINT                   NJ         08244       SFD           7.125           6.500            $3,537.02
8906200         STRATHMERE                     NJ         08248       SFD           7.250           6.500            $3,001.58
8906831         NEWPORT BEACH                  CA         92660       SFD           7.000           6.500            $3,180.15
8908837         WEST DES MOINES                IA         50266       SFD           7.125           6.500            $3,631.34
8911452         ALPHARETTA                     GA         30022       SFD           7.125           6.500            $2,607.29
8917083         RIDGEWOOD                      NJ         07450       SFD           7.250           6.500            $2,495.06
8917230         SYOSSET                        NY         11791       SFD           7.000           6.500            $2,341.86
8917501         PACIFIC GROVE                  CA         93950       SFD           7.125           6.500            $3,368.59
8917942         LOS ANGELES                    CA         90049       SFD           7.000           6.500            $6,653.03
8918774         INVER GROVE HEIGH              MN         55077       SFD           7.125           6.500            $3,665.03
8919502         REDWOOD CITY                   CA         94065       SFD           7.125           6.500            $3,368.59
8921193         LOS ANGELES                    CA         90069       SFD           7.125           6.500            $3,947.99
8923175         ROSWELL                        GA         30076       SFD           7.000           6.500            $2,075.74
8923684         SAN JOSE                       CA         95136       SFD           7.500           6.500            $3,015.36
8925483         PARKS                          AZ         86018       SFD           7.250           6.500            $2,728.71
8926403         CALISTOGA                      CA         94515       SFD           7.250           6.500            $2,217.07
8927350         COSTA MESA                     CA         92626       SFD           6.500           6.233            $2,133.23
8928502         MURRIETA                       CA         92562       SFD           6.625           6.358            $2,561.24
8929056         HOUSTON                        TX         77005       SFD           7.250           6.500            $3,820.19
8929075         POTOMAC FALLS                  VA         20165       SFD           7.375           6.500            $2,198.56
8929204         EXCELSIOR                      MN         55331       SFD           7.125           6.500            $2,893.62
8929270         PHOENIX                        AZ         85022       SFD           7.125           6.500            $2,391.70
8929276         MODESTO                        CA         95356       SFD           6.875           6.500            $2,660.56
8930470         SAN JOSE                       CA         95121       SFD           7.375           6.500            $2,714.35
8931470         HIDDEN HILLS                   CA         90212       SFD           6.875           6.500            $3,599.97
8932660         ALPHARETTA                     GA         30022       SFD           6.875           6.500            $2,496.33
8932737         LOWER MAKEFIELD                PA         19067       SFD           6.875           6.500            $2,270.35
8932746         LOS ANGELES                    CA         90068       SFD           7.125           6.500            $2,102.00
8933538         YORBA LINDA                    CA         92886       SFD           6.750           6.483            $2,270.09
8933551         BELLEVUE                       WA         98008       SFD           7.000           6.500            $2,661.21
8933554         THOUSAND OAKS                  CA         91320       SFD           7.375           6.500            $3,142.57
8934133         ORLANDO                        FL         32832       SFD           7.250           6.500            $2,269.26
8934976         RANCHO CUCAMONGA               CA         91739       SFD           7.125           6.500            $2,908.11
8935577         SAN RAFAEL                     CA         94901       SFD           6.875           6.500            $4,007.27
8937196         WASHINGTON                     DC         20016       SFD           7.125           6.500            $2,391.70
8937214         CHANTILLY                      VA         20151       SFD           7.000           6.500            $2,874.11
8938327         ALBUQUERQUE                    NM         87104       SFD           7.000           6.500            $3,326.51
9000118         ROCKLIN                        CA         95765       SFD           6.875           6.500            $2,233.56
9015915         GRANITE BAY                    CA         95746       SFD           7.875           6.500            $4,002.39
9036645         DOUGLASTON                     NY         11363       SFD           8.125           6.500            $3,712.49
9159278         SANTA ROSA                     CA         95403       SFD           6.875           6.500            $4,270.04
9159435         MOUNTAIN VIEW                  CA         94043       SFD           7.125           6.500            $3,741.84
9159908         SAN JOSE                       CA         95120       SFD           6.750           6.483            $2,788.97
9160573         SUNYVALE                       CA         94087       SFD           6.875           6.500            $2,693.41
9160938         LOS ALTOS                      CA         94024       SFD           7.125           6.500            $4,513.92
9163000         CASTRO VALLEY                  CA         94552       SFD           7.125           6.500            $2,336.46
9170168         NOVATO                         CA         94949       SFD           7.000           6.500            $6,653.03
9172594         SAN DIEGO                      CA         92130       SFD           6.500           6.233            $2,654.69
9192247         BERKELEY                       CA         94708       SFD           7.125           6.500            $3,126.06
9199175         LIVERMORE                      CA         94550       SFD           6.750           6.483            $4,265.19
9202664         CUPERTINO                      CA         95014       SFD           6.875           6.500            $2,680.27
9202946         CLAYTON                        CA         94517       SFD           6.750           6.483            $1,991.20
9205616         BRISBANE                       CA         94005       SFD           6.875           6.500            $2,890.49
9209158         SACRAMENTO                     CA         95822       SFD           6.750           6.483            $2,010.66
9225471         STOCKTON                       CA         95219       SFD           6.500           6.233            $3,081.34
9234725         SAN FRANCISCO                  CA         94122       MF2           6.875           6.500            $5,255.43
9244591         ESCONDIDO                      CA         92025       SFD           7.000           6.500            $2,295.30
9261595         DANA POINT                     CA         92629       SFD           7.125           6.500            $6,737.19
9261694         SAN FRANCISCO                  CA         94121       SFD           7.125           6.500            $3,004.79
9261744         SAN JOSE                       CA         95128       SFD           6.875           6.500            $2,036.48
9261884         CASTRO VALLEY                  CA         94552       SFD           6.625           6.358            $2,081.01
9262080         SAN JOSE                       CA         95135       SFD           6.625           6.358            $2,081.01
9263476         SAN JOSE                       CA         95135       SFD           7.000           6.500            $3,532.76
9263484         SAN FRANCISCO                  CA         94121       SFD           7.250           6.500            $3,138.01
9263849         ALAMEDA                        CA         94501       SFD           7.000           6.500            $2,607.99
9263977         PLEASANTON                     CA         94566       SFD           7.000           6.500            $2,528.15
9264128         FOLSOM                         CA         95630       SFD           7.000           6.500            $2,900.72
9265643         SEATTLE                        WA         98199       SFD           6.875           6.500            $2,253.27
9266255         STOCKTON                       CA         95219       SFD           7.250           6.500            $2,394.44
9270828         SAN JOSE                       CA         95133       SFD           7.125           6.500            $2,209.80
9271687         SAN RAMON                      CA         94583       SFD           7.500           6.500            $3,303.79
9272246         CAMPBELL                       CA         95008       SFD           6.875           6.500            $3,448.88
9272631         ALAMO                          CA         94507       SFD           6.875           6.500            $6,322.94
9274010         DANVILLE                       CA         94506       SFD           7.000           6.500            $2,168.89
9274383         BERKELEY                       CA         94707       SFD           7.250           6.500            $2,815.68
9274606         CAMPBELL                       CA         95008       SFD           6.750           6.483            $3,145.70
9274853         ROSS                           CA         94957       SFD           7.000           6.500            $4,091.61
9275777         SAN FRANCISCO                  CA         94121       SFD           7.125           6.500            $6,130.84
9275835         SAN JOSE                       CA         95127       SFD           7.125           6.500            $2,667.93
9277658         MORGAN HILL                    CA         95037       SFD           6.875           6.500            $2,627.72
9277674         SAN JOSE                       CA         95112       SFD           7.250           6.500            $2,356.92
9279381         NEWPORT BEACH                  CA         92660       SFD           7.000           6.500            $2,228.77
9280512         SAN MARINO                     CA         91108       SFD           6.750           6.483            $3,722.96
9281213         DAVIS                          CA         95616       SFD           7.000           6.500            $2,195.50
9281312         SAN JOSE                       CA         95127       SFD           7.000           6.500            $2,361.83
9282310         PACIFICA                       CA         94044       SFD           6.625           6.358            $1,943.99
9284878         CUPERTINO                      CA         95014       SFD           7.000           6.500            $4,324.47
9284951         FREMONT                        CA         94555       SFD           6.875           6.500            $2,299.25
9289166         MENLO PARK                     CA         94025       SFD           7.125           6.500            $3,251.37
9289745         KENTFIELD                      CA         94904       SFD           6.875           6.500            $3,941.58
9290206         CAMBRIA                        CA         93428       SFD           6.500           6.233            $2,149.04
9291311         MILPITAS                       CA         95035       SFD           6.750           6.483            $4,183.46
9292749         MARTINEZ                       CA         94553       SFD           7.000           6.500            $2,607.99
9292756         SAN JOSE                       CA         95140       SFD           6.750           6.483            $3,567.29
9292848         SAN FRANCISCO                  CA         94117       SFD           6.750           6.483            $3,956.45
9295155         REDWOOD CITY                   CA         94062       SFD           7.000           6.500            $4,870.02
9295853         HARWINTON                      CT         06791       SFD           7.500           6.500            $3,492.22
9297367         KENTFIELD                      CA         94904       SFD           6.875           6.500            $3,448.88
9297482         PORTLAND                       OR         97266       SFD           6.750           6.483            $2,075.52
9298720         SALT LAKE CITY                 UT         84103       SFD           7.500           6.500            $3,496.08
9300385         CUPERTINO                      CA         95014       SFD           6.750           6.483            $3,301.37
9300765         MARTINEZ                       CA         94553       SFD           7.125           6.500            $2,236.75
9301425         LAFAYETTE                      CA         94549       SFD           6.875           6.500            $3,547.42
9302035         SARATOGA                       CA         95070       SFD           6.875           6.500            $3,803.62
9302688         DARIEN                         IL         60561       SFD           6.750           6.483            $2,285.01
9303496         NAPA                           CA         94558       SFD           6.750           6.483            $3,275.42
9305103         SAN JOSE                       CA         95135       SFD           6.750           6.483            $3,398.66
9306804         SAN JOSE                       CA         95118       SFD           7.250           6.500            $2,947.01
9307455         DANVILLE                       CA         94506       SFD           6.875           6.500            $3,284.65
9307463         LIVERMORE                      CA         94550       SFD           6.750           6.483            $2,179.29
9307828         YONGES ISLAND                  SC         29449       SFD           6.750           6.483            $2,756.55
9308248         HOUSTON                        TX         77068       SFD           6.750           6.483            $2,446.84
9313297         NAPERVILLE                     IL         60565       SFD           6.750           6.483            $2,289.56
9316332         DANVILLE                       CA         94506       SFD           7.125           6.500            $2,884.87
9317223         SAN JOSE                       CA         95112       SFD           7.000           6.500            $2,202.16
9318015         SAN FRANSISCO                  CA         94123       LCO           6.750           6.483            $2,542.51
9322777         BERKELEY                       CA         94707       SFD           7.000           6.500            $2,847.50
9324948         SAN JOSE                       CA         95116       SFD           6.875           6.500            $2,601.44
9325788         MANHATTAN BEACH                CA         90266       SFD           6.750           6.483            $3,606.21
9326042         GRAND JUNCTION                 CO         81505       SFD           7.000           6.500            $3,326.52
9326480         PASADENA                       CA         91103       SFD           7.125           6.500            $2,896.99
9326838         SAN BRUNO                      CA         94066       SFD           6.875           6.500            $2,847.79
9327242         SANTA CLARITA                  CA         91350       SFD           7.000           6.500            $2,811.57
9327355         ORINDA                         CA         94563       SFD           6.750           6.483            $2,594.40
9327647         LAFAYETTE                      CA         94549       SFD           7.625           6.500            $2,477.28
9329052         SANTA CRUZ                     CA         95060       SFD           7.000           6.500            $2,162.24
9329067         ALBANY                         CA         94706       SFD           7.500           6.500            $2,731.14
9329829         OVERGAARD                      AZ         85933       SFD           7.125           6.500            $5,524.50
9329915         MONTARA                        CA         94037       SFD           7.375           6.500            $2,175.63
9330023         SAN JOSE                       CA         95148       SFD           7.000           6.500            $4,284.55
9330147         SAN JOSE                       CA         95132       SFD           6.625           6.358            $1,973.76
9330162         SANTA CRUZ                     CA         95062       SFD           7.250           6.500            $2,182.97
9330945         PALATINE                       IL         60067       SFD           7.000           6.500            $2,062.44
9330968         OAKLAND                        CA         94602       MF2           6.875           6.500            $2,929.91
9331204         HOLLISTER                      CA         95023       SFD           7.375           6.500            $4,144.05
9331280         REDWOOD CITY                   CA         94061       SFD           7.250           6.500            $3,226.70
9331752         LAFAYETTE                      CA         94549       SFD           6.750           6.483            $2,192.27
9332191         SAN FRANCISCO                  CA         94132       SFD           7.000           6.500            $2,135.63
9332200         CAMPBELL                       CA         95008       SFD           7.125           6.500            $2,189.59
9332221         HERCULES                       CA         94547       SFD           7.125           6.500            $2,085.84
9332305         LOS ANGELES                    CA         90068       SFD           6.875           6.500            $3,324.06
9332530         ROSEVILLE                      CA         95661       SFD           7.000           6.500            $2,235.42
9332549         ORINDA                         CA         94563       SFD           7.125           6.500            $3,705.46
9332629         SAN JOSE                       CA         95135       SFD           7.000           6.500            $2,444.99
9332911         DANVILLE                       CA         94526       SFD           7.125           6.500            $2,856.57
9332970         DANVILLE                       CA         94506       SFD           7.250           6.500            $2,660.49
9333166         SAN RAMON                      CA         94583       SFD           6.875           6.500            $2,714.76
9333691         SAN FRANCISCO                  CA         94110       SFD           7.000           6.500            $3,326.52
9333717         UNION CITY                     CA         94587       SFD           6.750           6.483            $2,529.54
9333937         FELTON                         CA         95018       SFD           7.500           6.500            $2,272.45
9334074         OAKLAND                        CA         94610       SFD           7.250           6.500            $2,373.98
9334128         SAN FRANCISCO                  CA         94123       LCO           7.000           6.500            $4,011.78
9334593         ZEPHYR COVE                    NV         89448       SFD           7.125           6.500            $2,742.03
9334611         OAKLAND                        CA         94611       SFD           6.750           6.483            $3,405.14
9334853         MILLBRAE                       CA         94030       SFD           6.875           6.500            $3,153.26
9334856         SOUTH SAN FRANCIS              CA         94080       SFD           7.000           6.500            $2,860.80
9334860         BERKELEY                       CA         94704       SFD           6.875           6.500            $3,258.37
9334993         MILLBRAE                       CA         94030       SFD           7.375           6.500            $4,007.99
9335208         SAN JOSE                       CA         95127       SFD           7.000           6.500            $3,882.04
9335210         PACIFICA                       CA         94044       SFD           7.250           6.500            $2,769.64
9335242         SAN JOSE                       CA         95148       SFD           7.125           6.500            $2,896.99
9335297         PALO ALTO                      CA         94306       SFD           6.875           6.500            $3,251.80
9335667         CASTRO VALLEY                  CA         94552       SFD           7.250           6.500            $2,659.13
9335784         SALINAS                        CA         93907       SFD           7.000           6.500            $3,087.01
9336024         LOS ANGELES                    CA         91364       SFD           6.750           6.483            $2,996.53
9336467         CASTRO VALLEY                  CA         94552       SFD           7.125           6.500            $2,681.40
9336475         SAN RAMON                      CA         94583       SFD           7.000           6.500            $2,162.24
9336522         SOQUEL                         CA         95073       SFD           6.750           6.483            $2,111.19
9336612         AUBURN                         CA         95602       SFD           6.750           6.483            $2,510.08
9336622         SANTA CRUZ                     CA         95060       SFD           6.750           6.483            $2,406.30
9336649         SAN FRANCISCO                  CA         94114       SFD           7.000           6.500            $3,153.54
9336779         PLEASANTON                     CA         94588       SFD           6.750           6.483            $2,056.06
9336926         TRABUCO CYN AREA               CA         92679       SFD           6.875           6.500            $2,299.25
9337681         SAN JOSE                       CA         95125       SFD           6.750           6.483            $3,262.45
9337685         SARATOGA                       CA         95070       SFD           7.125           6.500            $3,873.89
9337720         PLEASANTON                     CA         94566       SFD           6.750           6.483            $2,776.00
9337765         SAN FRANCISCO                  CA         94116       SFD           6.875           6.500            $2,417.50
9337796         REDWOOD CITY                   CA         94061       SFD           7.250           6.500            $5,252.76
9337798         BURLINGAME                     CA         94010       SFD           7.125           6.500            $3,772.83
9337802         WOODSIDE                       CA         94062       SFD           7.250           6.500            $6,787.66
9337843         SAN MATEO                      CA         94402       SFD           6.875           6.500            $4,467.12
9337889         SAN RAFAEL                     CA         94903       SFD           6.750           6.483            $2,951.13
9337913         FOLSOM                         CA         95630       SFD           6.750           6.483            $2,951.13
9337914         ALAMEDA                        CA         94502       SFD           7.500           6.500            $2,443.76
9337921         PIEDMONT                       CA         94611       SFD           6.625           6.358            $2,803.29
9337925         DANVILLE                       CA         94506       SFD           6.750           6.483            $3,697.01
9338009         SAN FRANCISCO                  CA         94112       SFD           7.125           6.500            $2,337.81
9338103         PALO ALTO                      CA         94301       SFD           6.875           6.500            $3,284.65
9338108         HILLSBOROUGH                   CA         94010       SFD           6.875           6.500            $3,416.03
9338127         WALNUT CREEK                   CA         94596       SFD           6.875           6.500            $2,654.00
9338130         LOS GATOS                      CA         95030       SFD           6.750           6.483            $4,215.89
9338256         SAN CARLOS                     CA         94070       SFD           6.750           6.483            $3,567.29
9338315         MORGAN HILL                    CA         95037       SFD           6.625           6.358            $2,433.19
9338317         SAN JOSE                       CA         95124       SFD           6.625           6.358            $2,689.31
9338372         GRANITE BAY                    CA         95746       SFD           6.875           6.500            $3,941.58
9338423         DANVILLE                       CA         94506       SFD           7.000           6.500            $2,095.71
9338511         LOS ALTOS                      CA         94024       SFD           6.875           6.500            $3,580.27
9338521         PIEDMONT                       CA         94611       SFD           6.750           6.483            $3,891.59
9338775         KIRKLAND                       WA         98033       SFD           7.125           6.500            $2,981.21
9339296         PLEASANTON                     CA         94588       SFD           6.625           6.358            $2,753.34
9339328         AUBURN                         CA         95603       SFD           6.750           6.483            $2,067.41
9339449         CORONA DEL MAR                 CA         92625       SFD           6.875           6.500            $6,569.29
9339527         WESTLAKE VILLAGE               CA         91361       SFD           6.750           6.483            $5,240.68
9339600         CHICO                          CA         95973       SFD           6.750           6.483            $2,289.56
9339642         FOSTER CITY                    CA         94404       SFD           6.875           6.500            $2,318.96
9339785         PLEASANTON                     CA         94588       SFD           7.000           6.500            $4,830.76
9339863         SEATTLE                        WA         98103       SFD           6.625           6.358            $3,576.46
9339895         SAN RAFAEL                     CA         94903       SFD           6.750           6.483            $4,215.89
9339978         LOS ALTOS                      CA         94024       SFD           6.750           6.483            $2,724.12
9340061         MILL VALLEY                    CA         94941       SFD           6.750           6.483            $3,106.79
9340063         DANVILLE                       CA         94526       SFD           7.000           6.500            $2,017.20
9340112         LOS ANGELES                    CA         90066       SFD           6.625           6.358            $2,625.28
9340113         LA CANADA                      CA         91011       SFD           7.125           6.500            $3,267.54
9340175         PLEASANTON                     CA         94588       SFD           6.875           6.500            $2,194.15
9340370         SAN FRANCISCO                  CA         94107       LCO           6.625           6.358            $2,151.45
9340542         THOUSAND OAKS                  CA         91320       SFD           7.250           6.500            $2,319.40
9340555         PASADENA                       CA         91105       SFD           6.875           6.500            $3,534.28
9340668         SALT LAKE CITY                 UT         84121       SFD           7.000           6.500            $2,135.63
9341237         RCHO STA MARG                  CA         92688       SFD           7.250           6.500            $2,251.19
9341309         ORANGE                         CA         92869       SFD           7.000           6.500            $2,062.44
9341377         SARATOGA                       CA         95070       SFD           7.875           6.500            $4,060.39
9341393         WOODSIDE                       CA         94062       SFD           6.875           6.500            $4,270.04
9341415         APTOS                          CA         95003       SFD           6.750           6.483            $2,983.56
9341491         RANCHO PALOS VERDES            CA         90275       SFD           6.875           6.500            $2,693.41
9341622         HAYWARD                        CA         94545       SFD           6.750           6.483            $2,179.29
9342092         SOUTH SAN FRANCIS              CA         94080       SFD           6.875           6.500            $2,910.20
9342134         EAST PALO ALTO                 CA         94303       SFD           7.125           6.500            $2,189.59
9342282         CORONADO                       CA         92118       SFD           6.750           6.483            $3,599.72
9342283         LA HONDA                       CA         94020       SFD           7.000           6.500            $2,474.93
9342304         BERKELEY                       CA         94705       SFD           7.250           6.500            $2,312.58
9342462         MILLBRAE                       CA         94030       SFD           6.750           6.483            $2,756.55
9342463         SAN JOSE                       CA         95124       SFD           7.000           6.500            $2,320.25
9342619         STINSON BEACH                  CA         94970       SFD           6.875           6.500            $2,200.72
9342783         PETALUMA                       CA         94952       SFD           6.500           6.233            $2,212.24
9342841         KENTFIELD                      CA         94904       SFD           7.000           6.500            $4,983.12
9343084         NORCO                          CA         92860       SFD           7.375           6.500            $2,096.20
9343412         SAN MARTIN                     CA         95046       SFD           7.500           6.500            $4,691.73
9343660         LAFAYETTE                      CA         94549       SFD           6.875           6.500            $2,659.25
9343676         PORTLAND                       OR         97201       SFD           7.250           6.500            $2,489.95
9343923         UPPER MONTCLAIR                NJ         07043       SFD           6.625           6.358            $2,433.19
9344094         PEBBLE BEACH                   CA         93953       SFD           6.750           6.483            $4,215.89
9344170         MIAMI                          FL         33156       SFD           6.750           6.483            $3,275.42
9344528         PLACERVILLE                    CA         95667       SFD           6.750           6.483            $2,247.40
9344624         SAN FRANCISCO                  CA         94122       SFD           6.625           6.358            $2,337.14
9344823         LIVERMORE                      CA         94550       SFD           6.750           6.483            $2,507.48
9345039         MENLO PARK                     CA         94025       SFD           6.750           6.483            $2,833.08
9345156         MIDLAND                        VA         22728       SFD           6.750           6.483            $1,991.20
9345265         CUPERTINO                      CA         95014       SFD           6.875           6.500            $4,498.32
9345339         LEABURG                        OR         97489       SFD           7.125           6.500            $2,652.77
9345531         LONG BEACH                     NY         11561       SFD           7.125           6.500            $3,158.06
9345867         SONOMA                         CA         95476       SFD           6.750           6.483            $3,797.55
9345911         SHERMAN OAKS                   CA         91423       SFD           7.000           6.500            $2,860.80
9345925         SAN RAFAEL                     CA         94901       SFD           6.750           6.483            $3,145.70
9346386         SAN CLEMENTE                   CA         92673       SFD           6.750           6.483            $2,280.47
9346501         MENLO PARK                     CA         94025       SFD           6.625           6.358            $4,866.37
9346624         ALAMEDA                        CA         94501       SFD           6.750           6.483            $2,607.37
9347082         DANA POINT                     CA         92624       SFD           7.375           6.500            $6,699.55
9347121         LOS ALTOS HILLS                CA         94022       SFD           6.875           6.500            $5,255.43
9347161         NEWPORT BEACH                  CA         92663       SFD           6.875           6.500            $2,706.55
9347424         CARLSBAD                       CA         92009       SFD           6.875           6.500            $3,074.43
9347524         VACAVILLE                      CA         95688       SFD           6.625           6.358            $2,119.43
9347834         LAGUNA NIGUEL                  CA         92677       SFD           6.750           6.483            $2,464.68
9347899         BERKLEY                        CA         94703       MF2           6.875           6.500            $2,989.03
9348095         HILLSBOROUGH                   CA         94010       SFD           6.750           6.483            $4,073.20
9348116         SANTA ROSA                     CA         95409       SFD           7.250           6.500            $2,524.06
9348801         BELMONT                        CA         94002       SFD           6.750           6.483            $3,106.79
9348837         FREMONT                        CA         94536       SFD           6.875           6.500            $2,647.43
9348847         DRAPER                         UT         84020       SFD           6.875           6.500            $3,546.76
9349162         ENGLEWOOD                      CO         80111       SFD           6.750           6.483            $2,529.54
9349194         SAN FRANCISCO                  CA         94123       SFD           6.750           6.483            $4,215.89
9349294         WALNUT CREEK                   CA         94598       SFD           6.875           6.500            $2,397.79
9349555         SAN FRANCISCO                  CA         94117       SFD           7.000           6.500            $6,653.03
9349914         PETALUMA                       CA         94954       SFD           6.750           6.483            $2,782.49
9350293         YORBA LINDA                    CA         92887       SFD           6.875           6.500            $3,396.33
9350480         SAN CARLOS                     CA         94070       SFD           6.875           6.500            $2,785.38
9351414         MENLO PARK                     CA         94025       SFD           7.250           6.500            $6,207.81
9351695         LAFAYETTE                      CA         94549       SFD           6.875           6.500            $3,232.09
9351757         KENTFIELD                      CA         94904       SFD           7.000           6.500            $2,395.09
9351779         GLOUCESTER                     MA         01930       SFD           6.875           6.500            $3,941.58
9351985         DALY CITY                      CA         94015       SFD           7.000           6.500            $2,142.28
9352068         RENO                           NV         89511       SFD           7.000           6.500            $2,960.60
9352153         SAN JOSE                       CA         95124       SFD           6.875           6.500            $3,120.42
9352272         STAMFORD                       CT         06903       SFD           6.875           6.500            $3,416.03
9352287         CARLSBAD                       CA         92008       SFD           6.750           6.483            $2,079.41
9352487         LAFAYETTE                      CA         94549       SFD           7.000           6.500            $3,815.51
9352606         SAN FRANCISCO                  CA         94121       SFD           6.875           6.500            $3,280.71
9352754         HINSDALE                       IL         60521       SFD           6.875           6.500            $2,627.72
9352762         LOOMIS                         CA         95650       SFD           6.750           6.483            $3,073.06
9352783         EVANSTON                       IL         60201       SFD           6.750           6.483            $2,756.55
9352827         ALBANY                         CA         94706       SFD           7.000           6.500            $3,659.17
9352843         SAN JOSE                       CA         95125       MF2           6.750           6.483            $2,879.78
9352939         BEND                           OR         97702       SFD           6.875           6.500            $3,063.92
9353500         NORTHRIDGE(AREA)               CA         91326       SFD           7.250           6.500            $2,455.83
9354249         RENTON                         WA         98056       SFD           6.625           6.358            $3,028.67
9354343         CHICAGO                        IL         60614       SFD           6.750           6.483            $5,902.25
9354437         DUBLIN                         CA         94568       SFD           6.875           6.500            $3,048.15
9354610         CORTE MADERA                   CA         94925       SFD           6.750           6.483            $2,198.75
9354655         SAN DIEGO                      CA         92131       SFD           6.750           6.483            $2,623.58
9354672         MORAGA                         CA         94556       SFD           7.000           6.500            $4,195.40
9354829         GRANTS PASS                    OR         97527       SFD           6.875           6.500            $2,194.15
9354875         SAN ANTONIO                    TX         78256       SFD           6.875           6.500            $2,128.45
9355804         ST. CHARLES                    IL         60175       SFD           6.750           6.483            $2,334.96
9356153         DANVILLE                       CA         94526       SFD           7.000           6.500            $2,158.91
9356318         OAKLAND                        CA         94611       SFD           7.125           6.500            $2,694.88
9356470         SAINT HELENA                   CA         94574       SFD           6.750           6.483            $3,794.30
9356904         DANVILLE                       CA         94526       SFD           6.875           6.500            $2,759.11
9357058         GLENVIEW                       IL         60025       SFD           6.875           6.500            $2,272.98
9357118         WESTERN SPRINGS                IL         60558       SFD           6.750           6.483            $2,523.05
9357203         MENLO PARK                     CA         94028       SFD           6.875           6.500            $3,580.27
9357348         PALOS VERDES ESTA              CA         90274       SFD           7.250           6.500            $6,141.30
9357592         KILDEER                        IL         60047       SFD           6.750           6.483            $2,078.76
9357971         PARK CITY                      UT         84060       SFD           6.875           6.500            $2,529.18
9357972         TOMBALL                        TX         77375       SFD           6.625           6.358            $3,653.29
9358817         NORTHBROOK                     IL         60062       SFD           6.750           6.483            $2,270.10
9359918         PALO ALTO                      CA         94303       SFD           6.750           6.483            $2,853.84
9360707         LIVERMORE                      CA         94550       SFD           6.875           6.500            $2,062.76
9360902         CARMEL                         CA         93923       SFD           7.000           6.500            $2,661.21
9361023         FREMONT                        CA         94536       SFD           6.875           6.500            $2,305.82
9361043         SARATOGA                       CA         95070       SFD           6.875           6.500            $4,270.04
9361165         DANVILLE                       CA         94506       SFD           7.125           6.500            $5,179.55
9361185         BERKELEY                       CA         94705       SFD           6.750           6.483            $4,202.92
9361239         FREMONT                        CA         94539       SFD           6.875           6.500            $2,851.08
9361543         WESTERN SPRINGS                IL         60558       SFD           6.875           6.500            $2,348.52
9361898         SAN RAFAEL                     CA         94901       SFD           7.125           6.500            $2,405.18
9362108         NEWARK                         CA         94560       SFD           6.500           6.233            $2,123.75
9362118         OAKLAND                        CA         94611       SFD           6.875           6.500            $2,463.49
9362203         TIBURON                        CA         94920       SFD           6.875           6.500            $3,613.11
9362345         TEMPLETON                      CA         93465       SFD           6.750           6.483            $2,133.89
9362372         IRVINE                         CA         92620       SFD           6.750           6.483            $2,107.94
9362503         PLEASANTON                     CA         94566       SFD           6.875           6.500            $4,269.71
9362517         LOS ANGELES                    CA         90069       SFD           6.875           6.500            $5,124.05
9362821         ALAMO                          CA         94507       SFD           6.750           6.483            $2,874.92
9362902         SAN DIEGO                      CA         92131       SFD           6.750           6.483            $2,432.25
9362919         FAIRFAX                        CA         94930       SFD           6.750           6.483            $2,529.54
9362924         ORANGE (AREA)                  CA         92869       SFD           6.875           6.500            $6,437.91
9362943         PORTLAND                       OR         97212       SFD           6.625           6.358            $3,481.69
9362983         LOS ANGELES                    CA         90064       SFD           6.875           6.500            $3,448.88
9363387         SAN RAFAEL                     CA         94901       SFD           7.375           6.500            $4,351.26
9363425         LAGRANGE                       IL         60525       SFD           6.875           6.500            $2,135.02
9363573         NAPA                           CA         94559       SFD           6.750           6.483            $2,205.24
9363574         WALNUT CREEK                   CA         94598       SFD           6.750           6.483            $2,594.40
9363722         MILL VALLEY                    CA         94941       SFD           6.750           6.483            $2,049.57
9363825         EVANSTON                       IL         60203       SFD           6.875           6.500            $2,463.49
9363885         YORBA LINDA                    CA         92887       SFD           7.000           6.500            $3,467.56
9364013         SALEM                          OR         97304       SFD           6.625           6.358            $4,219.65
9364100         NAPA                           CA         94558       MF2           6.875           6.500            $3,069.50
9364268         MENLO PARK                     CA         94028       SFD           6.875           6.500            $3,711.65
9431806         DENVER                         CO         80210       SFD           6.750           6.483            $2,594.40
9431815         SAN CLEMENTE                   CA         92673       SFD           6.875           6.500            $2,483.19
9432766         GRANITE BAY                    CA         95746       SFD           6.750           6.483            $2,386.85
9434914         SAN JOSE                       CA         95120       SFD           6.750           6.483            $4,086.17
9435778         NEWTON                         MA         02465       SFD           6.875           6.500            $4,112.38
9437907         SEATTLE                        WA         98177       SFD           7.125           6.500            $4,008.63
9438233         NAPERVILLE                     IL         60564       SFD           6.750           6.483            $2,334.96
9439020         MISSION VIEJO                  CA         92692       SFD           6.500           6.233            $2,117.43
9439125         RANCHO MIRAGE                  CA         92270       SFD           6.750           6.483            $2,427.71
9439237         DOBBS FERRY                    NY         10522       SFD           6.875           6.500            $2,562.03
9439458         SAN JOSE                       CA         95133       SFD           6.625           6.358            $2,625.28
9439598         OREM                           UT         84097       SFD           6.875           6.500            $2,703.27
9440544         LITTLETON                      CO         80126       SFD           6.625           6.358            $2,305.12
9440780         BURR RIDGE                     IL         60527       SFD           6.875           6.500            $4,270.04
9441003         FULLERTON                      CA         92835       SFD           7.125           6.500            $2,990.64
9441022         FREMONT                        CA         94536       SFD           6.500           6.233            $2,117.43
9441128         LAGUNA HILLS                   CA         92653       SFD           8.875           6.500            $4,893.22
9442112         NEWCASTLE                      CA         95658       SFD           6.750           6.483            $3,450.22
9442153         LAFAYETTE                      CA         94549       SFD           6.875           6.500            $3,387.13
9442176         IRVINE                         CA         92612       SFD           6.750           6.483            $3,145.70
9442367         NEWHALL                        CA         91321       SFD           7.125           6.500            $2,829.62
9442445         LAGUNA BEACH                   CA         92651       SFD           6.750           6.483            $6,485.98
9442755         PLAYA DEL REY(ARE              CA         90293       SFD           6.625           6.358            $3,220.59
9443044         TRABUCO CANYON(AR              CA         92679       SFD           6.750           6.483            $1,978.23
9443293         AURORA                         CO         80015       SFD           6.625           6.358            $2,641.29
9443918         GARDEN GROVE                   CA         92841       SFD           6.625           6.358            $2,625.28
9444158         SAN MARINO                     CA         91108       SFD           6.750           6.483            $3,697.01
9444163         LA JOLLA(AREA)                 CA         92037       SFD           6.750           6.483            $3,800.79
9444337         ESCONDIDO                      CA         92026       SFD           6.625           6.358            $2,145.05
9444581         SAN JOSE                       CA         95138       SFD           6.750           6.483            $3,372.71
9444817         LONG BEACH                     CA         90815       SFD           7.000           6.500            $2,594.68
9445173         GRANITE BAY                    CA         95746       SFD           6.625           6.358            $2,381.96
9445265         BARRINGTON                     IL         60010       SFD           7.000           6.500            $3,110.29
9445450         BEVERLY HILLS                  CA         90210       LCO           7.125           6.500            $5,340.57
9445658         SAN RAMON                      CA         94583       SFD           6.875           6.500            $2,463.49
9445773         DUBLIN                         CA         94568       SFD           6.750           6.483            $2,360.90
9445977         PLEASANTON                     CA         94566       SFD           6.750           6.483            $2,364.79
9446127         SANTA MONICA                   CA         90402       SFD           6.625           6.358            $6,403.11
9447515         PORT ST LUCIE                  FL         34989       SFD           6.625           6.358            $2,113.03
9448924         BURLINGTON                     MA         01803       SFD           6.875           6.500            $2,095.60
9450379         THOUSAND OAKS                  CA         91362       SFD           6.875           6.500            $2,128.45
9451941         WACONIA                        MN         55387       SFD           7.250           6.500            $2,967.47
9453308         ECLECTIC                       AL         36092       SFD           6.750           6.483            $2,270.09
9453383         EDWARDS                        CO         81632       PUD           6.875           6.500            $2,450.34
9453699         ELK POINT                      SD         57025       SFD           6.875           6.500            $2,497.48
9453873         WARREN                         NJ         07059       SFD           6.750           6.483            $3,567.29
9454745         JAMESTOWN                      NC         27265       SFD           6.750           6.483            $2,261.47
9455110         FORT COLLINS                   CO         80525       SFD           6.875           6.500            $2,417.50
9455315         SAN CLEMENTE                   CA         92672       SFD           6.625           6.358            $6,146.99
9456202         FOLSOM                         CA         95630       SFD           6.750           6.483            $2,370.63
9456394         CROWNSVILLE                    MD         21032       SFD           6.750           6.483            $2,604.74
9457180         VIENNA                         VA         22181       SFD           6.875           6.500            $2,299.25
9457582         GREEN BAY                      WI         54311       SFD           7.000           6.500            $3,080.35
9458595         ALPHARETTA                     GA         30004       SFD           6.625           6.358            $2,189.86
9460700         SANTA MONICA                   CA         90405       SFD           6.750           6.483            $2,517.21
9462174         CLARKSVILLE                    MD         21029       SFD           7.000           6.500            $2,349.52
9462394         BELLEVUE                       WA         98005       SFD           7.000           6.500            $3,160.19
9462646         PICKERINGTON                   OH         43147       SFD           6.875           6.500            $2,627.72
9463139         EXTON                          PA         19341       SFD           6.750           6.483            $2,594.39
9464671         ANN ARBOR                      MI         48103       SFD           6.750           6.483            $2,099.51
9465620         CORONA DEL MAR                 CA         92625       LCO           6.750           6.483            $2,698.17
9466558         OLATHE                         KS         66061       SFD           7.000           6.500            $2,727.74
9467271         PLYMOUTH                       MN         55441       SFD           6.750           6.483            $2,380.36
9467607         AGOURA HILLS                   CA         91301       SFD           6.875           6.500            $5,255.43
9467654         VALDOSTA                       GA         31605       SFD           6.625           6.358            $2,305.12
9468008         BELLE MEAD                     NJ         08502       SFD           6.875           6.500            $2,364.94
9468602         AUDUBON                        PA         19403       SFD           7.000           6.500            $2,799.26
9468670         RANCHO PALOS VERD              CA         90275       SFD           6.875           6.500            $4,237.19
9470119         ALEXANDRIA                     VA         22314       SFD           6.875           6.500            $2,864.21
9470290         VIENNA                         VA         22182       SFD           6.750           6.483            $3,145.70
9472212         MAPLE GROVE                    MN         55311       SFD           7.250           6.500            $3,410.88
9476594         SANTA BARBARA                  CA         93103       SFD           6.500           6.233            $3,244.28
9486233         CEDAR RAPIDS                   IA         52411       SFD           6.750           6.483            $2,523.05
9496390         PRINCETON JCT                  NJ         08550       SFD           7.000           6.500            $2,411.72
9499014         MONMOUTH BEACH                 NJ         07750       SFD           7.000           6.500            $3,991.82
9503424         HOUSTON                        TX         77025       SFD           6.750           6.483            $3,451.58
9552039         BLOOMFIELD HILLS               MI         48301       SFD           6.875           6.500            $2,790.31
9868465         TAMPA                          FL         33626       SFD           7.000           6.500            $2,315.25
9869043         DIX HILLS                      NY         11746       SFD           7.000           6.500            $2,927.33
9869562         LEESBURG                       VA         20176       SFD           6.500           6.233            $2,667.33
9870577         WESTON                         MA         02493       SFD           6.750           6.483            $2,270.10
9871246         GAITHERSBURG                   MD         20878       SFD           6.625           6.358            $2,273.10
9871467         WOODLAND HILLS                 CA         91364       SFD           7.000           6.500            $2,208.80
9872045         BELMONT                        CA         94002       SFD           7.000           6.500            $2,357.83
9873716         MORAGA                         CA         94556       SFD           6.875           6.500            $2,745.96
9873854         SAN JOSE                       CA         95121       SFD           6.625           6.358            $2,876.28
9873906         BOCA RATON                     FL         33428       PUD           7.375           6.500            $2,431.18
9873932         OJAI                           CA         93023       SFD           6.750           6.483            $2,010.65
9874020         BRIDGEHAMPTON                  NY         11932       SFD           6.875           6.500            $2,364.94
9874324         LAGUNA NIGUEL                  CA         92677       PUD           7.000           6.500            $2,574.72
9874408         SAN DIEGO                      CA         92130       SFD           7.000           6.500            $3,991.82
9874473         SAN MARCOS                     CA         92078       SFD           6.625           6.358            $2,049.00
9874649         WALDORF                        MD         20601       SFD           7.125           6.500            $2,158.97
9874665         WALNUT CREEK                   CA         94598       SFD           7.000           6.500            $2,607.99
9874844         FRISCO                         TX         75034       PUD           7.000           6.500            $4,304.17
9875188         LOS ANGELES                    CA         90064       SFD           6.875           6.500            $3,389.75
9875231         NEWPORT BEACH                  CA         92660       SFD           7.250           6.500            $2,926.54
9875264         EL DORADO HILLS                CA         95762       PUD           6.875           6.500            $3,613.11
9875928         SEARINGTOWN                    NY         11576       SFD           6.750           6.483            $2,107.95
9876067         FOWLERVILLE                    MI         48836       SFD           7.250           6.500            $2,182.96
9878204         EL SOBRANTE                    CA         94803       SFD           6.625           6.358            $2,561.24
9880406         NORTH WOODMERE                 NY         11581       SFD           6.750           6.483            $2,334.95
9882669         CENTERPORT                     NY         11721       SFD           6.875           6.500            $2,332.10
9882693         ACWORTH                        GA         30101       SFD           8.500           6.500            $2,458.99
9883841         CHESTERFIELD                   VA         23838       SFD           7.500           6.500            $6,432.78
9884791         GAINESVILLE                    GA         30506       SFD           6.875           6.500            $4,204.35
9886198         LAKE SUCCESS                   NY         11042       SFD           6.750           6.483            $2,853.83
9886276         KELLER                         TX         76248       SFD           6.625           6.358            $2,751.04
9886667         FRISCO                         TX         75034       SFD           7.000           6.500            $2,091.05
9887366         BLUE POINT                     NY         11715       SFD           7.250           6.500            $2,148.86
9887964         ROCHESTER HILLS                MI         48037       SFD           7.250           6.500            $2,319.40
9888044         MC KINNEY                      TX         75070       SFD           6.875           6.500            $2,276.92
9888759         WANTAGH                        NY         11793       SFD           6.750           6.483            $1,971.74
9888782         NORTHPORT                      NY         11768       SFD           7.250           6.500            $2,101.10
9889211         HAYMARKET                      VA         20169       PUD           7.125           6.500            $2,252.91
9890696         HARRINGTON PARK                NJ         07640       SFD           6.500           6.233            $2,322.85
9891177         SILVER SPRING                  MD         20905       SFD           6.750           6.483            $2,412.79
9892576         DALLAS                         TX         75240       PUD           6.875           6.500            $2,159.98
9917002         ATLANTA                        GA         30319       SFD           7.500           6.500            $2,343.77

WFMBS
WFMBS 2002-02 EXHIBIT F-1A GROUP I LOANS
30 YEAR FIXED RATE NON-RELOCATION  LOANS

(i)        (vii)         (viii)          (ix)                (x)     (xi)      (xii)         (xiii)      (xv)           (xvi)
-----      --------      ---------       --------------      -----   -------   ----------    --------    -----------    ----------
                                         CUT-OFF
MORTGAGE   ORIGINAL      SCHEDULED       DATE                                  MORTGAGE                  MASTER         FIXED
LOAN       TERM TO       MATURITY        PRINCIPAL                             INSURANCE     SERVICE     SERVICE        RETAINED
NUMBER     MATURITY      DATE            BALANCE             LTV     SUBSIDY   CODE          FEE         FEE            YIELD
--------   --------      ---------       --------------      -----   -------   ----------    --------    -----------    ----------
3858274      360          1-Nov-31        $399,325.97        72.73                            0.250         0.017         0.108
4234611      360          1-Dec-31        $599,508.18        37.50                            0.250         0.017         0.233
4260614      360          1-Dec-31        $427,549.25        80.00                            0.250         0.017         0.233
4290344      360          1-Dec-31        $310,751.29        55.04                            0.250         0.017         0.358
4297968      360          1-Oct-31        $548,735.47        74.32                            0.250         0.017         0.608
4298211      360          1-Nov-31        $509,019.31        68.09                            0.250         0.017         0.000
4303096      360          1-Jan-32        $344,700.00        80.00                            0.250         0.017         0.108
4326557      360          1-Dec-31        $342,718.84        70.00                            0.250         0.017         0.233
4329292      360          1-Jan-32        $481,293.00        75.20                            0.250         0.017         0.108
4330075      360          1-Jan-32        $650,000.00        65.00                            0.250         0.017         0.108
4332399      360          1-Dec-31        $390,679.49        76.41                            0.250         0.017         0.233
4334904      360          1-Dec-31        $347,700.37        77.33                            0.250         0.017         0.000
4338276      360          1-Nov-31        $331,440.58        69.89                            0.250         0.017         0.108
4338845      360          1-Dec-31        $599,188.19        63.16                            0.250         0.017         0.358
4347971      360          1-Nov-31        $484,141.83        62.58                            0.250         0.017         0.000
4348534      360          1-Nov-31        $873,630.69        47.30                            0.250         0.017         0.483
4348919      360          1-Dec-31        $392,385.97        79.99                            0.250         0.017         0.358
4348950      360          1-Dec-31        $479,586.72        80.00                            0.250         0.017         0.000
4349055      360          1-Oct-31        $360,150.04        91.39                 06         0.250         0.017         0.483
4349075      360          1-Dec-31        $949,182.06        54.29                            0.250         0.017         0.000
4349436      360          1-Nov-31        $345,930.28        90.00                 11         0.250         0.017         0.233
4350389      360          1-Nov-31        $310,788.17        79.99                            0.250         0.017         0.233
4350718      360          1-Dec-31        $405,742.14        76.19                            0.250         0.017         0.233
4350742      360          1-Dec-31        $359,690.04        80.00                            0.250         0.017         0.000
4350816      360          1-Nov-31        $391,386.54        76.86                            0.250         0.017         0.483
4350891      360          1-Dec-31        $311,644.34        79.99                            0.250         0.017         0.233
4351803      360          1-Dec-31        $615,482.49        80.00                            0.250         0.017         0.108
4352057      360          1-Nov-31        $614,936.28        68.44                            0.250         0.017         0.000
4352733      360          1-Nov-31        $579,114.61        64.44                            0.250         0.017         0.608
4352986      360          1-Jan-32        $623,000.00        50.90                            0.250         0.017         0.000
4353086      360          1-Dec-31        $349,713.11        60.66                            0.250         0.017         0.233
4353198      360          1-Dec-31        $319,731.15        84.88                 11         0.250         0.017         0.108
4353430      360          1-Dec-31        $341,020.24        75.84                            0.250         0.017         0.233
4354200      360          1-Dec-31        $649,492.93        67.71                            0.250         0.017         0.483
4354961      353          1-Apr-31        $513,811.42        80.00                            0.250         0.017         0.233
4355791      360          1-Dec-31        $439,648.14        80.00                            0.250         0.017         0.358
4356251      360          1-Nov-31        $349,452.28        67.59                            0.250         0.017         0.483
4356381      360          1-Dec-31        $549,037.93        76.92                            0.250         0.017         0.108
4356383      360          1-Jan-32        $320,000.00        80.00                            0.250         0.017         0.000
4356821      360          1-Nov-31        $491,191.07        80.00                            0.250         0.017         0.233
4357036      360          1-Dec-31        $598,470.63        61.86                            0.250         0.017         0.000
4357074      360          1-Jan-32        $344,153.00        62.57                            0.250         0.017         0.000
4358428      360          1-Nov-31        $372,002.30        80.00                            0.250         0.017         0.358
4358468      360          1-Nov-31        $423,070.91        69.33                            0.250         0.017         0.108
4358904      360          1-Dec-31        $584,496.33        77.48                            0.250         0.017         0.000
4361979      360          1-Dec-31        $475,637.80        80.00                            0.250         0.017         0.608
4362041      360          1-Dec-31        $413,684.97        75.00                            0.250         0.017         0.608
4362135      360          1-Jan-32        $700,000.00        58.33                            0.250         0.017         0.108
4362461      360          1-Jan-32        $620,000.00        58.66                            0.250         0.017         0.000
4364193      360          1-Jan-32        $425,000.00        59.86                            0.250         0.017         0.000
4364653      360          1-Jan-32        $329,500.00        71.63                            0.250         0.017         0.000
4364926      360          1-Dec-31        $333,726.22        80.00                            0.250         0.017         0.233
4368257      360          1-Dec-31        $303,756.89        69.89                            0.250         0.017         0.358
4368423      360          1-Dec-31        $999,180.31        55.56                            0.250         0.017         0.233
4369661      360          1-Dec-31        $470,014.41        80.00                            0.250         0.017         0.233
4369731      360          1-Dec-31        $649,440.36        57.78                            0.250         0.017         0.000
4369956      360          1-Jan-32        $395,000.00        71.82                            0.250         0.017         0.108
4371196      360          1-Dec-31        $550,786.88        74.39                            0.250         0.017         0.108
4372435      360          1-Nov-31        $369,860.22        95.00                 11         0.250         0.017         0.000
4372543      360          1-Dec-31        $709,418.02        63.68                            0.250         0.017         0.233
4373982      360          1-Dec-31        $397,390.85        49.72                            0.250         0.017         0.108
4374085      360          1-Dec-31        $611,460.05        45.33                            0.250         0.017         0.000
4374109      360          1-Dec-31        $384,668.52        67.54                            0.250         0.017         0.000
4374151      360          1-Jan-32        $321,000.00        66.88                            0.250         0.017         0.108
4374291      360          1-Nov-31        $356,850.85        77.38                            0.250         0.017         0.108
4374313      360          1-Dec-31        $451,220.60        50.18                            0.250         0.017         0.108
4374382      360          1-Dec-31        $453,609.11        47.79                            0.250         0.017         0.000
4374593      360          1-Jan-32        $350,000.00        58.72                            0.250         0.017         0.000
4375865      360          1-Dec-31        $547,539.61        80.00                            0.250         0.017         0.108
4376062      360          1-Jan-32        $325,000.00        75.58                            0.250         0.017         0.108
4376066      360          1-Jan-32        $336,000.00        93.33                 12         0.250         0.017         0.233
4376641      360          1-Dec-31        $316,733.68        86.85                 11         0.250         0.017         0.108
4377000      360          1-Dec-31        $503,566.06        80.00                            0.250         0.017         0.000
4377920      360          1-Jan-32        $469,000.00        53.60                            0.250         0.017         0.000
4378960      360          1-Dec-31        $623,475.76        61.18                            0.250         0.017         0.108
4379487      360          1-Dec-31        $624,487.68        49.02                            0.250         0.017         0.233
4379932      360          1-Dec-31        $384,668.52        69.37                            0.250         0.017         0.000
4380122      360          1-Dec-31        $579,500.63        58.00                            0.250         0.017         0.000
4381029      360          1-Dec-31        $366,184.45        55.53                            0.250         0.017         0.000
4381031      360          1-Nov-31        $357,147.18        75.00                            0.250         0.017         0.108
4381319      360          1-Jan-32        $424,500.00        50.24                            0.250         0.017         0.108
4382127      360          1-Jan-32        $427,750.00        77.77                            0.250         0.017         0.108
4382267      360          1-Dec-31        $379,672.82        55.07                            0.250         0.017         0.000
4382773      360          1-Dec-31        $633,940.19        52.88                            0.250         0.017         0.000
4382803      360          1-Jan-32        $880,000.00        48.89                            0.250         0.017         0.000
4383081      360          1-Dec-31        $424,651.63        69.67                            0.250         0.017         0.233
4383336      360          1-Nov-31        $349,410.23        70.00                            0.250         0.017         0.108
4383821      360          1-Jan-32        $420,000.00        73.04                            0.250         0.017         0.000
4383917      360          1-Jan-32        $465,000.00        75.00                            0.250         0.017         0.108
4383962      360          1-Dec-31        $325,719.32        62.69                            0.250         0.017         0.000
4384340      360          1-Jan-32        $475,000.00        79.83                            0.250         0.017         0.108
4384398      360          1-Dec-31        $369,619.79        40.00                            0.250         0.017         0.108
4384407      360          1-Nov-31        $316,965.00        74.01                            0.250         0.017         0.108
4385031      360          1-Dec-31        $649,480.21        68.42                            0.250         0.017         0.358
4385056      360          1-Jan-32        $542,000.00        60.22                            0.250         0.017         0.000
4385408      360          1-Dec-31        $474,629.45        51.35                            0.250         0.017         0.483
4385893      360          1-Dec-31        $359,697.55        68.57                            0.250         0.017         0.108
4386933      360          1-Nov-31        $337,929.60        89.99                 13         0.250         0.017         0.108
4389215      360          1-Dec-31        $374,435.17        74.95                            0.250         0.017         0.108
4390002      360          1-Dec-31        $309,733.09        68.13                            0.250         0.017         0.000
4390430      360          1-Dec-31        $771,351.42        58.26                            0.250         0.017         0.108
4391794      360          1-Dec-31        $305,414.65        83.75                 13         0.250         0.017         0.233
4392250      360          1-Nov-31        $350,408.53        58.50                            0.250         0.017         0.108
4392378      360          1-Dec-31        $411,386.72        56.02                            0.250         0.017         0.000
4392446      360          1-Jan-32        $390,000.00        67.83                            0.250         0.017         0.608
4392836      360          1-Jan-32        $410,000.00        68.91                            0.250         0.017         0.233
4393308      360          1-Dec-31        $376,675.41        50.27                            0.250         0.017         0.000
4393459      360          1-Nov-31        $387,346.21        55.83                            0.250         0.017         0.108
4393721      360          1-Dec-31        $899,262.27        56.78                            0.250         0.017         0.233
4394117      360          1-Dec-31        $388,656.79        66.50                            0.250         0.017         0.000
4394386      360          1-Dec-31        $313,236.61        72.91                            0.250         0.017         0.108
4394944      360          1-Dec-31        $327,724.44        80.00                            0.250         0.017         0.108
4395654      360          1-Dec-31        $319,717.67        66.67                            0.250         0.017         0.000
4396241      360          1-Dec-31        $399,663.95        64.00                            0.250         0.017         0.108
4396449      360          1-Dec-31        $370,717.69        67.45                            0.250         0.017         0.608
4397051      360          1-Jan-32        $994,000.00        70.00                            0.250         0.017         0.000
4398440      360          1-Dec-31        $324,726.96        76.47                            0.250         0.017         0.108
4398515      360          1-Dec-31        $462,779.62        78.21                            0.250         0.017         0.358
4398737      360          1-Dec-31        $351,696.93        80.00                            0.250         0.017         0.000
4398927      360          1-Dec-31        $409,272.44        80.00                            0.250         0.017         0.358
4399514      360          1-Dec-31        $315,877.80        58.01                            0.250         0.017         0.000
4399619      360          1-Dec-31        $324,698.98        61.03                            0.250         0.017         0.000
4399807      360          1-Oct-31        $335,208.91        80.00                            0.250         0.017         0.483
4399987      360          1-Dec-31        $349,691.20        58.82                            0.250         0.017         0.000
4400324      360          1-Dec-31        $497,571.23        60.36                            0.250         0.017         0.000
4400524      360          1-Dec-31        $424,434.90        62.50                            0.250         0.017         0.108
4400581      360          1-Dec-31        $399,672.12        73.14                            0.250         0.017         0.233
4400659      360          1-Dec-31        $370,910.43        80.00                            0.250         0.017         0.483
4401463      360          1-Dec-31        $341,712.68        79.91                            0.250         0.017         0.108
4402124      360          1-Dec-31        $372,379.11        76.06                            0.250         0.017         0.000
4402295      360          1-Dec-31        $409,880.36        63.40                            0.250         0.017         0.108
4403040      360          1-Dec-31        $377,590.24        79.56   GD 3YR                   0.250         0.017         0.233
4403316      360          1-Nov-31        $329,470.63        58.41                            0.250         0.017         0.358
4403928      360          1-Dec-31        $349,698.66        47.95                            0.250         0.017         0.000
4404794      360          1-Dec-31        $599,508.19        78.32                            0.250         0.017         0.233
4405045      360          1-Dec-31        $328,210.17        63.17                            0.250         0.017         0.000
4405761      360          1-Dec-31        $599,495.92        68.57                            0.250         0.017         0.108
4405861      360          1-Dec-31        $614,495.88        59.92   GD 1YR                   0.250         0.017         0.233
4406402      360          1-Jan-32        $640,000.00        54.24                            0.250         0.017         0.108
4407541      360          1-Dec-31        $327,417.85        58.10                            0.250         0.017         0.000
4408124      360          1-Dec-31        $649,426.52        52.00                            0.250         0.017         0.000
4409605      360          1-Jan-32        $360,000.00        80.00                            0.250         0.017         0.108
4409832      360          1-Jan-32        $380,200.00        49.38                            0.250         0.017         0.108
4409959      360          1-Jan-32        $392,000.00        80.00                            0.250         0.017         0.108
4410062      360          1-Nov-31        $399,325.96        79.21                            0.250         0.017         0.108
4410331      360          1-Dec-31        $359,697.55        63.16                            0.250         0.017         0.108
4410333      360          1-Dec-31        $323,527.96        69.63                            0.250         0.017         0.108
4410443      360          1-Dec-31        $614,495.88        43.93                            0.250         0.017         0.233
4410758      360          1-Nov-31        $308,278.69        95.00                 11         0.250         0.017         0.608
4410805      360          1-Dec-31        $454,617.74        79.68                            0.250         0.017         0.108
4411323      360          1-Nov-31        $564,415.35        79.99                            0.250         0.017         0.483
4411639      360          1-Dec-31        $329,715.87        74.16                            0.250         0.017         0.000
4411729      360          1-Dec-31        $476,331.28        57.83                            0.250         0.017         0.108
4412740      360          1-Dec-31        $397,931.53        90.00                 24         0.250         0.017         0.358
4412793      360          1-Jan-32        $570,000.00        68.67                            0.250         0.017         0.000
4412880      360          1-Dec-31        $779,294.87        65.00                            0.250         0.017         0.000
4414367      360          1-Dec-31        $309,719.75        59.62                            0.250         0.017         0.000
4415097      360          1-Nov-31        $348,426.17        49.86                            0.250         0.017         0.233
4415281      360          1-Jan-32        $350,000.00        77.09                            0.250         0.017         0.000
4415581      360          1-Dec-31        $639,462.32        60.66                            0.250         0.017         0.108
4415869      360          1-Dec-31        $359,690.05        80.00                            0.250         0.017         0.000
4416789      360          1-Dec-31        $349,705.95        62.39                            0.250         0.017         0.108
4416808      360          1-Dec-31        $335,737.88        80.00                            0.250         0.017         0.483
4416843      360          1-Nov-31        $324,062.01        76.39                            0.250         0.017         0.000
4416960      360          1-Dec-31        $594,500.12        47.60                            0.250         0.017         0.108
4416976      360          1-Dec-31        $539,535.07        51.67                            0.250         0.017         0.000
4417395      360          1-Dec-31        $399,655.60        49.02                            0.250         0.017         0.000
4417416      360          1-Nov-31        $374,352.46        65.79                            0.250         0.017         0.000
4417588      360          1-Dec-31        $491,433.93        80.00                            0.250         0.017         0.000
4417610      360          1-Dec-31        $762,343.08        69.36                            0.250         0.017         0.000
4417840      360          1-Jan-32        $509,000.00        67.87                            0.250         0.017         0.000
4417948      360          1-Dec-31        $343,076.56        58.47                            0.250         0.017         0.108
4417961      360          1-Dec-31        $538,047.59        43.08                            0.250         0.017         0.108
4418146      360          1-Dec-31        $335,717.71        50.83                            0.250         0.017         0.108
4418149      360          1-Dec-31        $459,649.97        72.44                            0.250         0.017         0.608
4418892      360          1-Dec-31        $992,225.36        66.96                            0.250         0.017         0.483
4419110      360          1-Dec-31        $313,330.00        80.00                            0.250         0.017         0.000
4420291      360          1-Dec-31        $698,412.76        63.55                            0.250         0.017         0.108
4420293      360          1-Dec-31        $304,262.46        69.20                            0.250         0.017         0.483
4421631      360          1-Dec-31        $624,461.89        66.84                            0.250         0.017         0.000
4422099      360          1-Dec-31        $326,738.50        79.95                            0.250         0.017         0.358
4423309      360          1-Nov-31        $349,859.47        79.99                            0.250         0.017         0.108
4423524      360          1-Dec-31        $889,270.47        68.46                            0.250         0.017         0.233
4424030      360          1-Dec-31        $561,039.74        69.75                            0.250         0.017         0.233
4424799      360          1-Dec-31        $386,666.81        73.71                            0.250         0.017         0.000
4424904      360          1-Dec-31        $631,968.62        55.00                            0.250         0.017         0.108
4424956      360          1-Dec-31        $351,581.88        80.00                            0.250         0.017         0.000
4425639      360          1-Nov-31        $526,086.36        74.77                            0.250         0.017         0.108
4426517      360          1-Dec-31        $496,602.55        69.12                            0.250         0.017         0.358
4427497      360          1-Dec-31        $320,686.92        56.31                            0.250         0.017         0.233
4427658      360          1-Dec-31        $759,392.23        80.00                            0.250         0.017         0.358
4429235      360          1-Dec-31        $361,995.63        78.76                            0.250         0.017         0.108
4429448      360          1-Dec-31        $488,599.17        78.24                            0.250         0.017         0.233
4429626      360          1-Dec-31        $319,724.49        69.26                            0.250         0.017         0.000
4429680      360          1-Dec-31        $352,238.39        75.00                            0.250         0.017         0.733
4430742      360          1-Dec-31        $349,698.65        56.36                            0.250         0.017         0.000
4431064      360          1-Dec-31        $348,727.74        49.86                            0.250         0.017         0.483
4431831      360          1-Dec-31        $572,506.66        67.41                            0.250         0.017         0.000
4432134      360          1-Dec-31        $339,692.63        52.71                            0.250         0.017         0.000
4432203      360          1-Dec-31        $339,700.02        80.00                            0.250         0.017         0.000
4432302      360          1-Dec-31        $383,669.38        76.80                            0.250         0.017         0.000
4433057      360          1-Dec-31        $312,730.51        65.89                            0.250         0.017         0.000
4435245      360          1-Dec-31        $379,646.34        95.00                 12         0.250         0.017         0.483
4435597      360          1-Dec-31        $639,462.32        78.05                            0.250         0.017         0.108
4435691      360          1-Dec-31        $417,644.10        78.87                            0.250         0.017         0.000
4436667      360          1-Dec-31        $315,721.19        80.00                            0.250         0.017         0.000
4436921      360          1-Dec-31        $590,491.16        69.94                            0.250         0.017         0.000
4437191      360          1-Dec-31        $335,724.58        70.00                            0.250         0.017         0.233
4437498      360          1-Dec-31        $366,184.45        79.67                            0.250         0.017         0.000
4438383      360          1-Dec-31        $399,663.95        65.57                            0.250         0.017         0.108
4438454      360          1-Dec-31        $607,537.36        80.00                            0.250         0.017         0.608
4439759      360          1-Dec-31        $337,716.04        57.78                            0.250         0.017         0.108
4439853      360          1-Dec-31        $999,139.01        68.49                            0.250         0.017         0.000
4439888      360          1-Dec-31        $355,950.71        75.00                            0.250         0.017         0.108
4440822      360          1-Oct-31        $564,699.77        79.99                            0.250         0.017         0.233
4441959      360          1-Dec-31        $317,732.84        55.30                            0.250         0.017         0.108
4442581      360          1-Dec-31        $369,681.44        40.00                            0.250         0.017         0.000
4442622      360          1-Dec-31        $334,725.40        76.14                            0.250         0.017         0.233
4445087      360          1-Dec-31        $582,010.63        77.67                            0.250         0.017         0.108
4446957      360          1-Dec-31        $529,532.39        55.79                            0.250         0.017         0.000
4613589      360          1-Nov-31        $360,391.70        79.34                            0.250         0.017         0.108
4615092      360          1-Nov-31        $309,289.26        72.94                            0.250         0.017         0.108
4637377      360          1-Nov-31        $998,355.82        52.63                            0.250         0.017         0.233
4639175      360          1-Oct-31        $798,270.63        65.33                            0.250         0.017         0.233
4641338      360          1-Nov-31        $987,118.23        42.13                            0.250         0.017         0.108
4643771      360          1-Nov-31        $375,645.45        64.32                            0.250         0.017         0.358
4667382      360          1-Oct-31        $390,997.22        80.00                            0.250         0.017         0.483
4684403      360          1-Nov-31        $311,012.53        79.87                            0.250         0.017         0.483
4684841      360          1-Oct-31        $325,173.64        65.20                            0.250         0.017         0.108
4685699      360          1-Oct-31        $548,605.83        55.84                            0.250         0.017         0.108
4689747      360          1-Nov-31        $608,972.11        69.71                            0.250         0.017         0.108
4696357      360          1-Oct-31        $384,783.12        45.47                            0.250         0.017         0.108
4707964      360          1-Nov-31        $518,645.85        45.17                            0.250         0.017         0.233
4710916      360          1-Nov-31        $366,396.59        78.92                            0.250         0.017         0.233
4711107      360          1-Nov-31        $320,483.64        79.76                            0.250         0.017         0.233
4712659      360          1-Nov-31        $399,374.03        71.43                            0.250         0.017         0.483
4725446      240          1-Nov-21        $338,670.90        55.74                            0.250         0.017         0.108
4726527      360          1-Nov-31        $349,465.72        72.16                            0.250         0.017         0.608
4759783      360          1-Nov-31        $307,481.00        70.00                            0.250         0.017         0.108
4773966      360          1-Nov-31        $337,444.28        80.00                            0.250         0.017         0.233
4778296      360          1-Oct-31        $379,060.09        55.76                            0.250         0.017         0.233
4780607      360          1-Nov-31        $593,972.55        70.00                            0.250         0.017         0.000
4781589      360          1-Oct-31        $482,831.94        80.00                            0.250         0.017         0.358
4786067      360          1-Oct-31        $498,879.82        74.07                            0.250         0.017         0.733
4789772      360          1-Nov-31        $723,807.99        69.05                            0.250         0.017         0.233
4795340      360          1-Nov-31        $390,587.82        79.84                            0.250         0.017         0.483
4833950      360          1-Nov-31        $320,602.50        84.03                 12         0.250         0.017         0.358
4834107      360          1-Nov-31        $383,352.93        76.80                            0.250         0.017         0.108
4894184      360          1-Nov-31        $646,960.52        69.68                            0.250         0.017         0.358
4906376      360          1-Nov-31        $340,851.60        59.39                            0.250         0.017         0.358
4948949      360          1-Nov-31        $340,729.08        75.00                            0.250         0.017         0.608
4969697      360          1-Nov-31        $439,311.43        62.86                            0.250         0.017         0.483
5034779      360          1-Nov-31        $399,325.97        47.34                            0.250         0.017         0.108
5083076      360          1-Nov-31        $332,239.21        80.00                            0.250         0.017         0.108
5101241      360          1-Dec-31        $390,705.99        79.90                            0.250         0.017         0.000
5292875      360          1-Nov-31        $356,198.78        80.00                            0.250         0.017         0.108
5468327      360          1-Nov-31        $359,347.36        80.00                            0.250         0.017         0.000
5468434      360          1-Nov-31        $499,197.95        67.57                            0.250         0.017         0.358
5479050      360          1-Nov-31        $599,084.09        66.67                            0.250         0.017         0.608
5615695      360          1-Nov-31        $349,609.90        85.00                 06         0.250         0.017         0.108
5667043      360          1-Nov-31        $617,683.81        75.00                            0.250         0.017         0.233
5667308      360          1-Nov-31        $998,314.94        45.45                            0.250         0.017         0.108
5834021      360          1-Dec-31        $415,650.51        75.50                            0.250         0.017         0.108
5843258      360          1-Nov-31        $382,704.03        79.99                            0.250         0.017         0.108
5864237      360          1-Jan-32        $420,000.00        79.92                            0.250         0.017         0.000
5881323      360          1-Dec-31        $313,736.20        65.42                            0.250         0.017         0.108
5900238      360          1-Dec-31        $474,629.45        67.86                            0.250         0.017         0.483
5910803      360          1-Nov-31        $303,475.05        80.00                            0.250         0.017         0.000
5920717      360          1-Oct-31        $338,259.23        79.98                            0.250         0.017         0.858
5937693      360          1-Nov-31        $607,948.39        57.40                            0.250         0.017         0.000
5940404      360          1-Dec-31        $397,581.80        80.00                            0.250         0.017         0.358
5989951      360          1-Dec-31        $336,158.35        87.06                 12         0.250         0.017         0.108
5994407      360          1-Dec-31        $419,647.14        77.78                            0.250         0.017         0.108
5998938      360          1-Aug-31        $373,553.28        78.13                            0.250         0.017         0.608
6008784      360          1-Sep-31        $897,369.46        61.64                            0.250         0.017         0.858
6020465      360          1-Dec-31        $389,672.35        75.73                            0.250         0.017         0.108
6027742      360          1-Oct-31        $465,374.17        75.00                            0.250         0.017         0.358
6104919      360          1-Nov-31        $498,305.26        75.87                            0.250         0.017         0.108
6112712      360          1-Nov-31        $319,473.87        80.00                            0.250         0.017         0.233
6114071      360          1-Nov-31        $543,105.56        80.00                            0.250         0.017         0.233
6114633      360          1-Nov-31        $356,897.60        68.75                            0.250         0.017         0.108
6120563      360          1-Nov-31        $496,127.58        52.31                            0.250         0.017         0.108
6138144      360          1-Nov-31        $323,454.04        72.81                            0.250         0.017         0.108
6138244      360          1-Nov-31        $469,626.59        78.40                            0.250         0.017         0.233
6144480      360          1-Nov-31        $323,440.51        68.21                            0.250         0.017         0.000
6159930      360          1-Nov-31        $397,595.20        90.00                 01         0.250         0.017         0.233
6176223      360          1-Nov-31        $349,395.62        67.96                            0.250         0.017         0.000
6178387      360          1-Nov-31        $590,589.14        80.00                            0.250         0.017         0.108
6194493      360          1-Nov-31        $646,934.58        76.24                            0.250         0.017         0.233
6200401      360          1-Nov-31        $408,310.81        48.98                            0.250         0.017         0.108
6203792      360          1-Nov-31        $357,710.89        79.62                            0.250         0.017         0.233
6207603      360          1-Nov-31        $459,224.88        80.00                            0.250         0.017         0.108
6215157      360          1-Nov-31        $458,946.31        65.71                            0.250         0.017         0.108
6219523      360          1-Nov-31        $424,266.12        73.91                            0.250         0.017         0.000
6228803      360          1-Nov-31        $417,253.73        65.39                            0.250         0.017         0.108
6237319      360          1-Nov-31        $515,130.52        80.00                            0.250         0.017         0.108
6238466      360          1-Nov-31        $439,258.57        79.28                            0.250         0.017         0.108
6253010      360          1-Nov-31        $527,587.38        76.59                            0.250         0.017         0.000
6280403      360          1-Nov-31        $546,032.13        79.85                            0.250         0.017         0.000
6283141      360          1-Nov-31        $334,421.53        54.03                            0.250         0.017         0.000
6289410      360          1-Nov-31        $578,399.49        41.39                            0.250         0.017         0.000
6291915      360          1-Nov-31        $334,320.97        79.76                            0.250         0.017         0.000
7895622      360          1-Jun-30        $393,721.12        66.77                            0.250         0.017         0.358
7979981      360          1-Jul-30        $374,365.58        80.00                            0.250         0.017         0.358
8106884      360          1-Jun-31        $445,569.35        74.67                            0.250         0.017         0.608
8108695      360          1-Jul-30        $389,868.04        80.00                            0.250         0.017         0.358
8110679      360          1-Nov-31        $648,931.29        72.63                            0.250         0.017         0.233
8135294      360          1-Oct-30        $367,361.76        80.00                            0.250         0.017         0.358
8153681      360          1-Jun-30        $468,724.09        80.00                            0.250         0.017         0.608
8174671      360          1-Aug-30        $391,612.17        75.00                            0.250         0.017         0.358
8219293      360          1-Oct-31        $538,696.81        80.00                            0.250         0.017         0.358
8352764      360          1-Nov-30        $335,331.95        80.00                            0.250         0.017         0.358
8353499      360          1-Nov-31        $411,371.08        88.60                 24         0.250         0.017         0.608
8367020      360          1-Jan-31        $495,276.92        80.00                            0.250         0.017         0.608
8370596      360          1-Oct-31        $306,992.44        95.00                 12         0.250         0.017         0.608
8378181      360          1-Nov-31        $379,375.22        55.88                            0.250         0.017         0.233
8380266      360          1-Dec-31        $649,467.20        79.27                            0.250         0.017         0.233
8382500      360          1-Oct-31        $398,986.06        66.12                            0.250         0.017         0.108
8444620      360          1-Oct-31        $548,605.83        57.89                            0.250         0.017         0.108
8465669      360          1-Oct-31        $383,050.20        80.00                            0.250         0.017         0.233
8472681      360          1-Nov-31        $367,364.54        80.00                            0.250         0.017         0.000
8478502      360          1-Nov-31        $314,681.77        80.00                            0.250         0.017         0.233
8491957      360          1-Oct-31        $448,940.51        79.75                            0.250         0.017         0.483
8496641      360          1-Oct-31        $377,234.34        79.49                            0.250         0.017         0.108
8500070      360          1-Nov-31        $525,636.75        80.00                            0.250         0.017         0.000
8503771      360          1-Nov-31        $374,352.46        67.45                            0.250         0.017         0.000
8515511      360          1-Nov-31        $503,063.92        80.00                            0.250         0.017         0.000
8544764      360          1-Oct-31        $327,088.39        80.00                            0.250         0.017         0.233
8548038      360          1-Nov-31        $367,817.03        80.00                            0.250         0.017         0.358
8551850      360          1-Oct-31        $386,088.84        89.79                 01         0.250         0.017         0.483
8555684      360          1-Dec-31        $337,209.42        77.14                            0.250         0.017         0.000
8558410      360          1-Oct-31        $354,741.84        80.00                            0.250         0.017         0.358
8566813      360          1-Nov-31        $468,908.54        79.99                            0.250         0.017         0.108
8571013      360          1-Oct-31        $425,798.91        74.00                            0.250         0.017         0.358
8577623      360          1-Oct-31        $374,095.01        80.00                            0.250         0.017         0.358
8580654      360          1-Dec-31        $371,236.49        80.00                            0.250         0.017         0.358
8592221      360          1-Nov-31        $678,881.97        80.00                            0.250         0.017         0.233
8596678      360          1-Oct-31        $318,659.85        79.99                            0.250         0.017         0.233
8597144      360          1-Oct-31        $317,566.98        80.00                            0.250         0.017         0.108
8607767      360          1-Nov-31        $638,921.58        80.00                            0.250         0.017         0.108
8609424      360          1-Nov-31        $369,142.06        80.00                            0.250         0.017         0.233
8633865      360          1-Oct-31        $698,225.63        67.86                            0.250         0.017         0.108
8637122      360          1-Nov-31        $373,645.14        80.00                            0.250         0.017         0.483
8641682      360          1-Nov-31        $368,358.17        84.99                 06         0.250         0.017         0.358
8643254      360          1-Oct-31        $315,255.99        79.00                            0.250         0.017         0.483
8651998      360          1-Dec-31        $346,516.13        79.30                            0.250         0.017         0.608
8670761      360          1-Nov-31        $399,342.33        49.34                            0.250         0.017         0.233
8678763      360          1-Oct-31        $394,912.78        79.90                            0.250         0.017         0.233
8689151      360          1-Nov-31        $404,650.04        79.99                            0.250         0.017         0.000
8695172      360          1-Oct-31        $349,175.92        79.99                            0.250         0.017         0.483
8697063      360          1-Oct-31        $458,612.83        79.99                            0.250         0.017         0.233
8707949      360          1-Oct-31        $353,840.62        80.00                            0.250         0.017         0.233
8710072      360          1-Nov-31        $408,492.93        80.00                            0.250         0.017         0.000
8712239      360          1-Jul-31        $357,907.13        80.09                 24         0.250         0.017         0.483
8727549      360          1-Aug-31        $314,384.42        80.00                            0.250         0.017         0.608
8729401      360          1-Nov-31        $901,390.08        30.37                            0.250         0.017         0.233
8740022      360          1-Nov-31        $422,287.22        79.81                            0.250         0.017         0.108
8741087      360          1-Oct-31        $405,696.44        80.00                            0.250         0.017         0.608
8743038      360          1-Jun-31        $354,115.57        80.00                            0.250         0.017         0.733
8747353      360          1-Oct-31        $997,586.66        50.00                            0.250         0.017         0.358
8750669      360          1-Nov-31        $449,222.94        62.74                            0.250         0.017         0.000
8766708      360          1-Nov-31        $379,343.82        80.00                            0.250         0.017         0.000
8772703      360          1-Oct-31        $359,109.56        78.26                            0.250         0.017         0.233
8773792      360          1-Oct-31        $349,225.83        79.99                            0.250         0.017         0.483
8802541      360          1-Nov-31        $369,091.65        80.00                            0.250         0.017         0.233
8811356      360          1-Nov-31        $346,924.27        94.56                 12         0.250         0.017         1.108
8822213      360          1-Nov-31        $719,814.56        70.00                            0.250         0.017         0.233
8822312      360          1-Nov-31        $998,355.82        55.56                            0.250         0.017         0.233
8824024      360          1-Nov-31        $467,285.59        90.00                 01         0.250         0.017         0.608
8828967      360          1-Sep-31        $395,718.76        50.57                            0.250         0.017         0.358
8829006      360          1-Nov-31        $348,911.06        79.98                            0.250         0.017         0.108
8829740      360          1-Nov-31        $356,830.35        80.00                            0.250         0.017         0.233
8839944      360          1-Sep-31        $797,602.77        78.44                            0.250         0.017         0.733
8842949      360          1-Nov-31        $334,555.31        80.00                            0.250         0.017         0.108
8846634      360          1-Nov-31        $510,338.60        80.00                            0.250         0.017         0.108
8846760      360          1-Sep-31        $423,661.77        30.36                            0.250         0.017         0.483
8852177      360          1-Sep-31        $798,632.35        80.00                            0.250         0.017         0.483
8856435      360          1-Nov-31        $459,186.06        80.00                            0.250         0.017         0.000
8858934      360          1-Oct-31        $305,642.12        80.00                            0.250         0.017         0.233
8863559      360          1-Nov-31        $484,141.82        58.08                            0.250         0.017         0.000
8866206      360          1-Sep-31        $637,984.78        80.00                            0.250         0.017         0.483
8867295      360          1-Oct-31        $448,859.33        60.00                            0.250         0.017         0.108
8867332      360          1-Oct-31        $427,321.61        63.15                            0.250         0.017         0.000
8867377      360          1-Nov-31        $384,650.74        56.66                            0.250         0.017         0.108
8868573      360          1-Oct-31        $442,555.48        80.00                            0.250         0.017         0.000
8870876      360          1-Oct-31        $448,914.02        69.23                            0.250         0.017         0.358
8872842      360          1-Oct-31        $823,057.60        75.00                            0.250         0.017         0.483
8874010      360          1-Oct-31        $665,505.67        66.70                            0.250         0.017         0.733
8876812      360          1-Oct-31        $627,703.60        79.75                            0.250         0.017         0.000
8876873      360          1-Nov-31        $320,485.07        40.13                            0.250         0.017         0.358
8877275      360          1-Nov-31        $440,256.88        35.28                            0.250         0.017         0.108
8877311      360          1-Sep-31        $335,010.45        79.99                            0.250         0.017         0.358
8881069      360          1-Oct-31        $990,482.92        57.90                            0.250         0.017         0.108
8887755      360          1-Oct-31        $624,950.38        34.81                            0.250         0.017         0.233
8893743      360          1-Nov-31        $330,827.75        79.99                            0.250         0.017         0.000
8896629      360          1-Oct-31        $422,925.23        80.00                            0.250         0.017         0.108
8901213      360          1-Nov-31        $539,090.06        80.00                            0.250         0.017         0.108
8902092      360          1-Sep-31        $332,706.66        75.06                            0.250         0.017         0.108
8903893      360          1-Nov-31        $860,333.14        75.00                            0.250         0.017         0.233
8905081      360          1-Oct-31        $374,095.01        36.59                            0.250         0.017         0.358
8906173      360          1-Nov-31        $524,157.84        41.83                            0.250         0.017         0.358
8906200      360          1-Oct-31        $438,964.02        80.00                            0.250         0.017         0.483
8906831      360          1-Nov-31        $477,214.08        60.89                            0.250         0.017         0.233
8908837      360          1-Nov-31        $538,135.38        69.56                            0.250         0.017         0.358
8911452      360          1-Dec-31        $386,690.52        78.02                            0.250         0.017         0.358
8917083      360          1-Oct-31        $364,888.86        95.00                 12         0.250         0.017         0.483
8917230      360          1-Nov-31        $351,421.26        80.00                            0.250         0.017         0.233
8917501      360          1-Oct-31        $498,793.35        68.97                            0.250         0.017         0.358
8917942      360          1-Nov-31        $998,355.82        68.97                            0.250         0.017         0.233
8918774      360          1-Oct-31        $542,687.15        80.00                            0.250         0.017         0.358
8919502      360          1-Oct-31        $498,793.35        68.97                            0.250         0.017         0.358
8921193      360          1-Oct-31        $584,585.79        30.84                            0.250         0.017         0.358
8923175      360          1-Oct-31        $311,228.30        80.00                            0.250         0.017         0.233
8923684      360          1-Nov-31        $430,607.90        75.00                            0.250         0.017         0.733
8925483      360          1-Oct-31        $398,958.43        50.19                            0.250         0.017         0.483
8926403      360          1-Nov-31        $324,491.41        48.15                            0.250         0.017         0.483
8927350      360          1-Oct-31        $336,579.72        76.70                            0.250         0.017         0.000
8928502      360          1-Nov-31        $399,292.23        56.34                            0.250         0.017         0.000
8929056      360          1-Nov-31        $559,123.64        80.00                            0.250         0.017         0.483
8929075      360          1-Oct-31        $317,588.87        80.00                            0.250         0.017         0.608
8929204      360          1-Oct-31        $428,463.49        51.75                            0.250         0.017         0.358
8929270      360          1-Nov-31        $354,430.54        84.52                 01         0.250         0.017         0.358
8929276      360          1-Oct-31        $403,782.76        60.45                            0.250         0.017         0.108
8930470      360          1-Oct-31        $392,097.36        70.18                            0.250         0.017         0.608
8931470      360          1-Oct-31        $545,804.60        49.82                            0.250         0.017         0.108
8932660      360          1-Nov-31        $379,359.67        80.00                            0.250         0.017         0.108
8932737      360          1-Nov-31        $345,017.64        90.00                 01         0.250         0.017         0.108
8932746      360          1-Oct-31        $311,247.05        51.06                            0.250         0.017         0.358
8933538      360          1-Oct-31        $349,090.88        64.46                            0.250         0.017         0.000
8933551      360          1-Oct-31        $399,010.62        69.57                            0.250         0.017         0.233
8933554      360          1-Oct-31        $453,954.96        79.96                            0.250         0.017         0.608
8934133      360          1-Oct-31        $331,866.79        79.20                            0.250         0.017         0.483
8934976      360          1-Oct-31        $430,608.27        80.00                            0.250         0.017         0.358
8935577      360          1-Oct-31        $608,453.74        50.83                            0.250         0.017         0.108
8937196      360          1-Oct-31        $354,143.27        53.79                            0.250         0.017         0.358
8937214      360          1-Oct-31        $430,931.46        77.84                            0.250         0.017         0.233
8938327      360          1-Oct-31        $498,763.29        67.75                            0.250         0.017         0.233
9000118      360          1-Nov-31        $339,427.08        64.09                            0.250         0.017         0.108
9015915      360          1-Jan-31        $547,273.12        80.00                            0.250         0.017         1.108
9036645      360          1-Feb-31        $496,277.88        80.00                            0.250         0.017         1.358
9159278      360          1-Nov-31        $648,904.71        35.62                            0.250         0.017         0.108
9159435      360          1-Nov-31        $554,509.06        79.91                            0.250         0.017         0.358
9159908      360          1-Nov-31        $429,257.47        47.51                            0.250         0.017         0.000
9160573      360          1-Nov-31        $409,309.13        65.08                            0.250         0.017         0.108
9160938      360          1-Nov-31        $668,925.23        31.90                            0.250         0.017         0.358
9163000      360          1-Nov-31        $346,243.69        74.58                            0.250         0.017         0.358
9170168      360          1-Nov-31        $998,355.82        72.83                            0.250         0.017         0.233
9172594      360          1-Nov-31        $419,238.56        68.85                            0.250         0.017         0.000
9192247      360          1-Nov-31        $463,255.68        60.26                            0.250         0.017         0.358
9199175      360          1-Dec-31        $657,033.81        80.00                            0.250         0.017         0.000
9202664      360          1-Nov-31        $407,312.50        44.84                            0.250         0.017         0.108
9202946      360          1-Nov-31        $306,469.87        69.77                            0.250         0.017         0.000
9205616      360          1-Nov-31        $439,258.57        67.69                            0.250         0.017         0.108
9209158      360          1-Nov-31        $309,464.68        64.58                            0.250         0.017         0.000
9225471      360          1-Nov-31        $486,314.56        60.19                            0.250         0.017         0.000
9234725      360          1-Oct-31        $797,972.13        80.00                            0.250         0.017         0.108
9244591      360          1-Nov-31        $344,428.02        78.41                            0.250         0.017         0.233
9261595      360          1-Nov-31        $998,395.87        66.67                            0.250         0.017         0.358
9261694      360          1-Nov-31        $444,892.98        55.75                            0.250         0.017         0.358
9261744      360          1-Nov-31        $308,977.63        64.58                            0.250         0.017         0.108
9261884      360          1-Nov-31        $324,424.94        50.78                            0.250         0.017         0.000
9262080      360          1-Nov-31        $324,424.94        52.33                            0.250         0.017         0.000
9263476      360          1-Nov-31        $530,126.94        69.87                            0.250         0.017         0.233
9263484      360          1-Nov-31        $459,280.15        75.41                            0.250         0.017         0.483
9263849      360          1-Nov-31        $391,355.48        62.72                            0.250         0.017         0.233
9263977      360          1-Nov-31        $379,030.52        66.67                            0.250         0.017         0.233
9264128      360          1-Nov-31        $435,283.14        80.00                            0.250         0.017         0.233
9265643      360          1-Nov-31        $342,422.01        70.00                            0.250         0.017         0.108
9266255      360          1-Nov-31        $350,450.72        75.00                            0.250         0.017         0.483
9270828      360          1-Nov-31        $327,473.84        89.86                 13         0.250         0.017         0.358
9271687      360          1-Jul-31        $470,362.87        70.00                            0.250         0.017         0.733
9272246      360          1-Nov-31        $524,115.34        68.63                            0.250         0.017         0.108
9272631      360          1-Nov-31        $960,878.13        70.00                            0.250         0.017         0.108
9274010      360          1-Nov-31        $325,464.00        41.37                            0.250         0.017         0.233
9274383      360          1-Nov-31        $412,104.09        62.07                            0.250         0.017         0.483
9274606      360          1-Nov-31        $484,162.51        76.98                            0.250         0.017         0.000
9274853      360          1-Nov-31        $613,988.84        29.64                            0.250         0.017         0.233
9275777      360          1-Nov-31        $908,540.25        55.15                            0.250         0.017         0.358
9275835      360          1-Nov-31        $395,364.76        75.43                            0.250         0.017         0.358
9277658      360          1-Nov-31        $399,253.69        60.61                            0.250         0.017         0.108
9277674      360          1-Nov-31        $344,959.33        47.33                            0.250         0.017         0.483
9279381      360          1-Nov-31        $334,449.19        67.68                            0.250         0.017         0.233
9280512      360          1-Nov-31        $572,931.33        60.42                            0.250         0.017         0.000
9281213      360          1-Nov-31        $329,457.42        69.92                            0.250         0.017         0.233
9281312      360          1-Nov-31        $354,416.31        57.26                            0.250         0.017         0.233
9282310      360          1-Dec-31        $303,332.13        80.00                            0.250         0.017         0.000
9284878      360          1-Nov-31        $648,931.29        66.67                            0.250         0.017         0.233
9284951      360          1-Nov-31        $347,901.91        77.78                            0.250         0.017         0.108
9289166      360          1-Nov-31        $481,825.85        74.82                            0.250         0.017         0.358
9289745      360          1-Nov-31        $598,988.95        26.09                            0.250         0.017         0.108
9290206      360          1-Dec-31        $339,692.63        66.67                            0.250         0.017         0.000
9291311      360          1-Nov-31        $643,886.21        43.00                            0.250         0.017         0.000
9292749      360          1-Nov-31        $391,355.48        80.00                            0.250         0.017         0.233
9292756      360          1-Nov-31        $549,050.26        54.46                            0.250         0.017         0.000
9292848      360          1-Dec-31        $609,474.80        50.21                            0.250         0.017         0.000
9295155      360          1-Dec-31        $731,399.98        50.48                            0.250         0.017         0.233
9295853      360          1-Dec-31        $499,078.34        74.10                            0.250         0.017         0.733
9297367      360          1-Dec-31        $524,558.93        37.50                            0.250         0.017         0.108
9297482      360          1-Nov-31        $319,447.41        41.99                            0.250         0.017         0.000
9298720      360          1-Nov-31        $499,254.51        62.50                            0.250         0.017         0.733
9300385      360          1-Nov-31        $508,121.05        56.31                            0.250         0.017         0.000
9300765      360          1-Dec-31        $331,734.50        33.10                            0.250         0.017         0.358
9301425      360          1-Nov-31        $539,090.06        49.09                            0.250         0.017         0.108
9302035      360          1-Nov-31        $578,024.35        55.14                            0.250         0.017         0.108
9302688      360          1-Dec-31        $351,996.68        43.39                            0.250         0.017         0.000
9303496      360          1-Dec-31        $504,565.21        58.72                            0.250         0.017         0.000
9305103      360          1-Nov-31        $522,994.58        63.52                            0.250         0.017         0.000
9306804      360          1-Nov-31        $431,323.94        80.00                            0.250         0.017         0.483
9307455      360          1-Nov-31        $499,157.46        80.00                            0.250         0.017         0.108
9307463      360          1-Nov-31        $335,419.79        60.54                            0.250         0.017         0.000
9307828      360          1-Nov-31        $424,266.10        64.39                            0.250         0.017         0.000
9308248      360          1-Dec-31        $376,925.19        71.18                            0.250         0.017         0.000
9313297      360          1-Dec-31        $352,696.07        61.39                            0.250         0.017         0.000
9316332      360          1-Dec-31        $427,857.57        69.63                            0.250         0.017         0.358
9317223      360          1-Dec-31        $330,728.67        63.05                            0.250         0.017         0.233
9318015      360          1-Nov-31        $391,323.08        67.59                            0.250         0.017         0.000
9322777      360          1-Nov-31        $427,296.29        67.94                            0.250         0.017         0.233
9324948      360          1-Nov-31        $395,332.71        80.00                            0.250         0.017         0.108
9325788      360          1-Dec-31        $555,521.29        34.75                            0.250         0.017         0.000
9326042      360          1-Nov-31        $499,177.91        72.46                            0.250         0.017         0.233
9326480      360          1-Oct-31        $428,962.27        54.78                            0.250         0.017         0.358
9326838      360          1-Nov-31        $432,769.52        85.00                 01         0.250         0.017         0.108
9327242      360          1-Nov-31        $421,905.18        42.26                            0.250         0.017         0.233
9327355      360          1-Dec-31        $399,655.60        66.67                            0.250         0.017         0.000
9327647      360          1-Nov-31        $349,491.75        59.32                            0.250         0.017         0.858
9329052      360          1-Oct-31        $324,196.11        62.50                            0.250         0.017         0.233
9329067      360          1-Nov-31        $390,018.41        79.71                            0.250         0.017         0.733
9329829      360          1-Dec-31        $819,344.25        67.77                            0.250         0.017         0.358
9329915      360          1-Oct-31        $314,276.49        67.74                            0.250         0.017         0.608
9330023      360          1-Nov-31        $642,941.16        70.00                            0.250         0.017         0.233
9330147      360          1-Oct-31        $307,026.28        75.00                            0.250         0.017         0.000
9330162      360          1-Oct-31        $319,246.56        67.37                            0.250         0.017         0.483
9330945      360          1-Dec-31        $309,745.89        79.21                            0.250         0.017         0.233
9330968      360          1-Nov-31        $444,242.72        63.71                            0.250         0.017         0.108
9331204      360          1-Oct-31        $598,309.27        77.12                            0.250         0.017         0.608
9331280      360          1-Nov-31        $472,259.79        51.14                            0.250         0.017         0.483
9331752      360          1-Dec-31        $337,708.98        45.07                            0.250         0.017         0.000
9332191      360          1-Nov-31        $320,472.20        48.27                            0.250         0.017         0.233
9332200      360          1-Nov-31        $324,478.65        51.59                            0.250         0.017         0.358
9332221      360          1-Nov-31        $309,103.35        80.00                            0.250         0.017         0.358
9332305      360          1-Dec-31        $505,574.88        56.22                            0.250         0.017         0.108
9332530      360          1-Oct-31        $335,168.91        69.28                            0.250         0.017         0.233
9332549      360          1-Nov-31        $549,117.72        54.73                            0.250         0.017         0.358
9332629      360          1-Nov-31        $365,180.76        52.50                            0.250         0.017         0.233
9332911      360          1-Oct-31        $422,976.74        67.84                            0.250         0.017         0.358
9332970      360          1-Oct-31        $389,081.75        48.87                            0.250         0.017         0.483
9333166      360          1-Oct-31        $412,202.48        75.00                            0.250         0.017         0.108
9333691      360          1-Dec-31        $499,590.15        68.49                            0.250         0.017         0.233
9333717      360          1-Nov-31        $389,326.53        66.10                            0.250         0.017         0.000
9333937      360          1-Oct-31        $324,271.87        73.03                            0.250         0.017         0.733
9334074      360          1-Nov-31        $347,256.37        44.90                            0.250         0.017         0.483
9334128      360          1-Oct-31        $601,508.50        44.01                            0.250         0.017         0.233
9334593      360          1-Nov-31        $406,347.13        33.92                            0.250         0.017         0.358
9334611      360          1-Nov-31        $524,093.43        55.26                            0.250         0.017         0.000
9334853      360          1-Nov-31        $479,191.17        60.00                            0.250         0.017         0.108
9334856      360          1-Nov-31        $429,013.80        62.77                            0.250         0.017         0.233
9334860      360          1-Oct-31        $494,739.43        80.00                            0.250         0.017         0.108
9334993      360          1-Nov-31        $578,911.09        79.49                            0.250         0.017         0.608
9335208      360          1-Nov-31        $582,540.63        44.04                            0.250         0.017         0.233
9335210      360          1-Nov-31        $405,364.64        66.02                            0.250         0.017         0.483
9335242      360          1-Oct-31        $428,962.27        74.78                            0.250         0.017         0.358
9335297      360          1-Nov-31        $494,165.90        66.89                            0.250         0.017         0.108
9335667      360          1-Nov-31        $389,189.98        68.39                            0.250         0.017         0.483
9335784      360          1-Oct-31        $462,852.31        80.00                            0.250         0.017         0.233
9336024      360          1-Dec-31        $461,602.22        60.00                            0.250         0.017         0.000
9336467      360          1-Nov-31        $397,260.97        68.62                            0.250         0.017         0.358
9336475      360          1-Nov-31        $324,465.63        45.77                            0.250         0.017         0.233
9336522      360          1-Oct-31        $324,654.51        64.71                            0.250         0.017         0.000
9336612      360          1-Nov-31        $386,331.72        59.54                            0.250         0.017         0.000
9336622      360          1-Nov-31        $370,017.45        57.08                            0.250         0.017         0.000
9336649      360          1-Nov-31        $473,220.65        65.38                            0.250         0.017         0.233
9336779      360          1-Nov-31        $316,452.60        64.69                            0.250         0.017         0.000
9336926      360          1-Nov-31        $348,681.72        70.00                            0.250         0.017         0.108
9337681      360          1-Nov-31        $501,389.72        40.24                            0.250         0.017         0.000
9337685      360          1-Nov-31        $574,077.61        38.33                            0.250         0.017         0.358
9337720      360          1-Nov-31        $427,260.93        80.00                            0.250         0.017         0.000
9337765      360          1-Nov-31        $367,379.89        56.62                            0.250         0.017         0.108
9337796      360          1-Dec-31        $769,399.32        64.22                            0.250         0.017         0.483
9337798      360          1-Nov-31        $559,101.68        65.88                            0.250         0.017         0.358
9337802      360          1-Nov-31        $986,572.98        51.03                            0.250         0.017         0.483
9337843      360          1-Nov-31        $678,854.15        56.67                            0.250         0.017         0.108
9337889      360          1-Nov-31        $454,214.29        70.00                            0.250         0.017         0.000
9337913      360          1-Nov-31        $454,214.29        67.91                            0.250         0.017         0.000
9337914      360          1-Nov-31        $348,979.61        41.86                            0.250         0.017         0.733
9337921      360          1-Nov-31        $437,025.33        52.12                            0.250         0.017         0.000
9337925      360          1-Nov-31        $569,015.72        63.33                            0.250         0.017         0.000
9338009      360          1-Nov-31        $346,443.35        68.71                            0.250         0.017         0.358
9338103      360          1-Dec-31        $499,579.93        64.52                            0.250         0.017         0.108
9338108      360          1-Nov-31        $519,123.77        21.67                            0.250         0.017         0.108
9338127      360          1-Nov-31        $403,319.22        56.90                            0.250         0.017         0.108
9338130      360          1-Nov-31        $648,817.46        52.00                            0.250         0.017         0.000
9338256      360          1-Nov-31        $549,017.36        44.00                            0.250         0.017         0.000
9338315      360          1-Nov-31        $379,327.61        50.67                            0.250         0.017         0.000
9338317      360          1-Nov-31        $419,256.83        62.69                            0.250         0.017         0.000
9338372      360          1-Nov-31        $598,988.95        63.16                            0.250         0.017         0.108
9338423      360          1-Nov-31        $314,482.07        58.88                            0.250         0.017         0.233
9338511      360          1-Nov-31        $544,081.63        57.37                            0.250         0.017         0.108
9338521      360          1-Nov-31        $598,963.91        27.27                            0.250         0.017         0.000
9338775      360          1-Dec-31        $442,146.13        62.32                            0.250         0.017         0.358
9339296      360          1-Nov-31        $429,239.14        64.08                            0.250         0.017         0.000
9339328      360          1-Nov-31        $318,199.58        75.00                            0.250         0.017         0.000
9339449      360          1-Nov-31        $998,314.94        43.48                            0.250         0.017         0.108
9339527      360          1-Dec-31        $807,304.32        67.90                            0.250         0.017         0.000
9339600      360          1-Oct-31        $352,083.07        66.60                            0.250         0.017         0.000
9339642      360          1-Dec-31        $352,703.44        47.38                            0.250         0.017         0.108
9339785      360          1-Nov-31        $724,906.15        52.81                            0.250         0.017         0.233
9339863      360          1-Nov-31        $557,561.68        67.30                            0.250         0.017         0.000
9339895      360          1-Nov-31        $648,792.99        70.00                            0.250         0.017         0.000
9339978      360          1-Dec-31        $419,638.38        35.00                            0.250         0.017         0.000
9340061      360          1-Nov-31        $478,172.86        61.41                            0.250         0.017         0.000
9340063      360          1-Nov-31        $302,701.49        48.51                            0.250         0.017         0.233
9340112      360          1-Nov-31        $409,274.52        69.49                            0.250         0.017         0.000
9340113      360          1-Oct-31        $483,829.52        64.67                            0.250         0.017         0.358
9340175      360          1-Dec-31        $333,719.39        38.17                            0.250         0.017         0.108
9340370      360          1-Nov-31        $335,405.46        80.00                            0.250         0.017         0.000
9340542      360          1-Nov-31        $339,467.93        78.16                            0.250         0.017         0.483
9340555      360          1-Dec-31        $537,548.01        65.21                            0.250         0.017         0.108
9340668      360          1-Dec-31        $320,736.87        71.65                            0.250         0.017         0.233
9341237      360          1-Nov-31        $329,483.56        74.16                            0.250         0.017         0.483
9341309      360          1-Dec-31        $309,745.89        74.70                            0.250         0.017         0.233
9341377      360          1-Oct-31        $558,836.23        70.00                            0.250         0.017         1.108
9341393      360          1-Dec-31        $649,453.92        41.94                            0.250         0.017         0.108
9341415      360          1-Nov-31        $458,635.99        67.15                            0.250         0.017         0.000
9341491      360          1-Nov-31        $407,687.31        64.57                            0.250         0.017         0.108
9341622      360          1-Nov-31        $335,419.79        80.00                            0.250         0.017         0.000
9342092      360          1-Dec-31        $442,627.82        61.53                            0.250         0.017         0.108
9342134      360          1-Nov-31        $324,478.65        65.66                            0.250         0.017         0.358
9342282      360          1-Nov-31        $554,041.63        25.23                            0.250         0.017         0.000
9342283      360          1-Nov-31        $370,335.16        68.89                            0.250         0.017         0.233
9342304      360          1-Dec-31        $338,735.55        45.20                            0.250         0.017         0.483
9342462      360          1-Nov-31        $424,266.10        62.59                            0.250         0.017         0.000
9342463      360          1-Oct-31        $347,887.36        75.00                            0.250         0.017         0.233
9342619      360          1-Dec-31        $334,718.55        51.54                            0.250         0.017         0.108
9342783      360          1-Dec-31        $349,683.59        69.31                            0.250         0.017         0.000
9342841      360          1-Dec-31        $748,386.05        62.42                            0.250         0.017         0.233
9343084      360          1-Nov-31        $303,036.70        75.88                            0.250         0.017         0.608
9343412      360          1-Nov-31        $670,000.93        77.13                            0.250         0.017         0.733
9343660      360          1-Nov-31        $404,076.90        67.47                            0.250         0.017         0.108
9343676      360          1-Nov-31        $364,428.80        60.83                            0.250         0.017         0.483
9343923      360          1-Jan-32        $380,000.00        69.09                            0.250         0.017         0.000
9344094      360          1-Nov-31        $648,877.57        65.00                            0.250         0.017         0.000
9344170      360          1-Dec-31        $504,565.21        54.89                            0.250         0.017         0.000
9344528      360          1-Dec-31        $346,201.66        70.00                            0.250         0.017         0.000
9344624      360          1-Dec-31        $364,677.96        57.66                            0.250         0.017         0.000
9344823      360          1-Dec-31        $386,267.15        54.45                            0.250         0.017         0.000
9345039      360          1-Dec-31        $436,423.92        34.94                            0.250         0.017         0.000
9345156      360          1-Dec-31        $306,735.68        42.64                            0.250         0.017         0.000
9345265      360          1-Nov-31        $683,596.16        75.00                            0.250         0.017         0.108
9345339      360          1-Dec-31        $393,435.12        75.00                            0.250         0.017         0.358
9345531      360          1-Dec-31        $468,375.14        75.00                            0.250         0.017         0.358
9345867      360          1-Dec-31        $584,993.44        50.91                            0.250         0.017         0.000
9345911      360          1-Dec-31        $429,647.53        65.15                            0.250         0.017         0.233
9345925      360          1-Dec-31        $484,582.43        60.63                            0.250         0.017         0.000
9346386      360          1-Dec-31        $351,297.28        49.09                            0.250         0.017         0.000
9346501      360          1-Dec-31        $759,329.46        66.09                            0.250         0.017         0.000
9346624      360          1-Dec-31        $401,653.88        74.44                            0.250         0.017         0.000
9347082      360          1-Dec-31        $969,261.91        48.50                            0.250         0.017         0.608
9347121      360          1-Nov-31        $796,640.49        18.60                            0.250         0.017         0.108
9347161      360          1-Dec-31        $411,653.87        61.49                            0.250         0.017         0.108
9347424      360          1-Dec-31        $467,606.25        80.00                            0.250         0.017         0.108
9347524      360          1-Nov-31        $329,099.85        63.05                            0.250         0.017         0.000
9347834      360          1-Dec-31        $379,672.82        66.67                            0.250         0.017         0.000
9347899      360          1-Nov-31        $454,233.29        70.00                            0.250         0.017         0.108
9348095      360          1-Dec-31        $624,459.30        36.90                            0.250         0.017         0.000
9348116      360          1-Dec-31        $369,710.42        67.89                            0.250         0.017         0.483
9348801      360          1-Dec-31        $478,587.59        55.06                            0.250         0.017         0.000
9348837      360          1-Dec-31        $402,661.42        57.57                            0.250         0.017         0.108
9348847      360          1-Dec-31        $539,446.42        74.99                            0.250         0.017         0.108
9349162      360          1-Dec-31        $389,164.21        63.93                            0.250         0.017         0.000
9349194      360          1-Dec-31        $649,440.36        66.67                            0.250         0.017         0.000
9349294      360          1-Dec-31        $364,693.36        60.83                            0.250         0.017         0.108
9349555      360          1-Dec-31        $999,180.30        58.82                            0.250         0.017         0.233
9349914      360          1-Dec-31        $428,630.64        69.19                            0.250         0.017         0.000
9350293      360          1-Dec-31        $516,565.65        74.93                            0.250         0.017         0.108
9350480      360          1-Dec-31        $423,643.79        56.53                            0.250         0.017         0.108
9351414      360          1-Dec-31        $909,290.11        70.00                            0.250         0.017         0.483
9351695      360          1-Dec-31        $491,586.66        80.00                            0.250         0.017         0.108
9351757      360          1-Dec-31        $359,704.91        57.60                            0.250         0.017         0.233
9351779      360          1-Dec-31        $599,495.92        57.14                            0.250         0.017         0.108
9351985      360          1-Dec-31        $321,736.05        80.00                            0.250         0.017         0.233
9352068      360          1-Dec-31        $444,635.23        69.91                            0.250         0.017         0.233
9352153      360          1-Dec-31        $474,221.35        70.90                            0.250         0.017         0.108
9352272      360          1-Dec-31        $519,529.17        69.33                            0.250         0.017         0.108
9352287      360          1-Nov-31        $320,046.38        79.98                            0.250         0.017         0.000
9352487      360          1-Dec-31        $573,029.91        58.82                            0.250         0.017         0.233
9352606      360          1-Dec-31        $498,761.15        67.95                            0.250         0.017         0.108
9352754      360          1-Dec-31        $399,663.95        40.00                            0.250         0.017         0.108
9352762      360          1-Nov-31        $472,981.84        70.72                            0.250         0.017         0.000
9352783      360          1-Dec-31        $424,634.08        47.22                            0.250         0.017         0.000
9352827      360          1-Dec-31        $549,549.16        58.76                            0.250         0.017         0.233
9352843      360          1-Dec-31        $443,617.72        61.24                            0.250         0.017         0.000
9352939      360          1-Dec-31        $466,008.16        74.27                            0.250         0.017         0.108
9353500      360          1-Dec-31        $359,719.17        80.00                            0.250         0.017         0.483
9354249      360          1-Dec-31        $472,582.68        73.33                            0.250         0.017         0.000
9354343      360          1-Dec-31        $909,216.50        70.00                            0.250         0.017         0.000
9354437      360          1-Dec-31        $463,610.18        64.00                            0.250         0.017         0.108
9354610      360          1-Dec-31        $338,708.13        45.20                            0.250         0.017         0.000
9354655      360          1-Nov-31        $403,648.23        77.12                            0.250         0.017         0.000
9354672      360          1-Dec-31        $630,083.10        50.45                            0.250         0.017         0.233
9354829      360          1-Dec-31        $333,719.39        79.52                            0.250         0.017         0.108
9354875      360          1-Dec-31        $323,727.80        80.00                            0.250         0.017         0.108
9355804      360          1-Dec-31        $359,690.04        69.90                            0.250         0.017         0.000
9356153      360          1-Dec-31        $324,234.01        61.23                            0.250         0.017         0.233
9356318      360          1-Dec-31        $399,680.12        57.14                            0.250         0.017         0.358
9356470      360          1-Dec-31        $584,496.33        73.13                            0.250         0.017         0.000
9356904      360          1-Dec-31        $419,647.14        63.16                            0.250         0.017         0.108
9357058      360          1-Dec-31        $345,709.31        50.14                            0.250         0.017         0.108
9357118      360          1-Dec-31        $388,665.08        67.65                            0.250         0.017         0.000
9357203      360          1-Dec-31        $544,542.13        48.66                            0.250         0.017         0.108
9357348      360          1-Nov-31        $898,841.18        65.00                            0.250         0.017         0.483
9357592      360          1-Dec-31        $320,224.05        37.71                            0.250         0.017         0.000
9357971      360          1-Nov-31        $384,351.25        70.00                            0.250         0.017         0.108
9357972      360          1-Dec-31        $570,046.62        72.22                            0.250         0.017         0.000
9358817      360          1-Dec-31        $349,698.65        68.23                            0.250         0.017         0.000
9359918      360          1-Dec-31        $439,475.00        62.86                            0.250         0.017         0.000
9360707      360          1-Dec-31        $313,736.20        73.54                            0.250         0.017         0.108
9360902      360          1-Dec-31        $399,672.12        36.36                            0.250         0.017         0.233
9361023      360          1-Nov-31        $350,408.55        62.34                            0.250         0.017         0.108
9361043      360          1-Nov-31        $648,904.71        65.00                            0.250         0.017         0.108
9361165      360          1-Dec-31        $768,185.20        67.74                            0.250         0.017         0.358
9361185      360          1-Dec-31        $647,442.08        64.80                            0.250         0.017         0.000
9361239      360          1-Nov-31        $433,268.67        63.36                            0.250         0.017         0.108
9361543      360          1-Dec-31        $357,199.66        73.33                            0.250         0.017         0.108
9361898      360          1-Dec-31        $356,714.51        47.60                            0.250         0.017         0.358
9362108      360          1-Dec-31        $335,696.25        71.49                            0.250         0.017         0.000
9362118      360          1-Dec-31        $374,684.95        63.56                            0.250         0.017         0.108
9362203      360          1-Dec-31        $549,537.93        35.48                            0.250         0.017         0.108
9362345      360          1-Dec-31        $328,716.74        70.00                            0.250         0.017         0.000
9362372      360          1-Dec-31        $324,520.19        42.21                            0.250         0.017         0.000
9362503      360          1-Nov-31        $648,854.79        66.66                            0.250         0.017         0.108
9362517      360          1-Dec-31        $779,344.70        65.00                            0.250         0.017         0.108
9362821      360          1-Nov-31        $442,082.32        29.95                            0.250         0.017         0.000
9362902      360          1-Dec-31        $374,677.13        57.69                            0.250         0.017         0.000
9362919      360          1-Nov-31        $389,326.53        66.10                            0.250         0.017         0.000
9362924      360          1-Dec-31        $979,176.67        70.00                            0.250         0.017         0.108
9362943      360          1-Nov-31        $542,787.87        75.00                            0.250         0.017         0.000
9362983      360          1-Nov-31        $524,115.34        62.50                            0.250         0.017         0.108
9363387      360          1-Dec-31        $629,520.61        63.00                            0.250         0.017         0.608
9363425      360          1-Dec-31        $324,726.96        63.73                            0.250         0.017         0.108
9363573      360          1-Nov-31        $339,367.62        68.00                            0.250         0.017         0.000
9363574      360          1-Nov-31        $399,309.26        61.54                            0.250         0.017         0.000
9363722      360          1-Dec-31        $315,727.93        31.60                            0.250         0.017         0.000
9363825      360          1-Dec-31        $374,684.95        49.34                            0.250         0.017         0.108
9363885      360          1-Dec-31        $520,772.77        65.56                            0.250         0.017         0.233
9364013      360          1-Dec-31        $658,418.58        69.37                            0.250         0.017         0.000
9364100      360          1-Nov-31        $466,462.65        75.00                            0.250         0.017         0.108
9364268      360          1-Nov-31        $564,047.94        46.12                            0.250         0.017         0.108
9431806      360          1-Dec-31        $399,504.17        56.34                            0.250         0.017         0.000
9431815      360          1-Dec-31        $377,682.44        53.34                            0.250         0.017         0.108
9432766      360          1-Dec-31        $367,683.15        80.00                            0.250         0.017         0.000
9434914      360          1-Dec-31        $629,457.58        68.11                            0.250         0.017         0.000
9435778      360          1-Dec-31        $625,474.08        21.96                            0.250         0.017         0.108
9437907      360          1-Dec-31        $594,524.18        70.00                            0.250         0.017         0.358
9438233      360          1-Dec-31        $359,690.04        62.83                            0.250         0.017         0.000
9439020      360          1-Dec-31        $334,697.15        55.83                            0.250         0.017         0.000
9439125      360          1-Dec-31        $373,977.73        53.47                            0.250         0.017         0.000
9439237      360          1-Jan-32        $390,000.00        80.00                            0.250         0.017         0.108
9439458      360          1-Dec-31        $409,563.54        55.03                            0.250         0.017         0.000
9439598      360          1-Dec-31        $411,154.28        42.86                            0.250         0.017         0.108
9440544      360          1-Dec-31        $359,682.38        78.26                            0.250         0.017         0.000
9440780      360          1-Dec-31        $649,453.92        50.00                            0.250         0.017         0.108
9441003      360          1-Dec-31        $443,545.02        79.98                            0.250         0.017         0.358
9441022      360          1-Dec-31        $334,697.15        53.17                            0.250         0.017         0.000
9441128      360          1-Dec-31        $614,655.22        55.91                            0.250         0.017         2.108
9442112      360          1-Dec-31        $531,492.00        69.54                            0.250         0.017         0.000
9442153      360          1-Dec-31        $515,166.83        79.32                            0.250         0.017         0.108
9442176      360          1-Dec-31        $484,582.43        55.11                            0.250         0.017         0.000
9442367      360          1-Dec-31        $419,664.13        75.00                            0.250         0.017         0.358
9442445      360          1-Dec-31        $999,139.02        31.75                            0.250         0.017         0.000
9442755      360          1-Dec-31        $493,596.49        80.00                            0.250         0.017         0.000
9443044      360          1-Dec-31        $304,737.40        71.78                            0.250         0.017         0.000
9443293      360          1-Dec-31        $412,136.05        75.00                            0.250         0.017         0.000
9443918      360          1-Dec-31        $409,638.26        74.55                            0.250         0.017         0.000
9444158      360          1-Dec-31        $569,509.24        69.94                            0.250         0.017         0.000
9444163      360          1-Dec-31        $585,495.46        53.27                            0.250         0.017         0.000
9444337      360          1-Dec-31        $334,704.43        88.16                 06         0.250         0.017         0.000
9444581      360          1-Dec-31        $519,552.29        47.27                            0.250         0.017         0.000
9444817      360          1-Dec-31        $389,680.32        55.71                            0.250         0.017         0.233
9445173      360          1-Dec-31        $371,671.79        64.14                            0.250         0.017         0.000
9445265      360          1-Dec-31        $467,116.79        85.00                 06         0.250         0.017         0.233
9445450      360          1-Dec-31        $792,066.09        58.72                            0.250         0.017         0.358
9445658      360          1-Dec-31        $374,684.95        56.82                            0.250         0.017         0.108
9445773      360          1-Dec-31        $363,686.60        79.13                            0.250         0.017         0.000
9445977      360          1-Dec-31        $364,286.09        49.27                            0.250         0.017         0.000
9446127      360          1-Dec-31        $999,117.72        67.80                            0.250         0.017         0.000
9447515      360          1-Nov-31        $329,416.08        61.11                            0.250         0.017         0.000
9448924      360          1-Nov-31        $318,462.47        74.53                            0.250         0.017         0.108
9450379      360          1-Nov-31        $320,442.58        60.00                            0.250         0.017         0.108
9451941      360          1-Dec-31        $434,660.66        75.00                            0.250         0.017         0.483
9453308      360          1-Nov-31        $349,395.62        66.04                            0.250         0.017         0.000
9453383      360          1-Nov-31        $372,371.48        74.60                            0.250         0.017         0.108
9453699      360          1-Nov-31        $379,283.85        75.00                            0.250         0.017         0.108
9453873      360          1-Nov-31        $549,050.26        50.00                            0.250         0.017         0.000
9454745      360          1-Nov-31        $348,067.91        79.24                            0.250         0.017         0.000
9455110      360          1-Nov-31        $367,379.89        60.83                            0.250         0.017         0.108
9455315      360          1-Nov-31        $958,301.34        80.00                            0.250         0.017         0.000
9456202      360          1-Nov-31        $364,868.85        79.99                            0.250         0.017         0.000
9456394      300          1-Nov-26        $376,029.05        59.37                            0.250         0.017         0.000
9457180      360          1-Nov-31        $349,410.23        76.09                            0.250         0.017         0.108
9457582      360          1-Nov-31        $462,238.75        77.17                            0.250         0.017         0.233
9458595      360          1-Nov-31        $341,394.86        77.90                            0.250         0.017         0.000
9460700      360          1-Nov-31        $387,429.82        46.76                            0.250         0.017         0.000
9462174      360          1-Nov-31        $352,569.35        68.31                            0.250         0.017         0.233
9462394      360          1-Nov-31        $474,219.01        74.80                            0.250         0.017         0.233
9462646      360          1-Dec-31        $399,663.95        79.69                            0.250         0.017         0.108
9463139      360          1-Nov-31        $399,309.28        77.67                            0.250         0.017         0.000
9464671      360          1-Nov-31        $323,141.03        53.95                            0.250         0.017         0.000
9465620      360          1-Nov-31        $415,281.65        80.00                            0.250         0.017         0.000
9466558      360          1-Dec-31        $409,663.93        64.57                            0.250         0.017         0.233
9467271      360          1-Nov-31        $366,366.26        76.46                            0.250         0.017         0.000
9467607      360          1-Nov-31        $798,651.95        69.57                            0.250         0.017         0.108
9467654      360          1-Nov-31        $359,363.01        78.26                            0.250         0.017         0.000
9468008      360          1-Dec-31        $359,697.56        55.38                            0.250         0.017         0.108
9468602      360          1-Nov-31        $420,058.21        85.00                 01         0.250         0.017         0.233
9468670      360          1-Nov-31        $643,913.14        67.89                            0.250         0.017         0.108
9470119      360          1-Nov-31        $435,265.27        80.00                            0.250         0.017         0.108
9470290      360          1-Dec-31        $483,629.52        57.06                            0.250         0.017         0.000
9472212      360          1-Dec-31        $499,609.95        74.07                            0.250         0.017         0.483
9476594      360          1-Nov-31        $512,349.46        80.00                            0.250         0.017         0.000
9486233      360          1-Dec-31        $388,665.08        79.07                            0.250         0.017         0.000
9496390      360          1-Dec-31        $362,202.86        69.71                            0.250         0.017         0.233
9499014      360          1-Dec-31        $599,508.18        48.00                            0.250         0.017         0.233
9503424      360          1-Nov-31        $531,241.06        80.00                            0.250         0.017         0.000
9552039      360          1-Dec-31        $424,393.15        58.11                            0.250         0.017         0.108
9868465      360          1-Nov-31        $347,427.84        77.33                            0.250         0.017         0.233
9869043      360          1-Dec-31        $439,639.34        67.69                            0.250         0.017         0.233
9869562      360          1-Dec-31        $421,618.50        78.59                            0.250         0.017         0.000
9870577      360          1-Jan-32        $350,000.00        38.89                            0.250         0.017         0.000
9871246      360          1-Dec-31        $354,686.80        62.24                            0.250         0.017         0.000
9871467      360          1-Nov-31        $331,454.15        74.61                            0.250         0.017         0.233
9872045      360          1-Nov-31        $353,817.32        64.44                            0.250         0.017         0.233
9873716      360          1-Nov-31        $417,295.66        46.76                            0.250         0.017         0.108
9873854      360          1-Nov-31        $448,405.17        80.00                            0.250         0.017         0.000
9873906      360          1-Nov-31        $351,462.67        80.00                            0.250         0.017         0.608
9873932      360          1-Nov-31        $309,464.70        51.67                            0.250         0.017         0.000
9874020      360          1-Dec-31        $359,697.56        55.38                            0.250         0.017         0.108
9874324      360          1-Aug-31        $385,395.28        55.29                            0.250         0.017         0.233
9874408      360          1-Nov-31        $599,013.49        80.00                            0.250         0.017         0.233
9874473      360          1-Dec-31        $319,717.67        78.94                            0.250         0.017         0.000
9874649      360          1-Oct-31        $319,682.65        95.00                 12         0.250         0.017         0.358
9874665      360          1-Oct-31        $391,030.40        80.00                            0.250         0.017         0.233
9874844      360          1-Nov-31        $645,886.32        73.94                            0.250         0.017         0.233
9875188      360          1-Nov-31        $515,130.52        60.71                            0.250         0.017         0.108
9875231      360          1-Nov-31        $428,328.65        44.00                            0.250         0.017         0.483
9875264      360          1-Nov-31        $549,073.22        58.20                            0.250         0.017         0.108
9875928      360          1-Dec-31        $324,720.18        53.72                            0.250         0.017         0.000
9876067      360          1-Nov-31        $319,499.25        84.21                 01         0.250         0.017         0.483
9878204      360          1-Nov-31        $399,292.24        64.00                            0.250         0.017         0.000
9880406      360          1-Nov-31        $359,378.36        69.23                            0.250         0.017         0.000
9882669      360          1-Dec-31        $354,701.75        79.78                            0.250         0.017         0.108
9882693      360          1-Dec-31        $319,606.26        94.99                 01         0.250         0.017         1.733
9883841      360          1-Nov-31        $918,630.17        77.64                            0.250         0.017         0.733
9884791      360          1-Jan-32        $640,000.00        78.05                            0.250         0.017         0.108
9886198      360          1-Dec-31        $439,621.17        80.00                            0.250         0.017         0.000
9886276      360          1-Dec-31        $429,261.94        80.00                            0.250         0.017         0.000
9886667      360          1-Nov-31        $313,783.23        95.00                 11         0.250         0.017         0.233
9887366      360          1-Sep-31        $314,008.11        79.75                            0.250         0.017         0.483
9887964      360          1-Nov-31        $339,467.93        80.00                            0.250         0.017         0.483
9888044      360          1-Dec-31        $346,308.81        67.96                            0.250         0.017         0.108
9888759      360          1-Dec-31        $303,738.26        80.00                            0.250         0.017         0.000
9888782      360          1-Dec-31        $307,759.73        80.00                            0.250         0.017         0.483
9889211      360          1-Dec-31        $334,132.59        80.00                            0.250         0.017         0.358
9890696      360          1-Dec-31        $367,167.78        70.00                            0.250         0.017         0.000
9891177      360          1-Nov-31        $371,357.62        80.00                            0.250         0.017         0.000
9892576      360          1-Dec-31        $328,523.77        80.00                            0.250         0.017         0.108
9917002      360          1-Jan-32        $335,200.00        80.00                            0.250         0.017         0.733

                                      $397,479,093.42

COUNT:                  866
WAC:            6.941521684
WAM:            358.0282658
WALTV:          66.06140024

                                  EXHIBIT F-1B

                 [Schedule of Type 1 Mortgage Loans in Group II]

WFMBS
WFMBS 2002-02 EXHIBIT F-1B GROUP II LOANS
30 YEAR FIXED RATE NON-RELOCATION  LOANS

(i)             (ii)                                                (iii)          (iv)            (v)               (vi)
-----           ---------------------------   -----       -----     --------       --------        --------          ---------
                                                                                                   NET
MORTGAGE                                                                           MORTGAGE        MORTGAGE          CURRENT
LOAN                                                      ZIP       PROPERTY       INTEREST        INTEREST          MONTHLY
NUMBER          CITY                          STATE       CODE      TYPE           RATE            RATE              PAYMENT
--------        ---------------------------   -----       -----     --------       --------        --------          ---------
4233688         WILLITS                         CA        95490        SFD           6.875           6.500           $2,036.48
4285642         YOUNTVILLE                      CA        94599        SFD           7.000           6.500           $2,332.56
4313044         DANVILLE                        CA        94526        SFD           6.500           6.233           $1,925.92
4335475         SUNNYVALE                       CA        94087        SFD           6.500           6.233           $2,528.28
4342462         SAN DIEGO                       CA        92121        SFD           6.625           6.358           $3,124.72
4342800         STEVENSON RANCH                 CA        91381        SFD           6.750           6.483           $2,283.07
4343563         STOCKTON                        CA        95215        SFD           6.750           6.483           $3,061.39
4345150         BUENA PARK                      CA        90620        SFD           6.750           6.483           $2,054.76
4348930         SAN FRANCISCO                   CA        94112        SFD           7.000           6.500           $1,929.38
4350417         PLEASANTON                      CA        94566        SFD           6.750           6.483           $2,349.77
4350616         ENCINITAS                       CA        92024        SFD           6.750           6.483           $3,219.27
4353151         REDONDO BEACH                   CA        90277        SFD           7.250           6.500           $4,058.95
4356237         SAN JOSE                        CA        95123        SFD           6.875           6.500           $2,328.16
4361238         SANTA CRUZ                      CA        95062        SFD           6.750           6.483           $2,659.26
4368149         SAN CLEMENTE                    CA        92673        SFD           6.875           6.500           $2,685.53
4368552         SAN JOSE                        CA        95132        SFD           6.750           6.483           $3,781.33
4370024         TOLUCA LAKE                     CA        91602        SFD           7.125           6.500           $1,852.73
4372809         PLEASANT HILL                   CA        94523        SFD           6.750           6.483           $2,107.95
4374777         COTO DE CAZA                    CA        92679        SFD           6.750           6.483           $4,125.09
4375005         SAN JOSE                        CA        95129        SFD           6.625           6.358           $2,983.85
4378583         CUPERTINO                       CA        95014        SFD           6.750           6.483           $2,957.61
4378825         HILLSBOROUGH                    CA        94010        SFD           6.250           5.983           $4,002.17
4379466         ROHNERT PARK                    CA        94928        LCO           6.875           6.500             $394.16
4382221         MILL VALLEY                     CA        94941        SFD           7.125           6.500           $2,509.61
4382721         PALO ALTO                       CA        94303        SFD           6.875           6.500           $6,233.60
4382821         BURBANK                         CA        91504        SFD           6.750           6.483           $4,138.06
4383514         YORBA LINDA                     CA        92886        SFD           6.750           6.483           $2,237.67
4385469         LIVERMORE                       CA        94550        SFD           7.000           6.500           $2,052.46
4385485         REDWOOD CITY                    CA        94062        SFD           6.875           6.500           $2,496.33
4387394         LAGUNA NIGUEL                   CA        92677        SFD           7.625           6.500           $2,601.15
4388779         BEVERLY HILLS                   CA        90210        SFD           6.875           6.500           $6,536.45
4389931         CUPERTINO                       CA        95014        SFD           6.750           6.483           $1,958.77
4390935         TARZANA                         CA        91356        SFD           6.875           6.500           $6,569.29
4391434         REDWOOD CITY                    CA        94062        SFD           6.750           6.483           $4,215.89
4396702         SAN RAFAEL                      CA        94901        SFD           6.750           6.483           $4,786.66
4397625         WESTLAKE VILLAGE                CA        91361        SFD           6.750           6.483           $4,540.19
4398060         OAKLAND                         CA        94618        SFD           6.750           6.483           $2,432.25
4398450         PALOS VERDES ESTATES            CA        90274        SFD           6.625           6.358           $4,162.03
4400801         LOS GATOS                       CA        95030        SFD           6.750           6.483           $2,172.81
4402986         ROLLING HILLS ESTATES           CA        90274        SFD           6.750           6.483           $2,107.94
4403631         LOS ANGELES                     CA        90004        SFD           7.375           6.500           $5,894.92
4404246         SAN FRANCISCO                   CA        94114        SFD           6.750           6.483           $4,215.89
4407308         LOS ANGELES                     CA        90027        SFD           6.875           6.500           $2,539.03
4408772         FREMONT                         CA        94536        SFD           6.750           6.483           $2,153.35
4410255         SARATOGA                        CA        95070        SFD           6.750           6.483           $3,366.23
4411750         LA JOLLA                        CA        92037        SFD           6.750           6.483           $3,038.69
4412952         BEVERLY HILLS                   CA        90210        SFD           6.875           6.500           $6,010.90
4413234         PLEASANTON                      CA        94588        SFD           6.625           6.358           $2,529.23
4418058         SAN CARLOS                      CA        94070        SFD           7.125           6.500           $3,345.02
4418062         SANTA MONICA                    CA        90405        SFD           6.875           6.500           $2,256.56
4419446         CONCORD                         CA        94518        SFD           6.875           6.500           $2,463.49
4420242         WATSONVILLE                     CA        95076        SFD           6.875           6.500           $2,821.51
4421105         CUPERTINO                       CA        95014        SFD           6.875           6.500           $2,496.33
4421976         MENLO PARK                      CA        94025        SFD           7.375           6.500           $2,486.44
4422719         LARKSPUR                        CA        94939        SFD           6.625           6.358           $3,201.56
4423537         LOS ALTOS                       CA        94024        SFD           6.750           6.483           $3,891.59
4426234         CARLSBAD                        CA        92009        SFD           6.750           6.483           $3,353.26
4426582         CUPERTINO                       CA        95014        SFD           6.875           6.500           $3,284.65
4427807         PALO ALTO                       CA        94306        SFD           6.750           6.483           $2,853.84
4429011         MANHATTAN BEACH                 CA        90266        MF2           6.750           6.483           $3,534.86
4429481         SAN JOSE                        CA        95132        SFD           6.750           6.483           $2,419.28
4429732         MOORPARK                        CA        93021        SFD           7.000           6.500           $2,655.89
4430612         MORGAN HILL                     CA        95037        SFD           6.625           6.358           $3,015.87
4431267         PISMO BEACH                     CA        93449        SFD           6.875           6.500           $2,364.95
4431884         PASADENA                        CA        91105        SFD           6.625           6.358           $4,001.95
4431906         GRANITE BAY                     CA        95746        SFD           6.750           6.483           $3,956.45
4432500         MENLO PARK                      CA        94025        SFD           6.875           6.500           $3,284.65
4432583         IRVINE                          CA        92612        SFD           6.750           6.483           $3,534.86
4434044         HUNTINGTON BEACH                CA        92648        SFD           6.750           6.483           $3,061.38
4434520         SAN JOSE                        CA        95124        SFD           6.750           6.483           $3,813.76
4435093         LOS GATOS                       CA        95032        SFD           6.875           6.500           $2,545.60
4435124         DANVILLE                        CA        94506        SFD           6.750           6.483           $2,594.40
4437219         DALY CITY                       CA        94015        LCO           7.375           6.500           $1,381.36
4439194         LOS ALTOS HILLS                 CA        94024        SFD           7.375           6.500           $4,144.06
4439765         SAN FRANCISCO                   CA        94123        LCO           6.875           6.500           $2,430.64
4440980         CAMPBELL                        CA        95008        SFD           6.750           6.483           $2,321.99
4442165         SAN FRANCISCO                   CA        94107        LCO           6.625           6.358           $3,304.01
4442699         NEWARK                          CA        94560        SFD           7.250           6.500           $2,793.52
4443455         SAN JOSE                        CA        95136        PUD           7.000           6.500           $2,328.56
4443793         SARATOGA                        CA        95070        SFD           6.750           6.483           $3,126.25
5998526         SAN JOSE                        CA        95124        SFD           6.750           6.483           $2,698.17
9168893         WALNUT CREEK                    CA        94596        SFD           7.000           6.500           $2,188.85
9264011         ORINDA                          CA        94563        SFD           6.750           6.483           $3,669.12
9266347         DANVILLE                        CA        94526        SFD           7.000           6.500           $5,089.57
9273343         FALLBROOK                       CA        92028        SFD           7.250           6.500           $2,517.23
9279225         RANCHO PALOS VERD               CA        90275        SFD           6.750           6.483           $2,613.85
9281347         SAN JUAN BAUTISTA               CA        95045        SFD           6.500           6.233           $3,729.21
9282591         MONTEREY                        CA        93940        LCO           6.875           6.500           $2,093.96
9285400         SANTA CRUZ                      CA        95060        SFD           7.000           6.500           $3,113.62
9288184         CUPERTINO                       CA        95014        SFD           7.000           6.500           $2,661.21
9291071         MARTINEZ                        CA        94553        SFD           6.750           6.483           $2,195.51
9295940         LAFAYETTE                       CA        94549        SFD           7.125           6.500           $2,829.62
9297623         PLEASONTON                      CA        94566        SFD           7.375           6.500           $2,624.57
9303538         LOS GATOS                       CA        95032        SFD           7.000           6.500           $2,820.89
9308644         DANVILLE                        CA        94526        SFD           7.500           6.500           $2,931.11
9308859         LIVERMORE                       CA        94550        SFD           6.875           6.500           $2,916.77
9309899         CUPERTINO                       CA        95014        SFD           7.125           6.500           $2,108.74
9315482         SAN JOSE                        CA        95118        SFD           6.875           6.500           $2,233.56
9315896         REDONDO BEACH                   CA        90278        SFD           6.875           6.500           $3,649.24
9317397         SANTA ROSA                      CA        95403        SFD           7.000           6.500           $6,653.03
9325721         WOODLAND HILLS                  CA        91367        SFD           6.625           6.358           $2,612.47
9326091         LOS ANGELES                     CA        90027        SFD           6.750           6.483           $2,510.08
9330549         ALAMO                           CA        94507        SFD           6.875           6.500           $4,145.22
9330721         LAFAYETTE                       CA        94549        SFD           6.750           6.483           $2,198.75
9332296         SAN FRANCISCO                   CA        94127        SFD           6.875           6.500           $2,890.49
9332421         SAN RAMON                       CA        94583        SFD           7.250           6.500           $2,489.95
9332909         PLEASANTON                      CA        94566        SFD           6.875           6.500           $2,391.88
9333048         SANTA ROSA                      CA        95409        SFD           6.750           6.483           $2,659.26
9333667         OAKLAND                         CA        94610        SFD           6.875           6.500           $3,919.24
9333881         MILLBRAE                        CA        94030        SFD           6.875           6.500           $2,246.70
9334125         BENICIA                         CA        94510        SFD           6.875           6.500           $2,187.58
9334788         PLEASANTON                      CA        94566        SFD           6.625           6.358           $2,177.06
9335811         CASTRO VALLEY                   CA        94552        SFD           6.875           6.500           $2,805.42
9335878         WALNUT CREEK                    CA        94598        SFD           7.125           6.500           $2,223.28
9336708         BYRON                           CA        94514        SFD           6.750           6.483           $3,745.66
9339003         MILL VALLEY                     CA        94941        SFD           6.750           6.483           $2,302.53
9339345         LOS ANGELES                     CA        91423        SFD           6.625           6.358           $3,681.79
9339664         GREENBRAE                       CA        94904        SFD           6.875           6.500           $2,831.37
9339861         KENTFIELD                       CA        94904        SFD           7.000           6.500           $6,653.03
9340482         SAN JOSE                        CA        95002        SFD           6.750           6.483           $2,432.25
9341090         SANTA CRUZ                      CA        95062        SFD           7.000           6.500           $3,092.33
9341702         SAN RAMON                       CA        94583        SFD           6.750           6.483           $2,432.25
9343376         SAN FRANCISCO                   CA        94110        SFD           7.000           6.500           $3,832.15
9344254         WALNUT CREEK                    CA        94598        SFD           6.625           6.358           $2,196.27
9345354         ALISO VIEJO(AREA)               CA        92656        SFD           6.875           6.500           $4,191.21
9345393         FULLERTON                       CA        92835        SFD           6.875           6.500           $3,077.72
9345436         PLEASANTON                      CA        94566        SFD           6.750           6.483           $2,432.25
9345480         RAMONA                          CA        92065        SFD           7.000           6.500           $2,607.99
9345740         LA MIRADA                       CA        90638        SFD           6.625           6.358           $2,241.09
9345786         STINSON BEACH                   CA        94970        SFD           6.750           6.483           $2,205.24
9345873         NAPA                            CA        94558        SFD           6.750           6.483           $2,432.25
9346111         SAN MATEO                       CA        94402        SFD           6.625           6.358           $3,585.75
9346474         SAN RAMON                       CA        94583        SFD           7.625           6.500           $3,185.07
9346555         SARATOGA                        CA        95070        SFD           7.375           6.500           $4,489.39
9346623         LIVERMORE                       CA        94550        SFD           6.750           6.483           $3,152.19
9346787         KENTFIELD                       CA        94904        SFD           6.875           6.500           $3,416.03
9346836         KENTFIELD                       CA        94904        SFD           6.750           6.483           $3,242.99
9346858         LAFAYETTE                       CA        94549        SFD           6.750           6.483           $2,853.84
9346960         ALAMO                           CA        94507        LCO           6.750           6.483           $2,231.18
9346990         DANVILLE                        CA        94506        SFD           6.750           6.483           $3,981.75
9347021         CASPER                          CA        95420        SFD           6.875           6.500           $2,916.77
9347490         TUSTIN                          CA        92782        SFD           6.750           6.483           $2,490.62
9347518         LOOMIS                          CA        95650        SFD           6.750           6.483           $2,558.72
9347584         DANVILLE                        CA        94506        SFD           7.000           6.500           $3,100.31
9347667         BELMONT                         CA        94002        SFD           6.750           6.483           $2,783.79
9347818         ORINDA                          CA        94563        SFD           6.875           6.500           $5,071.49
9348060         SANTA MARIA                     CA        93455        SFD           6.875           6.500           $2,378.09
9348491         WALNUT CREEK                    CA        94598        SFD           6.500           6.233           $2,654.69
9348813         LIVERMORE                       CA        94550        SFD           6.750           6.483           $2,150.11
9348881         PLEASANTON                      CA        94588        SFD           6.875           6.500           $2,345.24
9348896         PLEASANTON                      CA        94588        SFD           6.875           6.500           $2,288.09
9349229         LONG BEACH                      CA        90808        SFD           6.625           6.358           $2,109.82
9349731         DANVILLE                        CA        94506        SFD           7.125           6.500           $2,391.70
9349793         ALAMEDA                         CA        94502        SFD           6.875           6.500           $2,923.34
9349915         FREMONT                         CA        94555        SFD           7.250           6.500           $2,251.19
9349966         WALNUT CREEK                    CA        94595        SFD           6.625           6.358           $2,420.38
9350068         HUNTINGTON BEACH                CA        92648        SFD           7.000           6.500           $4,424.27
9350664         PLEASANT HILL                   CA        94523        SFD           6.750           6.483           $2,298.64
9350779         NOVATO                          CA        94945        SFD           7.000           6.500           $2,268.69
9350801         GILROY                          CA        95020        SFD           6.875           6.500           $2,989.03
9351083         GRANITE BAY                     CA        95746        SFD           6.750           6.483           $3,226.78
9351406         BERKELEY                        CA        94708        SFD           6.750           6.483           $2,737.09
9351425         SAN MATEO                       CA        94402        SFD           6.750           6.483           $4,183.46
9351826         OCEANSIDE                       CA        92057        SFD           6.750           6.483           $2,557.43
9352103         SAN CLEMENTE                    CA        92673        SFD           6.625           6.358           $2,881.40
9352231         SAN JOSE                        CA        95123        SFD           6.750           6.483           $3,230.02
9352256         SUNNYVALE                       CA        94087        SFD           7.125           6.500           $2,341.18
9352336         SAN MATEO                       CA        94403        SFD           7.000           6.500           $2,774.32
9352875         LOS ANGELES                     CA        90077        SFD           6.625           6.358           $3,252.78
9352877         SAN DIEGO                       CA        92130        SFD           7.125           6.500           $2,539.92
9353102         NAPA                            CA        94558        SFD           6.625           6.358           $3,713.81
9353236         SANTA ANA                       CA        92705        SFD           6.875           6.500           $5,060.98
9353319         FAIRFAX                         CA        94930        SFD           6.750           6.483           $2,416.03
9353326         DANVILLE                        CA        94506        SFD           6.875           6.500           $2,299.25
9354488         LOS ALTOS                       CA        94022        SFD           7.000           6.500           $3,042.43
9355603         SARATOGA                        CA        95070        SFD           6.750           6.483           $4,134.82
9356245         CASTRO VALLEY                   CA        94552        SFD           6.750           6.483           $2,296.04
9358650         ROSS                            CA        94957        SFD           6.875           6.500           $3,570.41
9358904         PENN VALLEY                     CA        95946        SFD           7.000           6.500           $3,858.76
9359032         BELMONT                         CA        94002        SFD           6.625           6.358           $4,097.99
9359795         SONOMA                          CA        95476        SFD           6.750           6.483           $3,242.99
9359856         PORTOLA VALLEY                  CA        94028        SFD           7.125           6.500           $6,737.19
9360029         MENDOCINO                       CA        95460        SFD           6.875           6.500           $3,383.19
9360238         ORINDA                          CA        94563        SFD           6.875           6.500           $5,892.66
9360510         BERKELEY                        CA        94705        SFD           6.750           6.483           $2,918.70
9360528         MILPITAS                        CA        95035        SFD           6.875           6.500           $2,010.21
9361184         SAN FRANCISCO                   CA        94131        SFD           6.875           6.500           $1,977.36
9361192         PETALUMA                        CA        94952        SFD           6.750           6.483           $3,048.42
9361195         LAFAYETTE                       CA        94549        SFD           7.375           6.500           $2,624.57
9361263         NEWPORT BEACH                   CA        92660        SFD           6.875           6.500           $2,627.72
9361490         GILROY                          CA        95020        SFD           6.750           6.483           $2,510.08
9362665         UNION CITY                      CA        94587        SFD           6.750           6.483           $2,300.58
9362790         SANTA CLARITA                   CA        91321        SFD           6.750           6.483           $2,675.47
9363500         HAYWARD                         CA        94542        SFD           6.875           6.500           $2,200.72
9363901         SAN DIEGO                       CA        92131        SFD           6.500           6.233           $2,755.82
9363978         BAKERSFIELD                     CA        93309        SFD           6.875           6.500           $3,153.26
9364036         SACRAMENTO                      CA        95864        SFD           6.875           6.500           $3,389.76
9364067         LONG BEACH                      CA        90807        SFD           7.000           6.500           $3,353.79
9439054         YORBA LINDA                     CA        92887        SFD           7.000           6.500           $2,571.40
9439451         GRANITE BAY                     CA        95746        SFD           6.750           6.483           $2,354.42
9439482         BERKELEY                        CA        94708        SFD           6.875           6.500           $4,270.04
9439849         ALAMO                           CA        94507        SFD           6.875           6.500           $3,967.85
9443283         ANTIOCH                         CA        94531        SFD           7.125           6.500           $3,018.26
9443410         SUNNYVALE                       CA        94087        SFD           6.750           6.483           $3,836.46
9444109         SAN JOSE                        CA        95125        SFD           6.875           6.500           $4,828.43
9444165         NOVATO                          CA        94949        SFD           6.750           6.483           $2,270.10
9445005         LA JOLLA                        CA        92037        SFD           6.750           6.483           $2,541.86
9445021         SCOTTS VALLEY                   CA        95066        SFD           6.875           6.500           $2,443.78
9445483         WESTLAKE VILLAGE                CA        91361        SFD           6.750           6.483           $2,607.36
9445725         LIVERMORE                       CA        94550        SFD           6.875           6.500           $2,529.18
9450270         SANTA YNEZ                      CA        93460        SFD           6.875           6.500           $2,463.48
9867917         SAN JUAN CAPISTRANO             CA        92675        SFD           6.500           6.233           $2,528.28
9873164         TUSTIN                          CA        92782        SFD           6.875           6.500           $4,270.04
9878209         LOS ALTOS                       CA        94024        SFD           6.750           6.483           $2,497.10



WFMBS
WFMBS 2002-02 EXHIBIT F-1B GROUP II LOANS
30 YEAR FIXED RATE NON-RELOCATION  LOANS (TABLE CONTINUED)

(i)        (vii)         (viii)          (ix)                (x)     (xi)      (xii)         (xiii)      (xv)           (xvi)
-----      --------      ---------       --------------      -----   -------   ----------    --------    -----------    -----------
                                         CUT-OFF
MORTGAGE   ORIGINAL      SCHEDULED       DATE                                  MORTGAGE                  MASTER         FIXED
LOAN       TERM TO       MATURITY        PRINCIPAL                             INSURANCE     SERVICE     SERVICE        RETAINED
NUMBER     MATURITY      DATE            BALANCE             LTV     SUBSIDY   CODE          FEE         FEE            YIELD
--------   --------      ---------       --------------      -----   -------   ----------    --------    -----------    -----------
4233688      360         1-Dec-31        $309,739.56         72.26                            0.250         0.017         0.108
4285642      360         1-Jan-32        $350,600.00         58.43                            0.250         0.017         0.233
4313044      360         1-Dec-31        $304,350.46         50.78                            0.250         0.017         0.000
4335475      360         1-Jan-32        $400,000.00         57.14                            0.250         0.017         0.000
4342462      360         1-Dec-31        $487,569.45         80.00                            0.250         0.017         0.000
4342800      360         1-Jan-32        $352,000.00         80.00                            0.250         0.017         0.000
4343563      360         1-Dec-31        $471,593.61         89.90                 13         0.250         0.017         0.000
4345150      360         1-Dec-31        $316,527.24         80.00                            0.250         0.017         0.000
4348930      360         1-Dec-31        $289,762.29         77.33                            0.250         0.017         0.233
4350417      360         1-Jan-32        $362,284.00         72.46                            0.250         0.017         0.000
4350616      360         1-Dec-31        $495,914.65         55.46                            0.250         0.017         0.000
4353151      360         1-Dec-31        $594,535.84         66.11                            0.250         0.017         0.483
4356237      360         1-Dec-31        $354,102.26         77.04                            0.250         0.017         0.108
4361238      360         1-Dec-31        $409,646.99         68.33                            0.250         0.017         0.000
4368149      360         1-Dec-31        $408,456.55         49.55                            0.250         0.017         0.108
4368552      360         1-Dec-31        $582,498.05         50.70                            0.250         0.017         0.000
4370024      360         1-Dec-31        $274,780.08         61.80                            0.250         0.017         0.358
4372809      360         1-Dec-31        $324,720.18         78.31                            0.250         0.017         0.000
4374777      360         1-Dec-31        $635,452.41         57.82                            0.250         0.017         0.000
4375005      360         1-Dec-31        $465,588.86         67.54                            0.250         0.017         0.000
4378583      360         1-Dec-31        $455,607.39         41.45                            0.250         0.017         0.000
4378825      360         1-Dec-31        $649,383.25         40.75                            0.250         0.017         0.000
4379466      360         1-Dec-31         $59,949.59         25.86                            0.250         0.017         0.108
4382221      360         1-Dec-31        $372,161.72         43.06                            0.250         0.017         0.358
4382721      360         1-Dec-31        $948,102.81         52.57                            0.250         0.017         0.108
4382821      360         1-Dec-31        $637,450.69         63.80                            0.250         0.017         0.000
4383514      360         1-Dec-31        $344,702.96         53.08                            0.250         0.017         0.000
4385469      360         1-Dec-31        $308,247.12         42.85                            0.250         0.017         0.233
4385485      360         1-Dec-31        $379,680.75         62.81                            0.250         0.017         0.108
4387394      360         1-Dec-31        $366,835.16         75.00                            0.250         0.017         0.858
4388779      360         1-Dec-31        $994,164.07         61.42                            0.250         0.017         0.108
4389931      360         1-Dec-31        $301,739.98         38.97                            0.250         0.017         0.000
4390935      360         1-Dec-31        $999,159.88         65.36                            0.250         0.017         0.108
4391434      360         1-Dec-31        $649,440.36         57.02                            0.250         0.017         0.000
4396702      360         1-Dec-31        $737,364.59         62.81                            0.250         0.017         0.000
4397625      360         1-Dec-31        $698,937.50         70.00                            0.250         0.017         0.000
4398060      360         1-Dec-31        $374,677.13         51.72                            0.250         0.017         0.000
4398450      360         1-Dec-31        $649,426.51         52.00                            0.250         0.017         0.000
4400801      360         1-Dec-31        $334,711.57         56.59                            0.250         0.017         0.000
4402986      360         1-Dec-31        $324,720.18         33.16                            0.250         0.017         0.000
4403631      360         1-Dec-31        $852,850.55         60.96                            0.250         0.017         0.608
4404246      360         1-Dec-31        $649,440.36         34.21                            0.250         0.017         0.000
4407308      360         1-Dec-31        $386,014.32         61.35                            0.250         0.017         0.108
4408772      360         1-Dec-31        $331,714.15         71.40                            0.250         0.017         0.000
4410255      360         1-Dec-31        $518,553.15         46.13                            0.250         0.017         0.000
4411750      360         1-Dec-31        $468,096.62         36.04                            0.250         0.017         0.000
4412952      360         1-Dec-31        $914,231.29         54.63                            0.250         0.017         0.108
4413234      360         1-Dec-31        $394,651.50         69.30                            0.250         0.017         0.000
4418058      360         1-Dec-31        $496,102.95         75.34                            0.250         0.017         0.358
4418062      360         1-Dec-31        $343,011.41         49.07                            0.250         0.017         0.108
4419446      360         1-Dec-31        $374,684.95         75.76                            0.250         0.017         0.108
4420242      360         1-Dec-31        $429,139.17         37.35                            0.250         0.017         0.108
4421105      360         1-Jan-32        $380,000.00         29.46                            0.250         0.017         0.108
4421976      360         1-Dec-31        $359,726.06         44.44                            0.250         0.017         0.608
4422719      360         1-Dec-31        $499,558.86         44.84                            0.250         0.017         0.000
4423537      360         1-Dec-31        $599,483.41         42.86                            0.250         0.017         0.000
4426234      360         1-Dec-31        $516,554.87         61.55                            0.250         0.017         0.000
4426582      360         1-Dec-31        $499,579.93         58.82                            0.250         0.017         0.108
4427807      360         1-Dec-31        $439,621.16         37.93                            0.250         0.017         0.000
4429011      360         1-Dec-31        $544,530.77         37.85                            0.250         0.017         0.000
4429481      360         1-Dec-31        $372,678.85         57.38                            0.250         0.017         0.000
4429732      360         1-Dec-31        $395,577.82         80.00                            0.250         0.017         0.233
4430612      360         1-Dec-31        $470,584.44         48.56                            0.250         0.017         0.000
4431267      360         1-Dec-31        $359,697.55         80.00                            0.250         0.017         0.108
4431884      360         1-Dec-31        $624,448.57         52.08                            0.250         0.017         0.000
4431906      360         1-Dec-31        $609,474.80         38.73                            0.250         0.017         0.000
4432500      360         1-Dec-31        $499,579.93         57.14                            0.250         0.017         0.108
4432583      360         1-Jan-32        $545,000.00         65.27                            0.250         0.017         0.000
4434044      360         1-Dec-31        $471,593.62         63.78                            0.250         0.017         0.000
4434520      360         1-Dec-31        $587,493.74         61.89                            0.250         0.017         0.000
4435093      360         1-Dec-31        $387,174.45         40.79                            0.250         0.017         0.108
4435124      360         1-Dec-31        $399,655.60         61.54                            0.250         0.017         0.000
4437219      360         1-Jan-32        $200,000.00         61.54                            0.250         0.017         0.608
4439194      360         1-Dec-31        $599,543.44         40.68                            0.250         0.017         0.608
4439765      360         1-Dec-31        $369,689.15         37.95                            0.250         0.017         0.108
4440980      360         1-Dec-31        $357,691.76         55.08                            0.250         0.017         0.000
4442165      360         1-Jan-32        $516,000.00         80.00                            0.250         0.017         0.000
4442699      360         1-Dec-31        $409,180.54         69.41                            0.250         0.017         0.483
4443455      360         1-Dec-31        $349,713.11         66.67                            0.250         0.017         0.233
4443793      360         1-Dec-31        $481,585.00         22.16                            0.250         0.017         0.000
5998526      360         1-Jan-32        $416,000.00         55.47                            0.250         0.017         0.000
9168893      360         1-Dec-31        $328,730.32         51.21                            0.250         0.017         0.233
9264011      360         1-Dec-31        $565,212.94         31.43                            0.250         0.017         0.000
9266347      360         1-Dec-31        $764,372.93         63.75                            0.250         0.017         0.233
9273343      360         1-Dec-31        $368,712.15         79.87                            0.250         0.017         0.483
9279225      360         1-Dec-31        $402,653.03         67.17                            0.250         0.017         0.000
9281347      360         1-Dec-31        $589,466.62         74.97                            0.250         0.017         0.000
9282591      360         1-Dec-31        $318,482.21         75.00                            0.250         0.017         0.108
9285400      360         1-Dec-31        $467,616.38         80.00                            0.250         0.017         0.233
9288184      360         1-Dec-31        $399,672.12         38.10                            0.250         0.017         0.233
9291071      360         1-Dec-31        $338,208.55         66.37                            0.250         0.017         0.000
9295940      360         1-Dec-31        $419,664.13         69.42                            0.250         0.017         0.358
9297623      360         1-Dec-31        $379,710.85         66.09                            0.250         0.017         0.608
9303538      360         1-Dec-31        $423,652.44         80.00                            0.250         0.017         0.233
9308644      360         1-Dec-31        $418,888.89         56.65                            0.250         0.017         0.733
9308859      360         1-Dec-31        $443,626.98         50.74                            0.250         0.017         0.108
9309899      360         1-Dec-31        $312,749.70         31.94                            0.250         0.017         0.358
9315482      360         1-Dec-31        $339,514.36         68.00                            0.250         0.017         0.108
9315896      360         1-Dec-31        $555,033.31         60.05                            0.250         0.017         0.108
9317397      360         1-Dec-31        $999,180.30         50.63                            0.250         0.017         0.233
9325721      360         1-Dec-31        $407,640.03         80.00                            0.250         0.017         0.000
9326091      360         1-Dec-31        $386,666.80         29.77                            0.250         0.017         0.000
9330549      360         1-Dec-31        $630,469.88         32.36                            0.250         0.017         0.108
9330721      360         1-Dec-31        $338,708.13         49.85                            0.250         0.017         0.000
9332296      360         1-Dec-31        $439,630.34         69.29                            0.250         0.017         0.108
9332421      360         1-Dec-31        $364,715.26         73.00                            0.250         0.017         0.483
9332909      360         1-Dec-31        $363,794.11         61.71                            0.250         0.017         0.108
9333048      360         1-Dec-31        $409,646.99         69.20                            0.250         0.017         0.000
9333667      360         1-Dec-31        $596,098.78         55.50                            0.250         0.017         0.108
9333881      360         1-Dec-31        $341,459.38         38.00                            0.250         0.017         0.108
9334125      360         1-Dec-31        $332,720.23         58.32                            0.250         0.017         0.108
9334788      360         1-Dec-31        $339,700.02         40.48                            0.250         0.017         0.000
9335811      360         1-Dec-31        $426,691.22         67.79                            0.250         0.017         0.108
9335878      360         1-Dec-31        $329,736.10         46.48                            0.250         0.017         0.358
9336708      360         1-Dec-31        $577,002.78         70.00                            0.250         0.017         0.000
9339003      360         1-Dec-31        $354,694.35         27.10                            0.250         0.017         0.000
9339345      360         1-Dec-31        $574,492.69         52.27                            0.250         0.017         0.000
9339664      360         1-Dec-31        $430,637.90         49.43                            0.250         0.017         0.108
9339861      360         1-Dec-31        $999,180.30         35.71                            0.250         0.017         0.233
9340482      360         1-Dec-31        $374,677.13         65.79                            0.250         0.017         0.000
9341090      360         1-Dec-31        $464,419.00         70.00                            0.250         0.017         0.233
9341702      360         1-Dec-31        $374,677.13         68.18                            0.250         0.017         0.000
9343376      360         1-Dec-31        $575,527.85         80.00                            0.250         0.017         0.233
9344254      360         1-Dec-31        $342,697.38         36.11                            0.250         0.017         0.000
9345354      360         1-Dec-31        $637,464.00         68.82                            0.250         0.017         0.108
9345393      360         1-Dec-31        $468,106.39         70.45                            0.250         0.017         0.108
9345436      360         1-Dec-31        $374,077.13         46.88                            0.250         0.017         0.000
9345480      360         1-Dec-31        $391,678.68         70.00                            0.250         0.017         0.233
9345740      360         1-Dec-31        $349,691.20         70.00                            0.250         0.017         0.000
9345786      360         1-Dec-31        $339,707.26         34.00                            0.250         0.017         0.000
9345873      360         1-Dec-31        $374,677.13         72.82                            0.250         0.017         0.000
9346111      360         1-Dec-31        $559,505.92         80.00                            0.250         0.017         0.000
9346474      360         1-Dec-31        $449,674.30         75.00                            0.250         0.017         0.858
9346555      360         1-Dec-31        $649,505.40         28.26                            0.250         0.017         0.608
9346623      360         1-Dec-31        $484,804.25         67.03                            0.250         0.017         0.000
9346787      360         1-Dec-31        $519,563.14         24.19                            0.250         0.017         0.108
9346836      360         1-Dec-31        $499,569.51         35.71                            0.250         0.017         0.000
9346858      360         1-Dec-31        $439,621.16         29.33                            0.250         0.017         0.000
9346960      360         1-Dec-31        $343,703.82         80.00                            0.250         0.017         0.000
9346990      360         1-Dec-31        $613,353.19         67.46                            0.250         0.017         0.000
9347021      360         1-Dec-31        $443,626.98         39.64                            0.250         0.017         0.108
9347490      360         1-Dec-31        $383,669.38         68.57                            0.250         0.017         0.000
9347518      360         1-Dec-31        $394,160.34         63.12                            0.250         0.017         0.000
9347584      360         1-Dec-31        $465,618.02         48.64                            0.250         0.017         0.233
9347667      360         1-Dec-31        $428,830.46         64.64                            0.250         0.017         0.000
9347818      360         1-Dec-31        $771,351.43         51.47                            0.250         0.017         0.108
9348060      360         1-Dec-31        $361,695.87         64.64                            0.250         0.017         0.108
9348491      360         1-Dec-31        $419,620.31         49.41                            0.250         0.017         0.000
9348813      360         1-Dec-31        $331,214.58         62.55                            0.250         0.017         0.000
9348881      360         1-Dec-31        $356,700.07         67.36                            0.250         0.017         0.108
9348896      360         1-Dec-31        $348,007.38         69.66                            0.250         0.017         0.108
9349229      360         1-Dec-31        $329,209.29         67.24                            0.250         0.017         0.000
9349731      360         1-Dec-31        $354,716.11         24.65                            0.250         0.017         0.358
9349793      360         1-Dec-31        $444,626.14         55.63                            0.250         0.017         0.108
9349915      360         1-Dec-31        $329,742.56         79.52                            0.250         0.017         0.483
9349966      360         1-Dec-31        $377,666.49         60.48                            0.250         0.017         0.000
9350068      360         1-Dec-31        $664,454.90         57.83                            0.250         0.017         0.233
9350664      360         1-Dec-31        $352,094.86         80.00                            0.250         0.017         0.000
9350779      360         1-Dec-31        $340,720.48         49.42                            0.250         0.017         0.233
9350801      360         1-Dec-31        $454,617.74         70.00                            0.250         0.017         0.108
9351083      360         1-Dec-31        $497,071.66         62.97                            0.250         0.017         0.000
9351406      360         1-Dec-31        $421,636.66         72.76                            0.250         0.017         0.000
9351425      360         1-Dec-31        $644,444.67         75.00                            0.250         0.017         0.000
9351826      360         1-Dec-31        $393,960.51         79.66                            0.250         0.017         0.000
9352103      360         1-Dec-31        $449,602.97         66.61                            0.250         0.017         0.000
9352231      360         1-Dec-31        $497,571.23         60.73                            0.250         0.017         0.000
9352256      360         1-Dec-31        $347,222.10         63.18                            0.250         0.017         0.358
9352336      360         1-Dec-31        $416,658.18         49.94                            0.250         0.017         0.233
9352875      360         1-Dec-31        $507,551.80         61.13                            0.250         0.017         0.000
9352877      360         1-Dec-31        $376,698.52         65.57                            0.250         0.017         0.358
9353102      360         1-Dec-31        $579,488.27         59.49                            0.250         0.017         0.000
9353236      360         1-Dec-31        $769,752.77         73.37                            0.250         0.017         0.108
9353319      360         1-Dec-31        $372,179.28         63.68                            0.250         0.017         0.000
9353326      360         1-Dec-31        $349,705.96         46.67                            0.250         0.017         0.108
9354488      360         1-Dec-31        $456,925.15         45.96                            0.250         0.017         0.233
9355603      360         1-Dec-31        $636,951.12         36.43                            0.250         0.017         0.000
9356245      360         1-Dec-31        $353,695.21         63.21                            0.250         0.017         0.000
9358650      360         1-Dec-31        $543,043.39         39.53                            0.250         0.017         0.108
9358904      360         1-Jan-32        $580,000.00         69.88                            0.250         0.017         0.233
9359032      360         1-Dec-31        $639,435.34         69.19                            0.250         0.017         0.000
9359795      360         1-Dec-31        $499,569.51         21.79                            0.250         0.017         0.000
9359856      360         1-Dec-31        $999,200.31         45.45                            0.250         0.017         0.358
9360029      360         1-Dec-31        $514,450.52         34.33                            0.250         0.017         0.108
9360238      360         1-Dec-31        $895,746.40         69.00                            0.250         0.017         0.108
9360510      360         1-Dec-31        $449,612.55         36.00                            0.250         0.017         0.000
9360528      360         1-Dec-31        $305,742.92         69.99                            0.250         0.017         0.108
9361184      360         1-Dec-31        $299,724.48         55.23                            0.250         0.017         0.108
9361192      360         1-Dec-31        $469,545.33         72.31                            0.250         0.017         0.000
9361195      360         1-Dec-31        $379,710.85         56.30                            0.250         0.017         0.608
9361263      360         1-Dec-31        $399,663.95         45.98                            0.250         0.017         0.108
9361490      360         1-Dec-31        $386,666.80         54.51                            0.250         0.017         0.000
9362665      360         1-Dec-31        $354,394.61         59.61                            0.250         0.017         0.000
9362790      360         1-Dec-31        $412,144.84         75.00                            0.250         0.017         0.000
9363500      360         1-Dec-31        $334,718.55         68.37                            0.250         0.017         0.108
9363901      360         1-Dec-31        $435,605.85         68.55                            0.250         0.017         0.000
9363978      360         1-Dec-31        $479,596.74         80.00                            0.250         0.017         0.108
9364036      360         1-Dec-31        $515,566.49         68.80                            0.250         0.017         0.108
9364067      360         1-Dec-31        $503,686.79         60.37                            0.250         0.017         0.233
9439054      360         1-Dec-31        $386,183.18         56.84                            0.250         0.017         0.233
9439451      360         1-Dec-31        $362,687.46         63.68                            0.250         0.017         0.000
9439482      360         1-Dec-31        $649,453.92         66.33                            0.250         0.017         0.108
9439849      360         1-Dec-31        $603,492.57         80.00                            0.250         0.017         0.108
9443283      360         1-Dec-31        $447,641.74         80.00                            0.250         0.017         0.358
9443410      360         1-Dec-31        $590,990.73         69.59                            0.250         0.017         0.000
9444109      360         1-Dec-31        $734,382.51         73.50                            0.250         0.017         0.108
9444165      360         1-Dec-31        $349,698.65         52.24                            0.250         0.017         0.000
9445005      360         1-Dec-31        $391,562.58         48.99                            0.250         0.017         0.000
9445021      360         1-Dec-31        $371,687.47         80.00                            0.250         0.017         0.108
9445483      360         1-Dec-31        $401,653.89         61.85                            0.250         0.017         0.000
9445725      360         1-Dec-31        $384,676.55         70.00                            0.250         0.017         0.108
9450270      360         1-Dec-31        $374,684.96         68.18                            0.250         0.017         0.108
9867917      360         1-Dec-31        $399,138.39         54.42                            0.250         0.017         0.000
9873164      360         1-Dec-31        $649,453.92         66.67                            0.250         0.017         0.108
9878209      360         1-Dec-31        $384,668.53         33.48                            0.250         0.017         0.000

                                      $99,605,370.73

COUNT:                  214
WAC:            6.852624071
WAM:            359.0411814
WALTV:          58.31921693

                                  EXHIBIT F-2A

             [Schedule of Other Servicer Mortgage Loans in Group I]

WFMBS
WFMBS   2002-02 EXHIBIT F-2A GROUP I LOANS
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)             (ii)                                                (iii)          (iv)            (v)               (vi)
-----           ---------------------------   -----       -----     --------       --------        --------          ---------
                                                                                                   NET
MORTGAGE                                                                           MORTGAGE        MORTGAGE          CURRENT
LOAN                                                      ZIP       PROPERTY       INTEREST        INTEREST          MONTHLY
NUMBER          CITY                          STATE       CODE      TYPE           RATE            RATE              PAYMENT
--------        ---------------------------   -----       -----     --------       --------        --------          ---------
4422971         FLUSHING                       NY         11379       SFD           8.000           6.500            $2,127.92
4425754         HOUSTON                        TX         77079       SFD           7.000           6.483            $2,148.93
4425840         SAN MARINO                     CA         91108       SFD           7.000           6.483            $4,198.06
4427528         SHREVPORT                      LA         71106       SFD           6.875           6.500            $1,970.79
6036079         WESTFIELD                      IN         46074       SFD           7.375           6.500            $2,590.04
9891189         REDMOND                        WA         98052       SFD           6.875           6.358            $2,089.04
9892066         UNIVERSITY PARK                TX         75225       SFD           6.750           6.358            $3,694.41
9892070         HOUSTON                        TX         77005       SFD           6.625           6.358            $2,431.26

WFMBS
WFMBS   2002-02 EXHIBIT F-2A GROUP I LOANS
30 YEAR FIXED RATE NON-RELOCATION LOANS (TABLE CONTINUED)

(i)        (vii)         (viii)          (ix)                (x)     (xi)      (xii)         (xiii)      (xv)           (xvi)
-----      --------      ---------       --------------      -----   -------   ----------    --------    -----------    ----------
                                         CUT-OFF
MORTGAGE   ORIGINAL      SCHEDULED       DATE                                  MORTGAGE                  MASTER         FIXED
LOAN       TERM TO       MATURITY        PRINCIPAL                             INSURANCE     SERVICE     SERVICE        RETAINED
NUMBER     MATURITY      DATE            BALANCE             LTV     SUBSIDY   CODE          FEE         FEE            YIELD
--------   --------      ---------       --------------      -----   -------   ----------    --------    -----------    ----------
4422971    360           1-Oct-31         $289,412.34        78.38                            0.250       0.017          1.233
4425754    360           1-Sep-31         $321,931.65        85.00              06            0.500       0.017          0.000
4425840    360           1-Sep-31         $628,912.92        72.95                            0.500       0.017          0.000
4427528    360           1-Nov-31         $299,494.48        85.71              01            0.250       0.017          0.108
6036079    360           1-Aug-31         $373,555.59        71.43                            0.250       0.017          0.608
9891189    360           1-Dec-31         $317,732.84        73.10                            0.500       0.017          0.000
9892066    360           1-Nov-31         $568,616.42        80.00                            0.375       0.017          0.000
9892070    360           1-Nov-31         $379,028.15        79.94                            0.250       0.017          0.000

                                        $3,178,684.39

COUNT:                                                    8
WAC:                                            7.021409049
WAM:                                            357.0580897
WALTV:                                          77.79802548

WFMBS
WFMBS 2002-02 Exhibit F-2A GROUP I LOANS (Continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)              (xvii)                           (xviii)
--------         ---------------------------      ---------------------------

MORTGAGE                                          NMI
LOAN                                              LOAN
NUMBER           SERVICER                         SELLER
--------         ---------------------------      ---------------------------
4422971          HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
4425754          FIRST NATIONWIDE MORTGAG         FIRST NATIONWIDE MORTGAG
4425840          FIRST NATIONWIDE MORTGAG         FIRST NATIONWIDE MORTGAG
4427528          HIBERNIA NATIONAL BANK           HIBERNIA NATIONAL BANK
6036079          HUNTINGTON MORTGAGE COMPANY      HUNTINGTON MORTGAGE COMPANY
9891189          FIRST NATIONWIDE MORTGAG         FIRST NATIONWIDE MORTGAG
9892066          FIRST NATIONWIDE MORTGAG         FIRST NATIONWIDE MORTGAG
9892070          FIRST NATIONWIDE MORTGAG         FIRST NATIONWIDE MORTGAG

COUNT:                      8
WAC:              7.021409049
WAM:              357.0580897
WALTV:            77.79802548

                                  EXHIBIT F-2B

             [Schedule of Other Servicer Mortgage Loans in Group II]

WFMBS
WFMBS 2002-02 EXHIBIT F-2B GROUP II LOANS
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)             (ii)                                                (iii)          (iv)            (v)               (vi)
-----           ---------------------------   -----       -----     --------       --------        --------          ---------
                                                                                                   NET
MORTGAGE                                                                           MORTGAGE        MORTGAGE          CURRENT
LOAN                                                      ZIP       PROPERTY       INTEREST        INTEREST          MONTHLY
NUMBER          CITY                          STATE       CODE      TYPE           RATE            RATE              PAYMENT
--------        ---------------------------   -----       -----     --------       --------        --------          ---------
9891111         OAKLAND                        CA         94618       SFD           6.875           6.358            $2,627.72

WFMBS
WFMBS 2002-02 EXHIBIT F-2B GROUP II LOANS
30 YEAR FIXED RATE NON-RELOCATION LOANS (TABLE CONTINUED)

(i)        (vii)         (viii)          (ix)                (x)     (xi)      (xii)         (xiii)      (xv)           (xvi)
-----      --------      ---------       --------------      -----   -------   ----------    --------    -----------    -----------
                                         CUT-OFF
MORTGAGE   ORIGINAL      SCHEDULED       DATE                                  MORTGAGE                  MASTER         FIXED
LOAN       TERM TO       MATURITY        PRINCIPAL                             INSURANCE     SERVICE     SERVICE        RETAINED
NUMBER     MATURITY      DATE            BALANCE             LTV     SUBSIDY   CODE          FEE         FEE            YIELD
--------   --------      ---------       --------------      -----   -------   ----------    --------    -----------    -----------
9291111      360         1-Dec-31         $399,663.95        55.10                            0.500         0.017         0.000

                                          $399,663.95
COUNT:             1
WAC:           6.875
WAM:             359
WALTV:          55.1

WFMBS
WFMBS 2002-02 Exhibit F-2B GROUP II LOANS (Continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)             (xvii)                           (xviii)
-----           ------------------------         ------------------------

MORTGAGE                                         NMI
LOAN                                             LOAN
NUMBER          SERVICER                         SELLER
--------        ------------------------         ------------------------
9891111         FIRST NATIONWIDE MORTGAG         FIRST NATIONWIDE MORTGAG

COUNT:              1
WAC:            6.875
WAM:              359
WALTV:           55.1

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

      Name of Mortgagor:
                                          --------------------------------------

      Servicer
      Loan No.:
                                          --------------------------------------

Custodian/Trustee

      Name:
                                          --------------------------------------

      Address:
                                          --------------------------------------

                                          --------------------------------------

      Custodian/Trustee
      Mortgage File No.:
                                          --------------------------------------

Seller

      Name:
                                          --------------------------------------

      Address:
                                          --------------------------------------

                                          ------------------------------------

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 2002-2

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2002-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 25, 2002 (the "Pooling and Servicing Agreement") among the Trustee, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

() Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

()    Mortgage recorded on _____________________ as instrument no.
      ______________ in the County Recorder's Office of the County of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image_____________.

()    Deed of Trust recorded on ____________________ as instrument no.
      _________________ in the County Recorder's Office of the County of
      ___________________, State of _________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

()    Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

() Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ()
            ---------------------------------------------

      ()
            ---------------------------------------------

      ()
            ---------------------------------------------

      ()
            ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That the Purchaser's Taxpayer Identification Number is [    ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-2, Class [I-A-R][I-A-LR] Certificate (the "Class [I-A-R][I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R][I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R][I-A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [I-A-R][I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R][I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R][I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R][I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of ___________, 20__.

                                      [Name of Purchaser]



                                      By:
                                         ------------------------------------
                                         [Name of Officer]
                                         [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of___________, 20__.



Notary Public

COUNTY OF
         -----------------------

STATE OF
        ----------------------

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

          [Letter from Transferor of Class [I-A-R][I-A-LR] Certificate]


                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

      Re:   Wells Fargo Asset Securities Corporation,
            Series 2002-2, Class [I-A-R][I-A-LR]
            ------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]


                                                ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-2
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-2, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 25, 2002 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer")and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-2.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:
                                          --------------------------------------


                                       Its:
                                           -------------------------------------

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                    HomeSide Lending Inc. Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-2, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of January 25, 2002 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms
                         -------------

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference
                         -------------------------------------

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01 Reports and Notices
                         -------------------

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings
                         -----------------------------------------------------

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
                         Proceedings
                         --------------------------------------------

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination
                         -----------

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund
                         ---------------

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-2." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments
                         -------------------------------------

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03 Grant of Security Interest
                         --------------------------

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls
                         ---------------------

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment
                         ---------

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts
                         ------------
            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law
                         -------------
            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices
                         -------

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,
                  -------------------------------
                  -------------------------------
                  -------------------------------
                  Attention:
                            ---------------------

            Section 4.05 Severability of Provisions
                         --------------------------

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 Successors and Assigns
                         ----------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 Article and Section Headings
                         ----------------------------

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 Confidentiality
                         ---------------

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 Indemnification
                         ---------------

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Wells Fargo Bank Minnesota, National
                                          Association

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                          -----------------------------



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
                Mortgage Pass-Through Certificates, Series 2002-2
                 Applicable Unscheduled Principal Receipt Period

                                        Full Unscheduled     Partial Unscheduled
Servicer                               Principal Receipts     Principal Receipts

WFHM (Exhibits F-1A and F-1B)              Prior Month           Prior Month
WFHM (Exhibits F-2A and F-2B)               Mid-Month             Mid-Month
First Nationwide Mortgage Corporation       Mid-Month            Prior Month
The Huntington Mortgage Company             Mid-Month            Prior Month
Hibernia National Bank                      Mid-Month            Prior Month
HomeSide Lending, Inc.                      Mid-Month            Prior Month